The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 26, 2018
PROSPECTUS

$800,568,000

World Omni Automobile Lease Securitization Trust 2018-A
Issuing Entity

(CIK: 0001730127)

$97,000,000 Class A-1 Asset Backed Notes, Series 2018-A

$292,000,000 Class A-2 Asset Backed Notes, Series 2018-A

$291,000,000 Class A-3 Asset Backed Notes, Series 2018-A

$80,774,000 Class A-4 Asset Backed Notes, Series 2018-A

$39,794,000 Class B Asset Backed Notes, Series 2018-A

World Omni Auto Leasing LLC

Depositor

(CIK: 0001439697)

World Omni Financial Corp.

Servicer and Sponsor

(CIK: 0001004150)

The issuing entity is offering the following classes of World Omni Automobile Lease Securitization Trust 2018-A Notes by this prospectus:

You should carefully consider the risk factors beginning on page 10 in this prospectus.

The notes are obligations of the issuing entity, World Omni Automobile Lease Securitization Trust 2018-A, and are backed indirectly by automobile or light-duty truck leases and the related leased vehicles. The notes are not obligations of Auto Lease Finance LLC, World Omni LT, World Omni Financial Corp., World Omni Auto Leasing LLC, any of their affiliates or any governmental agency.
2018-A Asset Backed Notes(1)	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
Principal Amount	$97,000,000	$292,000,000	$291,000,000	$80,774,000	$39,794,000
Interest Rate	●%	●%	●%	●%	●%
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	April 16, 2018	April 16, 2018	April 16, 2018	April 16, 2018	April 16, 2018
Final Scheduled Payment Date	March 15, 2019	November 16, 2020	July 15, 2021	May 15, 2023	May 15, 2023
Price to Public	●%	●%	●%	●%	●%
Underwriting Discount	●%	●%	●%	●%	●%
Proceeds to Depositor	$●	$●	$●	$●	$●

(1)	All or a portion of one or more classes of the notes may initially be retained by the depositor or one or more affiliates thereof.

Before deducting expenses of $● payable by the depositor, proceeds to the depositor are estimated to be $●.

Payments on the Notes

The notes are payable solely from the assets of the issuing entity which consist primarily of an exchange note backed by a pool of new automobile and light-duty truck leases and the related leased vehicles.

Credit Enhancement

•	A reserve account with an initial balance of at least $4,681,688.84.

•	Overcollateralization in an initial amount of $135,769,768.26, representing the excess of the Securitization Value of the leases and leased vehicles as of the actual cutoff date over the aggregate principal amount of notes issued by the issuing entity, to be built up to a target amount on each payment date.

•	Excess interest on the leases to the extent described in this prospectus.

•	The Class B Notes are subordinated to the Class A Notes.

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for any notes prior to their offering. We cannot assure you that a secondary market will develop for the notes or, if it does develop, that it will continue.

Delivery of the notes (except any notes that are retained by the depositor or one or more affiliates thereof), in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about March 14, 2018.

Joint Bookrunners of the Class A Notes and the Class B Notes

BofA Merrill Lynch	MUFG	Wells Fargo Securities

Co-Manager of the Class A Notes

BB&T Capital Markets	Comerica Securities	Mizuho Securities	Regions Securities LLC	SunTrust Robinson Humphrey

The date of this prospectus is March ●, 2018.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset Backed Notes	$800,568,000	100%	$800,568,000	$99,670.72
Exchange Note(3)	(4)	(4)	(4)	(4)

(1) Estimated solely for purposes of calculating registration fee.

(2) Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee related to asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by World Omni LT will be secured by specified assets of World Omni LT, including certain leases and the automobiles and light duty trucks relating to those leases. The exchange note will be transferred to World Omni Auto Leasing LLC and sold by World Omni Auto Leasing LLC to the issuing entity. The exchange note is not being offered to investors under this prospectus or the registration statement.

(4) Not applicable.

Important Notice about Information Presented in this
Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the securities in any jurisdiction where the offer is not permitted.

This prospectus begins with several introductory sections describing the Notes and the issuing entity in abbreviated form, including:

•	Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the leases and leased vehicles; and

•	Risk Factors, which describes risks that apply to the notes.

This prospectus includes cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this prospectus.

To understand the structure of, and risks related to, these notes, you must carefully read this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Leasing LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Leasing LLC.

i

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM, THIS PROSPECTUS IS BEING DISTRIBUTED ONLY TO AND IS DIRECTED ONLY AT PERSONS WHO (I) FALL WITHIN ARTICLE 19(5) (“INVESTMENT PROFESSIONALS”) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THAT ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED WITHOUT THE NEED FOR SUCH DOCUMENT TO BE APPROVED, MADE OR DIRECTED BY AN “AUTHORISED PERSON” (AS DEFINED BY SECTION 31(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND ANY PERSON IN THE UNITED KINGDOM THAT IS NOT A RELEVANT PERSON SHALL NOT BE ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

 The NOTES are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU) (the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the NOTES or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the NOTES or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	ii
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA	iii
TRANSACTION STRUCTURE AND PARTIES	vii
SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE FUNDS RECEIVED ON THE EXCHANGE NOTE	viii
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	2
Servicing and Administration	5
Issuing Entity Property	6
Lease Information	6
Credit Enhancement	7
Tax Status	7
ERISA Considerations	8
Certain Investment Company Act Considerations	8
Ratings of the Notes	8
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	8
Certificates	8
RISK FACTORS	10
You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments On Your Notes.	10
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses.	10
A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You.	10
Consolidation or Disregard of Sale Following A Bankruptcy of World Omni.	11
Other Adverse Consequences of a World Omni Bankruptcy.	11
Adverse Consequences of A Bankruptcy or Insolvency of the Titling Trust.	11
You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests of Other Persons In the Leases and the Leased Vehicles Could Be Superior To the Collateral Agent’s Interest.	12
If the Servicer Does Not Maintain Control of the Leases Evidenced By Electronic Contracts, the Titling Trust May Not Have A Perfected Security Interest In Those Leases.	13
If ERISA Liens Are Placed On the Titling Trust Assets, You Could Suffer a Loss.	14
Vicarious Tort Liability May Result In a Loss.	14
Class B Notes are Subject to Greater Risk Because of Their Subordination.	16
Holders of the Class B Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur.	16
Payment Priorities May Increase Risk of Loss or Delay in Payment to Certain Notes.	17
The Failure to Pay Interest on the Class B Notes is Not an Event of Default While the Class A Notes Remain Outstanding.	17
The Notes Are Not Suitable Investments for All Investors.	17
The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	17
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions.	18
The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn.	19
Existing Legislation and Future Regulatory Reforms Could Have An Adverse Effect On World Omni’s Business and Operating Results.	20
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni, the Titling Trust, the Initial Beneficiary, the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes.	20
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on Your Notes or any Adverse Changes to a Hired Rating Agency, May Affect the Prices for the Notes Upon Resale.	23
The Timing of Principal Payments Is Uncertain and You May Suffer Losses or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	24
The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	25
Used Car Market Factors May Increase the Risk of Loss on Your Investment.	25
Increased Turn-in Rates May Increase Losses.	25
You May Experience Reduced Returns and Delays on Your Notes Resulting From a Vehicle Recall.	25
The Return On Your Notes Could Be Reduced By Shortfalls Due To Military Action.	26

Leases That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result In Losses On Your Investment.	27
Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes.	27
Because the Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly.	28
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes or Class B Notes and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power.	28
THE SERVICER, SPONSOR AND ADMINISTRATOR	29
General	29
Securitization Experience	30
Repurchases of Leases in Prior Securitized Lease Pools	30
Origination, Underwriting and Purchasing	30
Underwriting Standards	32
Servicing	33
Like Kind Exchange Program	37
THE TITLING TRUST	38
Formation of the Titling Trust	38
Titling Trustee, Delaware Trustee and Titling Trustee Agent	39
Titling of Leased Vehicles	39
Servicing of Leases and Leased Vehicles	39
Limited Powers of Titling Trust	40
Allocation of Liabilities of the Titling Trust	41
THE INITIAL BENEFICIARY	42
THE DEPOSITOR	43
THE ISSUING ENTITY	44
Capitalization of the Issuing Entity	44
The Trust Property	45
THE TRUSTEES OF THE ISSUING ENTITY	46
The Owner Trustee	46
The Indenture Trustee, Note Registrar and Paying Agent	46
ASSET REPRESENTATIONS REVIEWER	47
THE EXCHANGE NOTE	49
General	49
Transfers of the Exchange Note	50
THE LEASES	52
Characteristics of the Leases	52
Calculation of the Securitization Value	54
Characteristics of the Units	54
Asset-Level Data	59
Pool Underwriting	59
Review of Leases in Reference Pool	59
Representations and Warranties Relating to the Units	60
Asset Representations Review	63
Dispute Resolution for Reallocation Requests	66
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	68
STATIC POOL INFORMATION	71
PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES	72
NOTE FACTORS AND OTHER INFORMATION	80
USE OF PROCEEDS	81
DESCRIPTION OF THE NOTES	82
Payments of Interest	82
Payments of Principal	83
Redemption Upon Optional Purchase	85
REGISTRATION OF THE NOTES	86
Book-Entry Registration	86
Definitive Notes	88
DESCRIPTION OF THE TRANSACTION DOCUMENTS	89
Reallocation Obligations	89
Accounts	89
The Servicing Agreement and the Servicing Supplement	90
Custody of Lease Documents and Certificates of Title	91
Sale and Disposition of Leased Vehicles	91
Insurance on Leased Vehicles	91
Security Deposits	92
Servicing Compensation	92
Servicing of Defaulted Leases	93
Evidence as to Compliance	93
Noteholder Communication	93
Servicer Resignation, Servicer Liability and Servicer Indemnification	94
Servicer Default	95
Rights upon Exchange Noteholder Servicer Default	95
Waiver of Past Defaults	95
Termination	95
Distributions on the Exchange Note	96
Distributions on the Securities	97
Reserve Account	102
Overcollateralization	102
Indenture	102
Trust Agreement	108
Trustee Indemnification and Trustee Resignation and Removal	109
Amendments	110
Bankruptcy of the Issuing Entity	111
CREDIT RISK RETENTION	112
General	112
Retained Eligible Horizontal Residual Interest	112
CERTAIN PROVISIONS OF THE TITLING TRUST DOCUMENTS AND RELATED AGREEMENTS	115
Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes	115
Titling Trustee	116

v

Resignation and Removal of the Titling Trustee or Titling Trust Administrator	116
Indemnity of Titling Trustees	116
Issuing Entity as Third-Party Beneficiary	117
Termination	117
Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates	117
Information Requests	117
Securities Exchange Act Filing	117
Exchange Note Default	117
Application of Collections on the Reference Pools	118
AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES	119
FEES AND EXPENSES	120
ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE EXCHANGE NOTES	121
The Titling Trust	121
Qualification of VT Inc. as Fiduciary	121
Structural Considerations	121
Allocation of Titling Trust Liabilities	122
Insolvency Related Matters	122
Dodd-Frank Act Orderly Liquidation Authority Provisions	125
ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES	128
Security Interests	128
Safekeeping of Chattel Paper	128
ERISA Liens and Vicarious Tort Liability	129
Limitations on Collateral Agent’s and Indenture Trustee’s Lien	129
Vicarious Tort Liability	129
Repossession of Leased Vehicles	130
Deficiency Judgments	130
Consumer Protection Law	130
Other Limitations	133
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	134
Tax Consequences to Holders of the Notes	134
Classification of the Issuing Entity	139
Discount and Premium	140
Tax Shelter Disclosure and Investor List Requirements	140
STATE AND LOCAL TAX CONSEQUENCES	141
CERTAIN ERISA CONSIDERATIONS	142
UNDERWRITING	144
European Economic Area	147
FORWARD-LOOKING STATEMENTS	148
LEGAL PROCEEDINGS	149
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	150
LEGAL MATTERS	151
INDEX OF PRINCIPAL TERMS	152

APPENDIX A: STATIC POOL INFORMATION	A-1

TRANSACTION STRUCTURE AND PARTIES (1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

(1) All or a portion of one or more classes of the notes may initially be retained by the depositor or one or more affiliates thereof.

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE FUNDS RECEIVED ON THE EXCHANGE NOTE *

*	This chart provides only a simplified overview of the priority of monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or information regarding the flow of funds upon the occurrence of an event of default, please refer to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the offered notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Automobile Lease Securitization Trust 2018-A, also referred to herein as the “issuing entity.”

Depositor

The depositor is World Omni Auto Leasing LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of Auto Lease Finance LLC, a wholly-owned, special-purpose subsidiary of World Omni Financial Corp., a Florida corporation (“World Omni”).

The address and telephone number of the depositor is:

190 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Initial Beneficiary

The initial beneficiary is Auto Lease Finance LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni.

Servicer, Sponsor and Administrator

The servicer, sponsor and administrator is World Omni, which is a wholly-owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2019. World Omni has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name Southeast Toyota Finance since 1996.

Indenture Trustee, Note Registrar and Paying Agent

The indenture trustee, note registrar and paying agent is MUFG Union Bank, N.A., a national banking association.

Owner Trustee

The owner trustee is U.S. Bank Trust National Association, a national banking association.

Asset Representations Reviewer

The asset representations reviewer is Clayton Fixed Income Services LLC, a Delaware limited liability company.

Titling Trust and Issuer of the Exchange Note

The titling trust and issuer of the exchange note is World Omni LT, a Delaware statutory trust. Toyota dealerships within the Five-State Area have assigned and will assign closed-end lease contracts and the related leased vehicles to the titling trust. Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets of the closed-end collateral specified interest in the titling trust, which we call the “Reference Pool”, cash flow from which is directed to make payments on a note called the “Exchange Note.” The issuing entity will hold the exchange note.

Titling Trustee

The titling trustee is VT Inc., an Alabama corporation and a wholly-owned, special-purpose subsidiary of U.S. Bank National Association.

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Titling Trustee Agent and Administrative Agent

The titling trustee agent and administrative agent of the titling trust is U.S. Bank National Association, a national banking association.

Delaware Trustee

The Delaware trustee is U.S. Bank Trust National Association, a national banking association.

Closed-End Collateral Agent

The closed-end collateral agent is AL Holding Corp., a Delaware corporation.

Actual Cutoff Date

The close of business on February 1, 2018.

Closing Date

On or about March 14, 2018.

The lease information in this prospectus is based on the units related to the reference pool as of the actual cutoff date. See “—Lease Information” below.

The Notes

The issuing entity will issue the following notes:

Class A-1 ●% Asset-Backed Notes in the aggregate original principal amount of $97,000,000;

Class A-2 ●% Asset-Backed Notes in the aggregate original principal amount of $292,000,000;

Class A-3 ●% Asset-Backed Notes in the aggregate original principal amount of $291,000,000;

Class A-4 ●% Asset-Backed Notes in the aggregate original principal amount of $80,774,000; and

Class B ●% Asset-Backed Notes in the aggregate original principal amount of $39,794,000.

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are collectively referred to as the “Class A Notes” in this prospectus. The Class A Notes and the Class B Notes are collectively referred to as the “Notes” in this prospectus.

All or a portion of one or more classes of the notes may initially be retained by the depositor or one or more affiliates thereof on the closing date. On or after the closing date, the depositor or any such affiliate may sell any such retained notes or certificates.

The aggregate original principal amount of the Class A Notes will be $760,774,000 and the aggregate original principal amount of the Class B Notes will be $39,794,000. The notes (other than any notes that are retained by the depositor or one or more affiliates thereof) will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the notes will be made on the closing date.

Payment Dates

The issuing entity will make payments on the notes on the 15th day of each month, except that when the 15th day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to each such date as a “Payment Date.” The initial payment date will be April 16, 2018.

The final scheduled payment date for each class of notes is listed below. The issuing entity expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	March 15, 2019
Class A-2 Notes	November 16, 2020
Class A-3 Notes	July 15, 2021
Class A-4 Notes	May 15, 2023
Class B Notes	May 15, 2023

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class or sub-class of notes as of the close of business on the related record date, interest at the respective per annum interest rate applicable to each class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date. For notes issued in book-entry form, the record date for a particular payment date will be the business day immediately preceding that payment date.

2

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year.

This means that the interest due on the Class A-1 Notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days since the previous payment date (or, in the case of the initial payment date, 33, assuming a closing date of March 14, 2018) to but excluding the related payment date, divided by 360.

Interest for a related period on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 31, assuming a closing date of March 14, 2018) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus, the Class A Notes will be entitled to receive specified priority payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, unless such event of default has been waived or rescinded, no interest will be payable on the Class B Notes until all principal and interest on the Class A Notes have been paid in full.

We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4), (6) and (8) under “—Priority of Payments” below, the issuing entity will pay principal of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full; then

•	to the Class A-2 Notes until they are paid in full; then

•	to the Class A-3 Notes until they are paid in full; then

•	to the Class A-4 Notes until they are paid in full; and then

•	to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, unless such event of default has been waived or rescinded, the issuing entity will pay principal of the notes from funds allocated to the holders of the notes in the following order of priority:

•	to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; then

•	to the holders of the remaining Class A Notes, pro rata, based upon their respective unpaid principal amount until the Class A Notes are paid in full; and then

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each payment date out of available funds.

Redemption Upon Optional Purchase

The servicer will have the right at its option to exercise a “Clean-Up Call” and to purchase the

3

exchange note from the issuing entity on any payment date following the last day of any collection period on which the aggregate outstanding principal amount of the notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the notes on the closing date. If the servicer exercises this option to purchase the exchange note, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the exchange note shall not be less than the redemption price.

Priority of Payments

On each payment date, any funds available for distribution from the exchange note, funds on deposit in the trust collection account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, will be distributed in the following amounts and order of priority:

(1) to the administrator, the administration fee;

(2) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer not previously paid by the servicer, up to a maximum amount of $150,000 per year;

(3) interest on the Class A Notes, pro rata among each class of Class A Notes;

(4) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month, such amount being the “Noteholders’ First Priority Principal Distributable Amount”;

(5) interest on the Class B Notes;

(6) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less (c) any amounts allocated to pay principal of the notes under clause (4) above, such amount being the “Noteholders’ Second Priority Principal Distributable Amount”;

(7) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required reserve account balance;

(8) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate Securitization Value as of the last day of the prior calendar month less 16.00% of the aggregate initial Securitization Value as of the actual cutoff date less (c) any amounts allocated to pay principal of the notes under clauses (4) and (6) above, such amount being the “Noteholders’ Regular Principal Distributable Amount”;

(9) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations to the extent not paid in clause (2) above; and

(10) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (6) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to make the distributions required by those clauses in the priority specified above to the extent funds in the reserve account are available therefor.

For a description of the priority of payments in the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus. We also refer you to “Description of the Transaction Documents—Distributions on the Securities—Payments to Noteholders” in this prospectus.

Events of Default; Priority and Acceleration

The occurrence of any one of the following events will be an “Event of Default” under the indenture:

•	a default for five business days or more in the payment of interest on any note after the same becomes due; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default;

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•	a default in the payment of principal of a note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled payment date or the redemption date;

•	a default in the observance or performance of any covenant or agreement of the issuing entity, which default materially and adversely affects the interests of the noteholders, subject to notice and cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, which inaccuracy materially and adversely affects the interests of the noteholders, subject to notice and cure provisions; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary; provided that any delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an event of default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable. If the notes are so accelerated, the priority of payments will change.

For further detail, we refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” and “—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class and subclass of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Transaction Documents—Indenture—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities. See “Holders of the Class B Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

Servicing and Administration

World Omni will service the titling trust assets, including the leases and leased vehicles in the related reference pool (each lease and the related leased vehicle constitute a “Unit,” and collectively, the “Units”). In addition, World Omni will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each payment date, the servicer will be paid a fee for performing its servicing obligations in an amount equal to one–twelfth of 1.00% of the aggregate Securitization Value as of the first day of the related collection period, which fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the exchange note. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period being longer than one month.

On each payment date, the administrator will be paid a fee for performing its administration obligations in an amount equal to one-twelfth of 0.05% of the aggregate Securitization Value as of the first day of the related collection period, which fee will be payable from available amounts received by the issuing entity with respect to the exchange note, and will be paid to the administrator prior to the payment of principal of and interest on the notes. The administration fee payable to the administrator on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period being longer than one month.

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We refer you to “Fees and Expenses” in this prospectus.

Issuing Entity Property

The “Issuing Entity Property” will include the following:

•	exchange note secured by the units;

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

The Units

The leased vehicles allocated to the related reference pool are new Toyota and Scion branded automobiles and light-duty trucks titled in the name of the titling trust. The leases allocated to the related reference pool are closed-end leases that were originated by Toyota and Scion dealers in the Five-State Area and were acquired by the titling trust. The leases provide for equal monthly payments that amortize the adjusted capitalized cost to the contract residual value of the related leased vehicle established by World Omni at the time of origination of the lease.

Lease Information

The lease information in this prospectus is based on the units related to the reference pool as of the actual cutoff date. We refer to that reference pool of units as the “Actual Pool.”

For further information about the characteristics of the units in the actual pool as of the actual cutoff date, see “The Leases” in this prospectus.

As of the close of business on the actual cutoff date, the units in the actual pool described in this prospectus had:

•	an aggregate Securitization Value of $936,337,768.26, of which $569,808,768.82 (approximately 60.86%) represented the discounted Base Residual Values of the leased vehicles;

•	a weighted average original term to maturity (based on Securitization Value) of approximately 38.54 months; and
•	a weighted average remaining term to maturity (based on Securitization Value) of approximately 30.45 months.

All units in the actual pool satisfy the eligibility criteria specified in the transaction documents.

In connection with the offering of the notes, the depositor has performed a review of the leases in the actual pool that will be allocated by the titling trust on the closing date and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the leases in the related reference pool, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The Leases—Review of Leases in Reference Pool” in this prospectus.

World Omni does not consider any of the leases in the actual pool to constitute exceptions to World Omni’s written underwriting guidelines as described in “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus.

The Exchange Note

The titling trust will issue an exchange note on the date the notes are issued by the issuing entity. The exchange note will be secured by a reference pool within the closed-end collateral specified interest in the titling trust and related collateral. The titling trust will issue the exchange note to the initial beneficiary, which will then sell the exchange note to the depositor. The exchange note will be transferred by the depositor to the issuing entity at the time the issuing entity issues the notes. The exchange note will evidence a debt secured by the units included in the related reference pool. The issuing entity as holder of the exchange note will not have a beneficial interest in any assets of the titling trust. Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note.

For more information regarding the issuing entity’s property, you should refer to “The Exchange Note” and “The Leases” in this prospectus.

Any noncompliant unit will be removed from the reference pool in connection with the breach of certain representations and warranties concerning the characteristics of the units, as described under “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus.

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Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the notes. Credit enhancement increases the likelihood of receipt by the holders of the notes of their full amount of principal and interest and decreases the likelihood that these holders will experience losses. Credit enhancement may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the holders of the notes will bear their allocable share of deficiencies, as described in this prospectus. Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the excess interest, if any, then to the overcollateralization, if any, then to the principal amount of the Class B Notes and then to the principal amount of the Class A Notes.

The credit enhancement for the notes is in the form of subordination, overcollateralization, a reserve account and excess interest.

Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities” in this prospectus.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the notes (which we refer to as the “Overcollateralization Amount”). The overcollateralization is composed of (i) the excess of the aggregate Securitization Value over the balance of the exchange note and (ii) the excess of the balance of the exchange note over the principal amount of the notes. Overcollateralization means there will be additional leases and leased vehicles generating collections that will be available to cover losses on the reference pool. Initial overcollateralization is approximately 14.50% of the aggregate initial Securitization Value as of the actual cutoff date. In addition, the application of funds according to clause (3) under “Description of the Transaction Documents—Distributions on the Exchange Note—Application of Collections on the Reference Pool” and clause (8) under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization as of any payment date up to an amount equal to 16.00% of the aggregate initial Securitization Value as of the actual cutoff date.

Reserve Account

The issuing entity will establish a fully-funded reserve account (the “Reserve Account”) in the name of the indenture trustee. On the closing date, at least $4,681,688.84 will be deposited into the reserve account, which is approximately 0.50% of the initial aggregate Securitization Value as of the actual cutoff date. We refer to this amount as the “Required Reserve Account Balance.” In addition, the application of funds according to clause (7) under “—Priority of Payments” above is designed to maintain the amount on deposit in the reserve account, if necessary, up to the required reserve account balance.

Funds in the reserve account on each payment date (including investment income earned on those amounts) will be available to cover shortfalls in payments on the notes listed in clauses (1) through (6) under “—Priority of Payments” above.

For more information regarding the reserve account, you should refer to “Description of the Transaction Documents—Reserve Account” in this prospectus.

Excess Interest

The amount paid by the lessees in respect of the lease charges of the leases in the reference pool is expected to be greater than the amount of the related servicing fee, administrator fee, amounts payable to the asset representations reviewer and interest on the notes each month. Any such excess in lease charges from lessees will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special federal tax counsel, is of the opinion that for federal income tax purposes, the notes will be characterized as indebtedness to the extent the notes are treated as beneficially owned by a person other than the

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sponsor or its affiliates for such purposes, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a note (other than any notes that are retained by the depositor or one or more affiliates thereof), each holder of that note will be deemed to agree to treat the note as indebtedness for federal income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in this prospectus for additional information concerning the application of federal tax laws to the issuing entity and the notes and to “State and Local Tax Consequences” in this prospectus for additional information concerning the application of state tax laws to the issuing entity and the notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA Considerations

Subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus, the notes being offered in connection with this prospectus are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a note, each purchaser is deemed to represent either that it is not acquiring such note with the assets of any plan or that its purchase and holding of such note will not give rise to a non-exempt prohibited transaction, in addition to certain other representations and warranties.

We refer you to “Certain ERISA Considerations” in this prospectus.

Certain Investment Company Act Considerations

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the issuing entity is not required to be registered as an investment company, the issuing entity is relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. As of the closing date, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Ratings of the Notes

We expect that the notes will receive credit ratings from at least two nationally recognized rating agencies hired by the sponsor to rate the notes.

The rating agencies hired by the sponsor have discretion to monitor and adjust the ratings on the notes. The notes may receive an unsolicited rating from a rating agency not hired by the sponsor that is different from the ratings provided by the rating agencies hired by the sponsor to rate the notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the notes. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice to the noteholders. A rating is based on each rating agency’s independent evaluation of the related units and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on Your Notes or any Adverse Changes to a Hired Rating Agency, May Affect the Prices for the Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates (the “Certificates”) that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other

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required payments. The certificates are not being offered by this prospectus. The depositor will initially retain the certificates in satisfaction of the risk retention obligations of the sponsor. The depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the sponsor on or after the closing date. The certificates will not be transferred or hedged except as permitted under the risk retention regulations. See “Credit Risk Retention” in this prospectus for more information.

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RISK FACTORS

You should carefully consider the following risks for the notes before making an investment decision. In particular, distributions on your notes will depend on payments received on and other recoveries with respect to the leases in the reference pool. Therefore, you should carefully consider the risk factors relating to the leases and the leased vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You Must Rely For Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments On Your Notes.	Your notes represent obligations of the issuing entity. Your notes will not represent an interest in or obligation of World Omni Auto Leasing LLC, World Omni LT, Auto Lease Finance LLC, World Omni, the indenture trustee, the owner trustee or any other person. Distributions on any class of notes will depend solely on the amount and timing of payments on the exchange note held by the issuing entity, which payments depend almost exclusively on the amount and timing of payments and other collections in respect of the leases in the related reference pool of the titling trust and the credit enhancement for the notes specified in this prospectus. World Omni Auto Leasing LLC cannot assure you that these amounts, together with other payments and collections in respect of the related leases, will be sufficient to make full and timely distributions on the exchange note and any notes. The notes, the exchange note and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement.

You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni on its lease portfolio will be indicative of the performance of the leases included in the reference pool or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You.

We have structured the transaction described in this prospectus in an effort to minimize the risk that:

•  Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust and the issuing entity might be the subject of a bankruptcy or state insolvency proceeding;

•  the bankruptcy or insolvency of World Omni might result in the consolidation of the assets and liabilities of any of those entities with those of World Omni; and

•  the transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC might be recharacterized as a loan rather than a true sale, which could result in the exchange note being included in the estate of Auto Lease Finance LLC should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your notes or may suffer losses on your notes.

Following a bankruptcy or insolvency of World Omni or Auto Lease Finance LLC, a court could conclude that the exchange note is owned by World Omni or Auto Lease Finance LLC, respectively, instead of the issuing entity. A court could reach this conclusion either because the

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transfer of the exchange note from Auto Lease Finance LLC to World Omni Auto Leasing LLC was not a true sale or because the court concluded that assets and liabilities of World Omni, Auto Lease Finance LLC and World Omni Auto Leasing LLC, or of Auto Lease Finance LLC and World Omni Auto Leasing LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•  the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•  the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the vehicles or any cash collections of the leases at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following A Bankruptcy of World Omni.	Any amounts paid by World Omni as servicer into the exchange note collection account in lieu of relinquished vehicle proceeds with respect to the LKE program may be recoverable as preferential transfers if World Omni were to become the subject of a bankruptcy case or proceeding and World Omni had paid those amounts within one year of the commencement of the bankruptcy case. Other payments that are made by World Omni to Auto Lease Finance LLC, World Omni Auto Leasing LLC, the titling trust or the issuing entity may also be recoverable as preferential transfers if made within one year before a World Omni bankruptcy filing.

Other Adverse Consequences of a World Omni Bankruptcy.

The insolvency of World Omni also could result in its replacement as servicer, which could temporarily interrupt payments on the notes. A bankruptcy case or an insolvency case under federal or state law against World Omni also would be an event of default under the servicing agreement, which could result in the removal of World Omni as servicer. Either type of case could delay payment to you on the notes. If payments previously made by World Omni were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the notes.

Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A. could materially and adversely affect World Omni’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a servicer termination event and removal of World Omni as servicer.

Adverse Consequences of A Bankruptcy or Insolvency of the Titling Trust.	We have registered the titling trust under various states’ business trust laws. This means that the titling trust may be subject to bankruptcy or state insolvency laws. If, despite the built-in structural protections, the titling trust becomes bankrupt or insolvent, then claims against its assets would be subordinate to the perfected security interest in those assets held by the closed-end collateral agent.

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For further discussion of how a bankruptcy proceeding of the titling trust, Auto Lease Finance LLC, the servicer, World Omni Auto Leasing LLC or other related entities may affect the issuing entity and the notes, we refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Insolvency Related Matters” and “—Dodd-Frank Act Orderly Liquidation Authority Provisions.”

You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests of Other Persons In the Leases and the Leased Vehicles Could Be Superior To the Collateral Agent’s Interest.	Payments on the notes are ultimately dependent on the payments made under leases and net proceeds from the sale of the related leased vehicles allocated to the actual pool of the titling trust associated with the exchange note held by the issuing entity. Neither the issuing entity nor World Omni Auto Leasing LLC has a direct ownership interest in any lease or a direct ownership interest or perfected security interest in any leased vehicle. Because the interest of the indenture trustee—as pledgee of the issuing entity—is in the exchange note and not directly in the leases or in the leased vehicles, the indenture trustee has no direct rights relating to either the leases or the leased vehicles. If an event of default occurs under the indenture, the indenture trustee would be limited to exercising its rights relating to the exchange note, including selling it, and its rights under the other available credit enhancement. To the extent that the exercise of the indenture trustee’s rights under the exchange note and the other available credit enhancement produces insufficient funds to make all required payments for the notes, you may experience delays in payments or suffer a loss of all or part of your investment. We refer you to “The Issuing Entity—The Trust Property” and “Description of the Transaction Documents—Indenture.”

Even though the closed-end collateral agent for the holders of exchange notes and certain other secured parties with respect to the closed-end collateral specified interest have a prior perfected security interest in the units, events or circumstances could jeopardize the interest, such as:

•  fraud or forgery by the vehicle lessee;

•  negligence or fraud by the servicer;

•  mistakes by governmental agencies;

•  liens for repairs or unpaid taxes;

•  the exercise of legal rights of governmental agencies under various criminal statutes;

•  the application of consumer protection laws;

•  rights and defenses of lessees made under the vehicle leases; and

•  bankruptcy of the lessee.

See “Additional Legal Aspects of the Leases and the Leased Vehicles—Limitations on Collateral Agent’s and Indenture Trustee’s Lien” in this prospectus for other events that could jeopardize that interest.

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If the Servicer Does Not Maintain Control of the Leases Evidenced By Electronic Contracts, the Titling Trust May Not Have A Perfected Security Interest In Those Leases.	As described in “The Servicer, Sponsor And Administrator—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni, on behalf of the titling trust, may originate leases electronically through a third-party custodian using the third-party custodian’s technology system. Such electronic contracts are stored in an electronic vaulting system maintained by such third-party on behalf of World Omni, on behalf of the titling trust and the closed-end collateral agent. The electronic vaulting system recognizes World Omni, on behalf of the titling trust and the closed-end collateral agent, as the party having control of the leases originated electronically by World Omni, on behalf of the titling trust, and World Omni, as servicer, will maintain control of those leases on behalf of the titling trust and its assigns. The electronic vaulting system is designed to enable World Omni to perfect the titling trust and the closed-end collateral agent’s security interest in the leases evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper. For a description of these requirements, see “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests” and “Description of the Transaction Documents— Custody of Lease Documents and Certificates of Title” in this prospectus.

World Omni will represent that World Omni, as servicer on behalf of the titling trust and the closed-end collateral agent, has “control” (within the meaning of the applicable UCC) of each lease that is evidenced by electronic contracts. However, it is possible that another person could acquire an interest in an electronic contract that is superior to the titling trust’s interest (and accordingly the closed-end collateral agent’s interest). This could occur if World Omni, on behalf of the titling trust and the closed-end collateral agent, ceases to have “control” over an electronic contract that is maintained on behalf of World Omni by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates the titling trust’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract. World Omni, on behalf of the titling trust and the closed-end collateral agent, also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the electronic vaulting system, a person other than the titling trust or the closed-end collateral agent were able to modify or duplicate the authoritative copy of the contract.

Although the closed-end collateral agent perfects its security interest in the electronic contracts by filing financing statements, if the interests in the leases that the titling trust acquired from the originating dealer were not perfected by control, the priority of the closed-end collateral agent’s security interest in the leases could be affected. The closed-end collateral agent’s interest in the leases could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the leases or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

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There can be no assurances that any third party software employed by World Omni will perform as represented to World Omni in maintaining the systems and controls required to provide assurance that World Omni maintains control over, on behalf of the titling trust and the closed-end collateral agent, an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the leases evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments are evidenced in tangible form, World Omni, as servicer, will agree to maintain the perfected security interest in the leases (consisting of the electronic contract and tangible amendment), on behalf of the titling trust and the closed-end collateral agent, by possession of the tangible amendment and control of the electronic contract.

If ERISA Liens Are Placed On the Titling Trust Assets, You Could Suffer a Loss.	Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the units owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes World Omni and its affiliates. However, because the closed-end collateral agent in connection with the exchange note has a prior perfected security interest in the units, these liens would not have priority over the interest of the closed-end collateral agent in the assets securing the exchange note. As of the closing date, neither World Omni nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans.

Moreover, World Omni Auto Leasing LLC believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the units will not become subject to an ERISA liability.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—ERISA Liens and Vicarious Tort Liability” in this prospectus.

Vicarious Tort Liability May Result In a Loss.	Some states permit a party that incurs an injury involving a leased vehicle to recover damages from the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

The Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109–59, provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act applies to any action commenced on or after August 10, 2005. The

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Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased.

Most state and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, had reached a contrary conclusion in a case involving Nissan-Infiniti LT, a titling trust affiliated with another auto finance company. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision. While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

In addition to the protection afforded by the Transportation Act, the closed-end collateral agent has a perfected security interest in and to the leases and related leased vehicles allocated to the closed-end collateral specified interest pursuant to the pledge and security agreement. The collateral agent’s security interest would have priority over the lien of a judgment creditor with respect to a vicarious tort liability claim. We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

World Omni maintains, on behalf of the titling trust, contingent liability insurance coverage against third party claims that provides coverage with no annual or aggregate cap on the number of claims thereunder, providing primary coverage of $5 million combined single limit coverage per occurrence. If World Omni ceases to maintain this insurance coverage or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the vehicles and leases allocated to the reference pool for your notes and you could incur a loss on your investment.

If vicarious liability imposed on the titling trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against either the titling trust or World Omni involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

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Class B Notes are Subject to Greater Risk Because of Their Subordination.	The Class B Notes bear greater risks than the Class A Notes because payments of interest on and principal of the Class B Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Transaction Documents—Distributions on the Securities–Allocations and Distributions on the Securities” in this prospectus, to payments of interest on and principal of the Class A Notes.

Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees and administration fees due, payments to the asset representations reviewer, if any, interest payments on the Class A Notes, and principal payments to the Class A Notes to the extent the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding the related payment date exceeds the aggregate Securitization Value as of the last day of the prior calendar month. In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment of any interest on or principal of the notes, unless such event of default has been waived or rescinded, no interest will be paid to the Class B Notes until all principal of and interest on the Class A Notes have been paid in full.

Principal payments on the Class B Notes will be subordinated in priority to the Class A Notes, as described in “Description of the Notes—Payments of Principal” in this prospectus. No principal will be paid on the Class B Notes until all principal of the Class A Notes has been paid in full. In addition, principal payments on the Class B Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See “Description of the Notes—Payments of Principal” in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes.

Holders of the Class B Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur.	The Class A Notes will be the “controlling securities” under the indenture while any Class A Notes are outstanding. Only after the Class A Notes have been paid in full will the Class B Notes be the controlling securities.

The rights of the controlling securities will include the following:

•  following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity;

•  to remove the indenture trustee and appoint a successor; and

•  to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the controlling securities may act solely in their own interests. Therefore, holders of Class B Notes that are subordinated to the controlling securities will not be able to participate in the determination of any proposed actions that are within the purview of the controlling securities, and the controlling

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securities could take actions that would adversely affect the holders of the Class B Notes.

Payment Priorities May Increase Risk of Loss or Delay in Payment to Certain Notes.	Because the principal of each class of notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will generally be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the units during the period after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, and (ii) Class B Notes will generally be outstanding longer than the Class A Notes, and, therefore, will be exposed to greater risk of losses on the units during periods after the Class A Notes have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, and then to the Class B Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the units and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

The Failure to Pay Interest on the Class B Notes is Not an Event of Default While the Class A Notes Remain Outstanding.	The indenture provides that, while the Class A Notes remain outstanding, failure to pay interest when due on the Class B Notes will not be an event of default under the indenture. Under these circumstances, the holders of the Class B Notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

The Notes Are Not Suitable Investments for All Investors.	Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The Geographic Concentration and Performance of the Lease Assets May Increase the Risk of Loss on Your Investment.	Lessees related to leases in the actual pool constituting approximately 61.73%, 16.68%, 9.96%, 5.11% and 4.89% of the aggregate Securitization Value as of the actual cutoff date are located in Florida, North Carolina, South Carolina, Alabama and Georgia, respectively, based on the billing addresses of the lessees.

Adverse economic conditions in a state where a large number of lessees are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the lease assets. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to

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increased delinquency and default rates by lessees, as well as decreased consumer demand for automobiles and declining market value of the leased vehicles, which could increase the amount of a loss if the leases included in the reference pool default. These negative conditions could also have an effect on the timing and amount of principal and interest payments on the notes and you may suffer a loss. As of the actual cutoff date, World Omni’s records indicate that the billing addresses of the lessees of the lease assets in the actual pool were concentrated in the Five-State Area. Adverse economic conditions as a result of a recession in the Five-State Area, including a decline in home values, savings and investment portfolios, may affect payments on the leases from lessees residing in those states. The occurrence of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, in those states may adversely affect lessees and leased vehicles located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the economy, consumer confidence, general market liquidity or on the lease assets in those states. Investors should consider the possible effects on delinquency, default and prepayment experience of the lease assets because any adverse impact as a result of a future recession, hurricane, tornado or human-caused event or any similar event may be borne by the noteholders. We refer you to “The Leases— Distribution of the Leases by Geographic Location as of the Actual Cutoff Date” in this prospectus.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or
Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions.	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you will need to find a willing buyer. The underwriters have advised World Omni and the depositor that they intend to act as market makers for the notes (other than any notes that are retained by the depositor or one or more affiliates thereof). However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes. Currently, no secondary market exists for the notes. The absence of a secondary market could inhibit your ability to sell your notes. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes.

For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the market value of your notes and your ability to locate a willing purchaser. Furthermore, the global financial markets may experience volatility due to disruptions in oil and other commodity markets and have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this volatility or uncertainty will not lead to disruption of the credit markets in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

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In addition, the issuance and offering of the notes does not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), which include risk retention and due diligence requirements in respect of credit institutions and investment firms subject to regulation in a member state of the European Economic Area, and certain affiliates of such institutions, which invest in or otherwise assume exposure to the credit risk of securitizations. Moreover, Section 5 of Chapter III of the Commission Delegated Regulation (EU) No 231/2013 supplementing the EU Alternative Investment Fund Managers Directive (“AIFMD”), which generally became effective on July 22, 2013, introduced risk retention and due diligence requirements in respect of alternative investment fund managers (i) which are required to become authorized under the AIFMD and (ii) which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds. Risk retention and due diligence requirements similar to those in CRR Articles 405 and 406 also apply to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II”), pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II (together with Articles 404-410 of the CRR and Section 5 of Chapter III of the regulation supplementing the AIFMD, the “EU Retention Rules”).  Lack of compliance with the EU Retention Rules may preclude certain investors regulated in the European Union or the European Economic Area and certain of their affiliates from purchasing the notes and may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of such investors or of other regulatory sanctions. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Investors regulated in the European Union are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment.

The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn.	A deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the leases. Economic conditions could deteriorate in connection with an economic recession, rising oil prices, housing price declines, terrorist events, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the lessees of their payment obligations under the leases. As a result, you may receive principal payments of your notes earlier than anticipated.

In addition, a general economic downturn may adversely affect the performance of the leases. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by lessees. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of leased vehicles, which increases the amount of a loss in the event of default or upon lease termination. Significant increases in the inventory of used motor vehicles during periods of economic

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slowdown or recession may also depress the prices at which repossessed motor vehicles or returned leased vehicles may be sold or delay the timing of these sales.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the leases.

Existing Legislation and Future Regulatory Reforms Could Have An Adverse Effect On World Omni’s Business and Operating Results.	Due to the current economic and political environment, World Omni and other financial institutions have faced increased regulation and regulatory scrutiny. The financial services industry has begun to see increased disclosure obligations and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the units, on World Omni’s securitization programs or on the regulation and supervision of World Omni, the depositor or any issuing entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on World Omni’s ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni’s reputation, brand and valued customer relationships.

Federal Financial Regulatory
Legislation Could Have an Adverse Effect on World Omni, the Titling
Trust, the Initial Beneficiary, the Depositor and the Issuing Entity,
Which Could Result in Losses or
Delays in Payments on Your Notes.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•  created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•  created a new framework for the regulation of over-the-counter derivatives activities;

•  strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•  created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni or its affiliates.

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The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems. On August 31, 2015, World Omni became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect. Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni’s business products, policies and procedures.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts or practices (“UDAAP”). CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of UDAAP principles and supervision of World Omni by the CFPB, may increase World Omni’s compliance costs, require changes in World Omni’s business practices, affect World Omni’s competitiveness, impair World Omni’s profitability, harm World Omni’s reputation or otherwise adversely affect World Omni’s business.

The CFPB and the Federal Trade Commission (the “FTC”) are actively investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB has been reviewing the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus. Additionally, there have been news reports indicating that the CFPB is investigating banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the FTC and CFPB have announced various enforcement actions against lenders and finance companies over the last few years involving significant penalties, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations offered by World Omni, may require it to cease or alter certain business practices, which could have a material adverse effect on its financial condition and results of operations. If any of World Omni’s practices were found to violate the Equal Credit Opportunity Act or other laws, the related lease may be required to be transferred from the reference pool and Auto Lease Finance LLC would then be obligated to deposit an amount equal to the related repurchase payment into the exchange note collection account. In addition, the titling trust, World Omni, Auto Lease Finance LLC, the depositor or the issuing entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

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The CFPB has indicated an intention to focus its resources on certain priorities, including, initiation of the rulemaking process regarding debt collection practices that would apply to third-party collectors and first-party collectors, such as World Omni, and continued examination and investigation of, and potential rulemaking regarding, consumer credit reporting practices.  The timing and impact of these anticipated rules on World Omni’s business remain uncertain.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the leases and leased vehicles, on the regulation and supervision of World Omni, as an originator or servicer, the depositor, the issuing entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni or its affiliates, including the titling trust, the initial beneficiary, the depositor and the issuing entity. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—Potential Applicability to World Omni, the Initial Beneficiary, the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni, the titling trust, the initial beneficiary, the depositor or the issuing entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni has attempted to structure each of the transfers of the exchange note to the initial beneficiary, the depositor and the issuing entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of the initial beneficiary. Any attempt by the FDIC to recharacterize the transfer of the exchange note as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity and the related noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC’s consent for 90 days after a receiver is appointed. As a result of any of these events, delays in payments on the exchange note and the notes would occur and possible reductions in the amount of those payments could occur. See “Additional Legal Aspects of the Titling

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Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni, the titling trust, the initial beneficiary, the depositor or the issuing entity under OLA, the FDIC could avoid transfers of the leases that are deemed “preferential.” If the transfer were voided as a preference under OLA, noteholders would have only an unsecured claim in the receivership for the purchase price of the note. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Additional Legal Aspects of the Titling Trust and the Exchange Notes—Dodd-Frank Act Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.

Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on
Your Notes or any Adverse Changes
to a Hired Rating Agency, May Affect
the Prices for the Notes Upon Resale.	The depositor expects that the notes (other than any notes that are retained by the depositor or one or more affiliates thereof) will receive ratings from two nationally recognized statistical rating organizations, or “NRSROs,” hired by the sponsor to rate the notes. A note rating is not a recommendation by a rating agency that you buy, sell or hold notes. Similar ratings on different types of notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes.

Ratings on the notes will be monitored by the rating agencies hired by the sponsor while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.

Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes. SEC rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower

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than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, Congress or the SEC may determine at some point in the future that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the lessees on the leases included in the related reference pool and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

The Timing of Principal Payments Is Uncertain and You May Suffer Losses or Reinvestment Risk if an Event of Default Occurs Under the Indenture.	The amount of distributions of principal on the notes and the timing of when you receive those distributions depends on the rate of prepayments, defaults and early terminations relating to the leases, which cannot be predicted with certainty. Each of these early terminations and unscheduled payments will have the effect of shortening the average life of your notes. In addition, you will bear the risk of slower principal payment due to delinquent payments by lessees.

If an event of default occurs under the indenture and the maturity dates of the notes are accelerated, the indenture trustee may sell the exchange note and prepay the notes before their respective legal final maturity dates.

You will bear any reinvestment risk resulting from a faster or slower rate of payment on the leases. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes. You also may not be paid the principal amount of your notes in full if the assets of the issuing entity are insufficient to pay the total principal amount of the notes.

The acceleration of the maturity dates of the notes will change the priority of principal payments on the notes. After an event of default due to the failure to pay interest on or principal of any notes when due and payable occurs resulting in an acceleration of the maturity dates of the notes under the indenture, distributions in respect of principal to holders of the Class A Notes will not be paid sequentially. Instead, following the payment of accrued and unpaid interest on the notes, the Class A-1 Notes will be paid first, and the remaining classes of the Class A Notes will be paid proportionally, based on the outstanding principal amount of each class. No amounts will be paid on the Class B Notes following an acceleration until all the Class A Notes have been paid in full.

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For more information about the risks described above, we refer you to “Prepayment and Yield Considerations—Weighted Average Life of the Securities” in this prospectus.

The Concentration of Leased Vehicles to Particular Models Could Negatively Affect the Pool Assets.	As of the actual cutoff date, Tacoma, RAV4, Camry, Tundra and Corolla represent approximately 20.31%, 17.19%, 12.60%, 12.46% and 11.09% of the aggregate Securitization Value of the actual pool, and the remaining approximately 26.33% of the aggregate Securitization Value of the actual pool, as of the actual cutoff date, represents all other Toyota and Scion branded vehicles. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Used Car Market Factors May Increase the Risk of Loss on Your Investment.	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model by Toyota or its affiliates may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Toyota or by its competitors, or by Southeast Toyota Distributors, LLC or World Omni, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the resale value of a vehicle. In particular, changes in the price of gasoline may have the effect of lowering demand for certain vehicle models and may lower the resale value of such models. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than Base Residual Values of the vehicles, you may suffer a loss on your investment.

Increased Turn-in Rates May Increase Losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the contract residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at the contract residual value before or at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used car market are less than their respective Base Residual Values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new vehicle models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by World Omni), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The granting of extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for your notes, you may suffer a loss on your investment.

You May Experience Reduced Returns and Delays on Your Notes Resulting From a Vehicle Recall.	Lessees that lease motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, their lease payments. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles or turn-ins may be sold or delay the timing of those sales in the used car market. If the default rate on the leases in the related reference pool increases and the price at which the related vehicles may be sold

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declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the units in the related reference pool, you may experience delays in payments or principal losses on your notes. See also “—Increased Turn-in Rates May Increase Losses” in this prospectus.

The Return On Your Notes Could Be Reduced By Shortfalls Due To Military Action.	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The Servicemembers Civil Relief Act (“SCRA”) and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members and their spouses, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non–payment. Furthermore, under the SCRA, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders (a) for a change of permanent station from a location in the continental United States to a location outside the continental United States, or (b) for a permanent change of station from a location in a State (as defined in the SCRA) outside the continental United States to a location outside that State, or (c) to deploy with a military unit, or as an individual in support of a military operation, for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. It is not clear that the SCRA would apply to leases such as the leases allocated to the reference pool. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes.

For more information regarding the effect of the SCRA and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

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Leases That Fail To Comply With Consumer Protection Laws May Be Unenforceable, Which May Result In Losses On Your Investment.	Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated thereunder, regulate the creation, collection, and enforcement of retail lease contracts. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Auto Lease Finance LLC will make representations and warranties that each lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, has certain material and adverse effects on the exchange note, and is not timely cured, Auto Lease Finance LLC will be required to make a reallocation payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related reference pool. To the extent that Auto Lease Finance LLC fails to make such a reallocation payment, or to the extent that a court holds the titling trust liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust. If sufficient funds are not available to make both payments to lessees and on the exchange notes, you may suffer a loss on your investment in the notes.

We refer you to “Additional Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Law” in this prospectus.

Commingling By the Servicer May Result In Delays and Reductions In Payments On Your Notes.	So long as World Omni is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including World Omni receiving notice from each hired rating agency that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the notes) is satisfied, World Omni, as the servicer, after identifying the applicable specified interest and reference pool, unencumbered pool or warehouse facility pool, may retain all payments on the leases with respect to a reference pool received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date. During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of securities, the servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period.

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To the extent the servicer does not satisfy the monthly remittance conditions, the servicer is required to deposit the collections into the exchange note collection account within two business days of receipt of those collections and identification of the account(s) and obligor(s) to which those collections relate. During such two business days, the servicer need not segregate such amounts from its own funds.

If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your securities.

Because the Notes Are In Book-Entry Form, Your Rights Can Only Be Exercised Indirectly.	Because the notes will be issued in book-entry form, you will be required to hold your interest in your securities through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Book-Entry Registration.”

Unless and until the notes cease to be held in book-entry form, the trustee will not recognize you as a “noteholder” or “certificateholder.” As a result, you will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the notes. Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The Depositor or One or More
Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which
May Reduce the Liquidity of Your Class A Notes or Class B Notes and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power.	The amount of each class of notes sold to investors as contemplated by this prospectus, if any, and the amount of such class of notes retained by the depositor or one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase notes of any class. A significant reduction in liquidity in the secondary market for your Class A or Class B Notes may result if the depositor or one or more affiliates thereof retain a large principal amount of such notes. In addition, if any retained notes are subsequently sold in the secondary market, the demand for and market price of notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.

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THE SERVICER, SPONSOR AND ADMINISTRATOR

General

World Omni is a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni provides retail installment sale contract and lease financing to retail customers of Toyota automotive dealers within the Five-State Area. World Omni services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly-owned subsidiary of JMFE and a World Omni affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2019, with Toyota Motor Sales, U.S.A. Inc., a California corporation. World Omni has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the name “Southeast Toyota Finance” since 1996. Certain vehicles that were manufactured under the Scion brand have transitioned to the Toyota brand starting with the 2017 model year.

As of December 31, 2017, December 31, 2016, December 31, 2015, December 31, 2014, and December 31, 2013, World Omni and its affiliates’ portfolio had 132,515, 120,483, 110,557, 96,797, and 91,631 leases outstanding, respectively. The aggregate principal balances of leases at the above dates were approximately $3.3 billion, $2.8 billion, $2.5 billion, $2.1 billion, and $1.9 billion, respectively.

World Omni will service the Titling Trust assets, including the leases and leased vehicles included in the Reference Pool related to the transaction contemplated by this prospectus. World Omni’s experience in and overall procedures for servicing of leases are further described under “—Securitization Experience” and “—Servicing” below. For additional information about World Omni’s responsibilities as Servicer for this transaction, you should also refer to “Description of the Transaction Documents”.

World Omni, in its capacity as Administrator under the administration agreement to be dated as of the Closing Date (the “Administration Agreement”), will perform the administrative obligations required to be performed by the Issuing Entity under the Indenture or Trust Agreement, as applicable, and the other transaction documents and will provide additional services as are prescribed under the terms of the other transaction documents. Significant duties of the Administrator will be to monitor the performance of the Issuing Entity and to advise the Owner Trustee when action is necessary to comply with the respective duties and obligations of the Issuing Entity and the Owner Trustee under the transaction documents. Except as otherwise noted in the transaction documents, the Administrator will not be obligated to make any payments to the persons in whose name a Note is registered on the note register (“Noteholders”) under any of the transaction documents. As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee with respect to each Collection Period equal to 1/12 of 0.05% of the aggregate Securitization Value as of the first day of the related Collection Period. The administration fee payable to the Administrator on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month. The administration fee in respect of a Collection Period will be paid to the Administrator on the related Payment Date out of collections before any amounts are made available to make payments to the Noteholders.

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World Omni is the Sponsor of, and has participated in the structuring of, the securitization transaction contemplated by this prospectus. As Sponsor, World Omni will also be responsible for selecting the trustees and Asset Representations Reviewer party to the transaction described in this prospectus and paying the expenses of forming the Issuing Entity, legal fees of some transaction parties, rating agency fees for rating the Notes and other transaction expenses. World Omni will select the leases and leased vehicles allocated to the Reference Pool for this securitization transaction using the criteria described in “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics.”

Securitization Experience

World Omni has been engaged in the securitization of assets since 1986. World Omni’s first public lease securitization transaction in 1992 involved approximately $150 million of lease contracts. From 1992 through 2017, World Omni securitized an aggregate of approximately $16.1 billion of lease receivables in public securitization transactions. As of the date of this prospectus, World Omni has also sponsored more than 38 public securitizations of retail installment sale contracts and dealer floorplan receivables. World Omni’s most recently completed public lease securitization transaction in March 2017 involved leases and leased vehicles with an aggregate Securitization Value of approximately $805 million. World Omni’s experience in and overall procedures for originating and underwriting leases are described further under “—Origination, Underwriting and Purchasing” and “—Underwriting Standards” below in this prospectus. None of the asset-backed securities offered in the lease securitization program have experienced any losses or events of default and World Omni has never taken any action out of the ordinary in any transaction to prevent losses or events of default.

Repurchases of Leases in Prior Securitized Lease Pools

The transaction documents for prior securitizations of leases and leased vehicles sponsored by World Omni contain covenants requiring the reallocation of an underlying lease and related leased vehicle from the related reference pool for the breach of a representation or warranty. World Omni, as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled reallocation requests for securitized leases that were the subject of a demand to reallocate. In the three year period ended December 31, 2017, there was no activity to report with respect to any demand to reallocate leases from the reference pool under any such prior securitization sponsored by World Omni. World Omni filed its most recent report on Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 10, 2018. World Omni’s CIK number is 0001004150. For additional information about obtaining a copy of the report on Form ABS-15G, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

Origination, Underwriting and Purchasing

Use of Titling Trust. World Omni uses a Titling Trust to facilitate its leasing business. For more information about the Titling Trust, see “The Titling Trust.” As Servicer, World Omni is responsible for causing the Titling Trust to purchase closed-end leases and leased vehicles from Toyota dealers in the Five-State Area pursuant to existing dealer agreements in the ordinary course of business. Dealers enter into leases using a World Omni supplied or approved form of closed-end lease contract and disclosure statement that provides for the assignment of the leases to the Titling Trust. The leases are originated by dealers in accordance with World Omni’s requirements and underwriting standards, which emphasize, among other things, the prospective lessee’s ability to make timely payments and creditworthiness. For additional information about World Omni’s underwriting process, you should refer to “—Underwriting Standards” below.

Vehicle Leasing.   When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of service contracts and other related products offered by the dealer.  If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term, mileage allowance, residual value and payment terms for the lease.  Leasing terms currently range between 24 and 60 months. The dealer will determine if the lessee is eligible for, and will be using marketing programs that impact the terms of, the lease. Dealers negotiate the terms of the lease with prospective lessees according to guidelines set forth by World Omni.

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Each lessee enters into a lease that requires the lessee to make monthly payments, referred to in this prospectus as “Base Monthly Payments,” which, over the lease term, will cover (i) the difference between the adjusted capitalized cost of the lease and the contract residual value plus (ii) lease (or rent) charges (“Lease Charges”). Lease Charges are calculated and determined based on an implicit interest rate referred to in this prospectus as the “Lease Rate.” The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the price of the vehicle agreed upon between the dealer and the lessee, plus (b) the cost of any items that the lessee pays over the lease term, such as taxes, fees, service contracts and other related products, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee. Each lease sets forth a “Contract Residual Value,” which is the residual value of the leased vehicle at the scheduled termination of the lease as set forth in the lease agreement. In addition, each lease requires the lessee to pay any late payment fees or charges, extension fees or charges, sales, use, excise, lease and other taxes and fees due to any government authority, and other similar charges (referred to as “Additional Lease Charges”). These Additional Lease Charges will not be available to make payments on the Exchange Note or on the Notes. The Servicer may waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a lease.

Determination of contract residual values. The Contract Residual Value of a leased vehicle is the estimated value of the vehicle at the end of the lease term and is a major component used to calculate the Base Monthly Payment. The Contract Residual Value impacts the Base Monthly Payment because it represents the amount of the Adjusted Capitalized Cost of the leased vehicle that does not have to be paid for over the lease term by the lessee. The Contract Residual Value is also the basis of the price a lessee would have to pay to purchase a leased vehicle at the end of a lease. As such, the Contract Residual Value impacts return rates to World Omni because a lessee may be less likely to purchase a leased vehicle at the end of the lease if the Contract Residual Value exceeds the actual market value of the leased vehicle.

The Contract Residual Value is calculated by a dealer based on benchmark residual value percentages provided by World Omni from time to time. World Omni publishes benchmark residual value percentages for the standard terms of 24, 36, 39, 42, 48, 51, 54 and 60 months. If a term and corresponding benchmark residual value percentage are not published, the Contract Residual Value is calculated by interpolating the appropriate residual value using the published benchmark residual value percentages.

World Omni publishes benchmark residual value percentages based on residual value percentage estimates produced by “Automotive Lease Guide” or “ALG,” an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. From time to time, World Omni may establish benchmark residual value percentages that differ from the residual value percentage estimates produced by ALG. Since 1999, World Omni has limited Contract Residual Values of its leased vehicles by requiring dealers to cap the Manufacturer’s Suggested Retail Price (“MSRP”) used in the residual value calculation at ALG’s published Maximum Residualized MSRP (“MRM”). The MRM represents the maximum dollar MSRP that ALG recommends when applying ALG’s residual value percentages. The MRM was developed by ALG to ensure that vehicles do not become “over accessorized,” thus creating an unreasonable risk of retaining the predicted residual value. World Omni instructs dealers to calculate the Contract Residual Value by multiplying (a) the published benchmark residual value percentage for the appropriate vehicle and term by (b) the lower of (i) the actual MSRP and (ii) the MRM.

In connection with vehicle marketing programs supported by World Omni’s affiliate Southeast Toyota Distributors, LLC, World Omni permits the contract residual value that would otherwise be applicable to a lease to be increased by adding a number of percentage points to the benchmark residual value percentage or adding a fixed dollar amount to the contract residual value that would otherwise apply to a lease.

Dealers’ obligations to repurchase units. Under agreements between World Omni and the dealers, dealers are contractually obligated to repurchase Units that do not meet the representations and warranties made by those dealers at the time of purchase. These representations and warranties relate primarily to the origination of the leases and the titling of the leased vehicles. Dealers do not normally make representations relating to the creditworthiness of the lessees or the collectability of the leases.

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Typically, the dealer agreements do not otherwise provide for recourse to the dealer for unpaid amounts under a Defaulted Lease. World Omni’s rights to receive proceeds from any dealer repurchase obligations have been assigned to the Titling Trust and will constitute assets of the Titling Trust. These payments will be available to make payments on the Exchange Note if they relate to the Reference Pool. However, the related dealer agreements are not—and will not be—assets of the Titling Trust.

Underwriting Standards

World Omni’s underwriting standards are intended to evaluate a prospective lessee’s credit standing and repayment ability. In general, the dealer requests a prospective lessee to complete a credit application. Upon receipt of a credit application, either electronically through an online source such as DealerTrack or RouteOne or via facsimile, World Omni transfers all application data into a centralized computer loan and lease origination system owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni.  The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the term of the lease, the lessee’s monthly income, the amount of monthly rent or mortgage payments, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software generates an internal credit score that is used in addition to credit rules to determine a recommended credit decision. This information enables World Omni to review an application and establish the likelihood that the proposed lease will be paid in accordance with its terms. In limited circumstances, World Omni may pre-approve potential and existing customers with established automobile credit histories for new leases without the use of an internal credit score. World Omni may also automatically approve or deny applicants based on other credit criteria.

Automated Underwriting. World Omni has established minimum credit score requirements and applicants who fall below the minimums are automatically declined by the decision software or recommended for decline and referred to a credit analyst for further review. To the extent the decision software’s evaluation results in an automatic approval or automatic decline, such results are communicated directly to the dealer. A credit application rejected by the decision software may also be resubmitted or re-evaluated based on information from the dealer. All other applications are referred to a credit analyst for additional underwriting.

If the applicant is a business, the decision software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In all such cases, a credit analyst evaluates the application based on the company’s underwriting guidelines. Failure to be automatically approved by the decision software does not mean that an application does not meet World Omni’s underwriting guidelines.

Credit Analyst Underwriting. The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income, credit bureau report and internal credit score, and weighs other factors, such as the applicant’s prior experience with World Omni. To support consistent credit decisions, World Omni establishes credit rules that provide a framework to evaluate specific attributes of an application, including affordability measures like payment-to-income ratios, FICO® score and lease term. These credit rules are not strict limits or requirements and the credit analyst evaluating an application may determine whether there may be other factors that, in the credit analyst’s judgment, support approval of an application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst assessment of the strengths and weaknesses of each application, the credit analyst will either approve the application, reject the application or forward the application for review by a World Omni employee with higher approval authority. The credit analyst may work with the dealer to determine acceptable lease terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-lessee or guarantor or on modifications to the lease terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data.  For certain applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using World Omni’s established procedures before making a decision.

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Lease package and verification. Once World Omni has approved an application and the prospective lessee has agreed to the terms of the lease, the dealer transmits to World Omni a lease package containing, among other things:

•	the completed standard lease form between the dealer and the lessee;

•	the customer’s credit application; and

•	applicable insurance information, with the lessor named as loss payee.

World Omni compares the specifics of the lease to the application approved in the underwriting process and verifies, among other items, the rate, truth-in-leasing disclosures and purchase price from the dealer. World Omni also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that the vehicle is titled in the name of the Titling Trustee or the Titling Trust and that the Closed-End Collateral Agent is listed as the lienholder on the title to the applicable vehicle.

Insurance. Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. The dealer agreements include a requirement that the dealer provide the Servicer with written evidence that the lessee has insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by a lease contract is at least equal to the amount required by applicable state law, subject to customary deductibles. The Servicer requires the policy to name the Titling Trust as additional insured with respect to liability and insured and loss payee with respect to physical damage.

Electronic Contracts and Electronic Contracting

World Omni supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni has contracted with a third-party to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.  Through use of the third-party’s system, a dealer originates electronic lease contracts and then transfers these electronic contracts to the Titling Trust.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the lease receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni, on behalf of the Titling Trust, as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

Through its service centers located in Mobile, Alabama and Earth City, Missouri, World Omni services the leases following origination. The Mobile and Earth City centers are full service facilities that collectively handle all collection activities, pro-active lease marketing, remarketing, administrative services, dealer services, operational accounting, and customer and dealer inquiries.

Lessees will generally make payments on the leases by mail for deposit into a lock box account maintained by the Servicer or directly through electronic means. Unless the conditions described under “Description of the Transaction Documents—Accounts” are satisfied, the Servicer will deposit all payments it receives on or in respect of the leases included in the Reference Pool into the Exchange Note Collection Account not later than two Business Days after receipt of payment and related payment information regarding where to allocate the payment.

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Customer Service. In the normal course of business, World Omni responds to requests for information from both dealers and lessees. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer care representatives are also available during standard business hours to assist those dealers and lessees that are unable to resolve their issues through the VRU. World Omni also provides a customer website that allows lessees to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories, obtaining monthly statements and requesting account revisions.

Collections. World Omni makes collection efforts with respect to delinquent accounts. A delinquent account is assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to that account. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that lessee. Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the SCRA. Specialized manual account calling is initiated at various stages of delinquency status based on each account’s risk category. Calls to lessees are placed by World Omni or by independent contractors retained by World Omni.

During the preceding three years, the Servicer has modified its servicing policies and procedures by:

•	revising the behavioral scoring strategy that is used to assign obligors to risk groups for collection purposes;

•	adopting a new fair lending policy and a new compliance risk assessment policy; and

•	substantially revising its policies related to information security, privacy, customer complaints, consumer privacy, credit reporting, the Equal Credit Opportunity Act, and military accounts.

Except as set forth above, the Servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Lease Termination. At the end of the lease term, the lessee has the option to (1) purchase the leased vehicle “AS IS” at a price equal to the Contract Residual Value plus a purchase option fee plus any official fees and applicable taxes and other incidental charges due under the lease or (2) return the leased vehicle to World Omni through a dealer or at an agreed upon drop-off location in good condition and pay the disposition fee and any applicable charges for excess mileage and excess wear and use. Both the purchase option fee and the disposition fee may be waived in whole or in part by the Servicer. In the case of either a purchase or a return, the lessee must also satisfy any outstanding and unpaid amounts owed by the lessee under the lease and any other fees including actual or estimated property taxes, late charges and parking tickets paid by the lessor on the lessee’s behalf. A lessee can sell a leased vehicle to another party or trade a leased vehicle in to a dealer provided the lease obligations, including the end of term obligations described in the preceding sentence, are satisfied by the lessee or assumed by the buyer to World Omni’s satisfaction.

Early Termination by Lessee. If the lessee returns the vehicle early, the lessee must pay the money owed under the lease, including any remaining Base Monthly Payments and all applicable Additional Lease Charges, plus the disposition fee set forth in the lease, plus any official fees and taxes related to termination (all of the foregoing, collectively, the “Remaining Payments Charge”), plus any charges for excess mileage and excess wear and use and World Omni’s reasonable estimate of repairs relating to excess wear and use.  Alternatively, depending on the form of lease the lessee may pay the Remaining Payments Charge, plus the Contract Residual Value set forth in the lease, minus the unearned portions of the Lease Charge and the administrative fee set forth in the lease, minus the realized value of the vehicle as determined by the estimated or appraised wholesale value of the vehicle or by the amount the Servicer receives upon disposition of the vehicle at wholesale (the amount determined as provided in this sentence or the immediately preceding sentence is the “Early Termination Charge”).  At the lessee’s option, the vehicle’s realized value may be determined by an appraisal of the vehicle’s wholesale value by an independent appraiser selected by the lessee. In certain situations, the lessee may be billed for and pay the Early Termination Charge over time or in installments after the lease has been terminated on World Omni’s servicing system.

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Early Termination Program. To encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, World Omni may allow selected lessees to terminate their leases early without making a stated number of remaining monthly payments. These programs are generally offered to lessees based on the vehicle model they lease and the period during which their lease is scheduled to terminate. To be eligible to participate, a lessee must lease or buy a new Toyota or Scion vehicle and finance it through World Omni. If a lessee accepts the offer, World Omni will pay or cause to be paid the total of the Base Monthly Payments that are waived under the program. The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.

Total Loss. If a leased vehicle suffers a total loss, the lessee is obligated to notify such lessee’s insurance company and to coordinate with such lessee’s insurance company for payment to World Omni. If World Omni does not continue the lease by substituting a comparable Replacement Vehicle and the lessee has complied with all other provisions of the lease, then the lease will terminate and the lessee will owe nothing more once World Omni has received all of the insurance proceeds due under the insurance policy, the deductible under such insurance policy and all amounts due under the lease agreement and not paid up to the date the lessor receives the insurance proceeds under such insurance policy. If the insurance proceeds, deductible and other amounts as described above are less than the amount of the lessee’s obligations under the lease, the shortfall will reduce the amount available to the Administrative Agent for distribution to the Exchange Noteholder in respect of the Exchange Note. Conversely, if the insurance proceeds exceed the amount of the lessee’s obligations under the lease, the excess will be refunded to the lessee.

Default. The lessor may terminate the lease and repossess a leased vehicle because of a default under the terms of the lease, which defaults may include any of the following:

•	failure to make any payment when due;
•	bankruptcy or insolvency of the lessee;
•	failure of the lessee to maintain the required insurance coverage;
•	failure of the lessee to maintain or repair the leased vehicle;
•	failure of the lessee to comply with any other provision of the lease;
•	material misrepresentations by the lessee in his or her application;
•	the vehicle is stolen, lost, destroyed, seized or confiscated or is otherwise rendered unavailable or unsuitable for use;
•	incompetency or death;
•	assignment, transfer, sublease, rent, or pledge of the lease or leased vehicle without the Servicer’s permission; and

•	governmental seizures.

In any such case, the lessee will owe the Early Termination Charge (as defined above) plus all collection, repossession, storage, preparation and sale expenses of the vehicle, plus attorney’s fees and disbursements incurred after default and referral to an attorney who is not a salaried employee of the lessor, not to exceed 15% of the amount the lessee owes the lessor or such lesser rate as may be required under applicable law, plus the servicer may collect simple interest at a rate not to exceed 15% per annum or such lesser rate as may be required under applicable law on all expenses and fees incurred by the lessor and all obligations that the lessee owes after termination, other than earned but unpaid Lease Charges (all of the foregoing, collectively, the “Defaulted Payment Charge”).

The Servicer’s right to repossess the vehicle may be limited or delayed by applicable law, including bankruptcy and other insolvency law, in the event a lessee is entitled to relief under the SCRA and in the event a lessee is identified on the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons.

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Excess Wear and Use. At the time the lessee enters into a lease, the lessee may also purchase and enter into an excess wear and use addendum to the lease which serves to waive any excess wear and use charges that may be owed by the lessee upon termination of the lease, up to a specified maximum amount. The cost of such waiver is generally part of the adjusted capitalized cost included in the lease. Upon termination of the lease, the Servicer may in accordance with its standard servicing practices endeavor to collect any excess wear and use charges owed on the related leased vehicle from a third-party vendor providing the related excess wear and use coverage and endeavor to collect any amounts in excess of the maximum amount specified in the addendum from the related lessee.

The Servicer may extend the terms of leases in case of financial difficulties of the lessee. Occasionally, a lessee may request an extension or become delinquent and be willing but unable to bring his or her account current. Generally an extension requires the demonstration of financial difficulties, an ability to repay, the payment by the lessee of an extension charge and approval in accordance with pre-determined approval guidelines. In such situations, World Omni may extend the lease. In circumstances deemed appropriate by World Omni, World Omni may reduce or waive the extension charge owed by a lessee.

An extension of a lease as provided above extends the due date of one or more installment(s) without changing the remaining number of installment payments due or the day of the month on which the remaining installments are due. Extended payments are deferred for a set period of time and consequently will defer the original final payment or termination date of the lease by the same period of time. All extensions granted should, unless approved by an authorized employee of World Omni, bring the account current.

Extensions of leases are not always associated with financial difficulties of the lessee. Occasionally, a lessee may request an extension of the term of the related lease for one or more months from the original specified termination date of the lease near the end of a lease term, if, for example, the lessee has ordered but has not yet received a new vehicle, is in the process of securing outside financing for the purchase of the related leased vehicle or is selling the vehicle to a third party.

In the case of an extension past the lease termination date not relating to financial difficulty, the annual mileage limit on the lease is increased on a basis proportionate to the length of the extension.

Under the supplement to the Base Servicing Agreement relating to the Exchange Note, the Servicer may not extend a lease a total of more than five times or beyond the month immediately preceding the month in which the final scheduled Payment Date of the Class B Notes occurs, unless in each case the Servicer makes a reallocation payment with respect to such lease, and reallocates the lease and related leased vehicle to the Warehouse Facility Pool or an unencumbered pool. For extensions that do not result in a reallocation payment, World Omni does not expect that these extensions will materially affect the cash flows on the Notes.

Repossession, auction and other disposition of returned leased vehicles. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni are required to maintain all state required licenses, bonds, and insurance coverage. World Omni disposes of repossessed and off-lease vehicles through several outlets including traditional auction houses such as Manheim and ADESA and internet sales systems such as OPENLANE, Inc. These entities are unaffiliated with World Omni and are compensated at market rates for their services. World Omni may also make vehicles available for sale to the dealer to which the customer returns the leased vehicle at lease termination.

Deficiency Balances. Upon disposition of a repossessed leased vehicle, World Omni typically pursues the lessee for any remaining deficiency. If the deficiency balance remains uncollected following internal collection efforts by World Omni, then World Omni typically retains an independent collection service provider.

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Like Kind Exchange Program

World Omni utilizes a like kind exchange (“LKE”) program for its lease portfolio. The LKE program is designed to permit World Omni to defer recognition of taxable gain by exchanging vehicles returned to World Omni (“Relinquished Vehicles”) for new vehicles (“Replacement Vehicles”). Although the remainder of this section describes certain provisions of the LKE program, because of changes to the U.S. federal tax laws under the recently enacted legislation known as the Tax Cuts and Jobs Act, World Omni is considering the orderly wind- down of its LKE program. While World Omni expects the procedures and results described below to end with the termination of its LKE program, the LKE program currently includes the following:

•	The documents governing the LKE program require the actual Net LKE Disposition Proceeds of Relinquished Vehicles to be assigned to, and deposited directly with, a qualified intermediary (the “QI”) rather than being paid directly to World Omni. World Omni assumes responsibility for identifying Relinquished Vehicles and Replacement Vehicles based on its eligibility criteria. The security interest of the Closed-End Collateral Agent in any Net LKE Disposition Proceeds will be automatically released effective on the date on which a Relinquished Vehicle is sold to a purchaser under a disposition contract.

•	World Omni and the QI promptly deposit the Net LKE Disposition Proceeds of the leased vehicles into designated accounts to be held as QI funds.

•	The QI, acting on behalf of the Titling Trust, uses the Net LKE Disposition Proceeds, together with additional funds, if necessary, to purchase Replacement Vehicles.

•	The QI is not required to purchase Replacement Vehicles to the extent that the total purchase price amounts exceed the amount of available QI funds, unless World Omni makes an LKE advance in the amount of the shortfall.

•	The Replacement Vehicles are then transferred to the Titling Trust and become part of the Titling Trust property.

•	The Titling Trust is then deemed to have exchanged Relinquished Vehicles for the Replacement Vehicles and World Omni is not required to recognize any taxable gain.

In the event that any Net LKE Disposition Proceeds are not deposited into the Exchange Note Collection Account, the Servicer must deposit into that account an amount equal to such Net LKE Disposition Proceeds within two Business Days of receiving and identifying such proceeds. This deposit will be treated as equivalent to the deposit into the Exchange Note Collection Account of the actual Net LKE Disposition Proceeds.

“Net LKE Disposition Proceeds” means the excess, if any, of the LKE disposition proceeds relating to one or more Relinquished Vehicles over any LKE disposition expenses relating to such Relinquished Vehicles.

“LKE disposition proceeds” means for any Relinquished Vehicle, the portion of the Liquidation Proceeds received by World Omni on behalf of the Titling Trust from the disposition of that vehicle relating to one or more Relinquished Vehicles.

“Liquidation Proceeds” means, for any vehicle, whether or not subject to a lease, (i) the amounts received from the sale or other disposition of that vehicle and (ii) all other gross amounts received by the Servicer, the QI or a depository bank in connection with the realization of the full amounts due or to become due under the related lease, whether from the proceeds of any collection effort, receipt of insurance proceeds, or collection of amounts due under the Base Servicing Agreement, whether in the form of cash or other property, or applied as an offset against amounts owed to a purchaser by World Omni or any of its affiliates and other amounts received in the form of a cancellation of an offsetting obligation and any portion of the security deposit for the related lease that is retained by the Servicer on behalf of the Titling Trust.

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THE TITLING TRUST

Formation of the Titling Trust

World Omni LT is a Delaware statutory trust. We refer to World Omni LT in this prospectus as the “Titling Trust.” The Titling Trust is governed by a second amended and restated trust agreement, dated as of July 16, 2008 (the “Titling Trust Agreement”), and by a fourth amended and restated collateral agency agreement dated as of December 15, 2009 (as amended from time to time, the “Collateral Agency Agreement”), as amended and supplemented from time to time by supplements to that agreement which relate to Exchange Notes issued by the Titling Trust, including the supplement relating to the Exchange Note pledged as Collateral for the Notes (the “Exchange Note Supplement”). In this prospectus, for convenience, we refer to the Titling Trust Agreement, the Collateral Agency Agreement and the Exchange Note Supplement together as the “Titling Trust Documents.”

The parties to the Titling Trust Documents are:

•	the Titling Trust;

•	Auto Lease Finance LLC, as “Initial Beneficiary”;

•	World Omni, as “Titling Trust Administrator”;

•	VT Inc., as “Titling Trustee”;

•	U.S. Bank Trust National Association (which we refer to as “U.S. Bank Trust”), as “Delaware Trustee”;

•	U.S. Bank National Association—which we refer to as “U.S. Bank” or “Titling Trustee Agent”;

•	AL Holding Corp., as “Closed-End Collateral Agent”;

•	World Omni Lease Finance LLC; and

•	Bank of America, N.A., as “Deal Agent.”

Purposes of the titling trust. The primary business purpose of the Titling Trust is to take assignments of, and serve as record holder of title to, substantially all of the closed-end and open-end leases and the related leased vehicles purchased by or through World Omni from automobile dealers.

You can find more information about the Titling Trust Documents in this prospectus under the heading “Certain Provisions of the Titling Trust Documents and Related Agreements.”

Property of the titling trust. The assets of the Titling Trust consist of:

•	closed-end and open-end leases and the related leased vehicles, including the certificates of title, assigned to the Titling Trust by dealers and all collections and proceeds from these Units;

•	all of World Omni’s rights (but not its obligations) relating to those Units, including the right to receive proceeds from any dealer repurchase obligations;

•	the right to receive proceeds from physical damage, credit life, disability and any other insurance policies covering those leases or leased vehicles or the related lessees;

•	all security deposits due to the lessor under the leases; and

•	the Titling Trust’s rights under the fifth amended and restated servicing agreement, dated as of December 15, 2009 (the “Base Servicing Agreement”), as amended, and each supplement to the Base Servicing Agreement; and

•	all proceeds of the above.

We refer you to “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing” and “—Underwriting Standards” for additional discussion of the origination process of Leases and Leased Vehicles.

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Titling Trustee, Delaware Trustee and Titling Trustee Agent

Titling trustee. VT Inc., an Alabama corporation, is a wholly-owned, special-purpose subsidiary of U.S. Bank Trust that was organized in 1993 solely for the purpose of acting as Titling Trustee for the Titling Trust.

Delaware trustee and titling trustee agent. U.S. Bank Trust, a national banking association, is the Delaware Trustee of the Titling Trust. A corporate trust office of U.S. Bank Trust is located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603. U.S. Bank, as Titling Trustee Agent serves as agent for the Titling Trustee to perform specified administrative functions.

Purchase of titling trustee stock on replacement of the trustee agent. The Titling Trust Documents provide that if U.S. Bank is no longer the Titling Trustee Agent, is no longer able, because of legal or regulatory changes, to own the stock of VT Inc., or the Titling Trustee is no longer eligible to act as Titling Trustee, because it is owned by U.S. Bank and U.S. Bank no longer qualifies as an eligible Titling Trustee, Auto Lease Finance LLC may provide a person or entity the option to purchase the stock of VT Inc. for a nominal amount. That person or entity may not be Auto Lease Finance LLC or any of its affiliates. If the person or entity designated by Auto Lease Finance LLC does not exercise this option timely, then VT Inc. will appoint a new Titling Trustee Agent, and that new Titling Trustee Agent, or the person or entity designated by that Titling Trustee Agent, will next have the option to purchase the stock of VT Inc. If the new Titling Trustee Agent or its designee does not exercise this option in a timely manner, U.S. Bank may sell the stock of VT Inc. to another party or dissolve the Titling Trustee.

The Depositor, Auto Lease Finance LLC, World Omni and their affiliates may maintain normal commercial banking and other business relationships with U.S. Bank Trust, U.S. Bank and their affiliates.

Titling of Leased Vehicles

Leased vehicles will be titled in the name of the titling trust or titling trustee. The Servicer will, on behalf of the Titling Trust, originate or acquire Units on an ongoing basis during the term of the Servicing Agreement. Each such Unit will be originated on a form providing for assignment of the related vehicle by the dealer to the Titling Trust, including the Units allocated to the Reference Pool. Under the Base Servicing Agreement, the Servicer causes the certificate of title for each leased vehicle to be issued in the name of “World Omni LT,” “VT Inc. as Trustee of World Omni LT” or in a similar name acceptable to the relevant governmental departments or agencies.

Certificates of title do not reflect the issuing entity’s interest in leased vehicles. The Servicer will not place any lien on the certificates of title to indicate the Issuing Entity’s interest in the leased vehicles. No new certificates of title will be issued. However, the certificates of title to leased vehicles will reflect a first lien recorded in favor of AL Holding Corp. as Closed-End Collateral Agent. This lien exists to assure delivery of the certificates of title for the leased vehicle to the Servicer and to perfect the security interest in and to the leased vehicles and other Titling Trust assets allocated to the Closed-End Collateral Specified Interest granted to the Closed-End Collateral Agent by the Titling Trust under the security agreement. The Servicer will not have any interest in the leased vehicles. For administrative convenience, the Servicer (or, in certain circumstances, a separate custodian) will hold any certificates of title as custodian on behalf of the Titling Trust and the Closed-End Collateral Agent. We refer you to “Additional Legal Aspects of the Titling Trust and the Exchange Note” for additional legal discussion on titling of leased vehicles.

Servicing of Leases and Leased Vehicles

World Omni services the Units under a Base Servicing Agreement among the Titling Trust, World Omni, as Servicer, and AL Holding Corp., as Closed-End Collateral Agent. To provide for the servicing of the Units in the related Reference Pool, the Titling Trust, World Omni, as Servicer, and AL Holding Corp., as Closed-End Collateral Agent, will enter into a supplement (the “Servicing Supplement”) to the Base Servicing Agreement (the Base Servicing Agreement together with the Servicing Supplement, the “Servicing Agreement”).

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Limited Powers of Titling Trust

Except as otherwise described in “Certain Provisions of the Titling Trust Documents and Related Agreements,” the Titling Trust will not, among other things:

•	engage in any activity other than a permitted transaction (as described below);

•	create, incur or assume any indebtedness, other than pursuant to any Titling Trust debts, including the Exchange Note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the Titling Trust Documents;

•	become or remain liable, directly or contingently, in connection with any indebtedness or other liability of Auto Lease Finance LLC or any of its affiliates;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•	enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•	become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any Titling Trust debt, any Titling Trust debt document or any other document relating to a permitted transaction; and

•	amend, modify, alter, change or repeal the provisions of the Titling Trust Agreement that require the Titling Trust to be operating as a special-purpose, bankruptcy remote entity; provided, however, that, the Titling Trust may amend, alter, change or repeal any provision contained in the certificate of trust or the Titling Trust Documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the Titling Trust Documents include, among others:

•	issuing certificates (“Titling Trust Certificates”) representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust assets in accordance with the terms of the Titling Trust Documents and the related specification notice;

•	holding title to Titling Trust leases and related vehicles and other Titling Trust assets for the benefit of the holders of the related Titling Trust Certificates, all in accordance with the terms of the Titling Trust Documents and the Base Servicing Agreement;

•	at the direction of the holders of any series of Titling Trust Certificates relating to a Titling Trust specified interest, issuing one or more Titling Trust debts, including Exchange Notes, with respect to such specified interest, entering into the related Titling Trust debt document and pledging any or all of the related specified assets to secure such Titling Trust debts;

•	assigning or otherwise transferring title to Titling Trust leases, Titling Trust vehicles and Titling Trust assets to, or to the order of, the related Titling Trust Certificateholders; and

•	borrowing on a revolving basis or otherwise under one or more Titling Trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of Titling Trust leases and related vehicles.

For more information about the permitted and required activities of the Titling Trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements.”

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Allocation of Liabilities of the Titling Trust

The assets of the Titling Trust are divided into several series of specified interests. Currently there are two specified interests: the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest.

The Closed-End Collateral Specified Interest is further subdivided into one or more reference pools, unencumbered pools and the Warehouse Facility Pool (the “Asset Pools”). The Units allocated to the Closed-End Collateral Specified Interest and not allocated to a reference pool will be included in the Warehouse Facility Pool or an unencumbered pool.

The Titling Trust Documents will require the holders from time to time of the Closed-End Collateral Specified Interest certificate, other specified interest certificates, and securities, including Exchange Notes and securities of the issuing entities, evidencing obligations of the Titling Trust or obligations of other entities backed by assets of the Titling Trust, to waive any claim they might otherwise have with respect to any unrelated Titling Trust assets and to fully subordinate any claims to those Titling Trust assets in the event that such waiver is not given effect. Similarly, the holders of any certificates or securities described above, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to those Titling Trust assets not allocated to their specified interest. See “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes.”

The Titling Trust is not permitted to grant a security interest in or otherwise encumber any of the Units or other assets allocated to the closed-end specified interest except for the security interest granted to the Closed-End Collateral Agent under the Pledge and Security Agreement to secure the Exchange Notes, warehouse facilities, unencumbered pools and certain other related obligations. Collections on assets allocated to the closed-end specified interests will be distributed to holders of such secured obligations and Auto Lease Finance LLC, as holder of the related Titling Trust Certificate, in accordance with the priority of payments set forth in the Collateral Agency Agreement and the Exchange Note Supplements. Under the Collateral Agency Agreement, beneficiaries of any unencumbered pool and warehouse facility lenders and holders of unrelated Exchange Notes will not receive any collections in respect of a particular reference pool.

For a more detailed discussion of the risks relating to potential liabilities of the Titling Trust, we refer you to “Certain Provisions of the Titling Trust Documents and Related Agreements,” “Additional Legal Aspects of the Titling Trust and the Exchange Notes” and “Additional Legal Aspects of the Leases and Leased Vehicles” in this prospectus.

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THE INITIAL BENEFICIARY

The Initial Beneficiary, Auto Lease Finance LLC, is a Delaware limited liability company and a wholly-owned, special-purpose finance subsidiary of World Omni. Auto Lease Finance LLC was organized in September 1998 solely for the purpose of being grantor and Initial Beneficiary of the Titling Trust, holding and dealing with the Closed-End Collateral Specified Interest, Open-End Collateral Specified Interest, other specified interests in the Titling Trust, and the Titling Trust Certificates representing the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest and any such other specified interests; acquiring interests in one or more Exchange Notes; forming securitization entities; and engaging in related transactions.

Auto Lease Finance LLC’s limited liability company agreement limits its activities to the purposes described above and to any activities incidental to and necessary for those purposes. World Omni is the sole member of Auto Lease Finance LLC.

The principal office of Auto Lease Finance LLC is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200.

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THE DEPOSITOR

World Omni Auto Leasing LLC, which was formed as a Delaware limited liability company on June 26, 2008, will be the Depositor for the securitization transaction in which the Notes will be issued. Auto Lease Finance LLC holds all of the outstanding membership interests of the Depositor and is the managing member of the Depositor. The principal executive offices of the Depositor are located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the Depositor is located at 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442.

The Depositor was organized solely for the purpose of acquiring Exchange Notes, securities and other property, forming one or more securitization trusts, such as the Issuing Entity, and transferring the related property and rights to those trusts and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

In connection with the offering of the Notes, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Exchange Note and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of this final prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the transaction documents containing the provisions described in “The Leases—Asset Representations Review,” and “The Leases—Dispute Resolution for Reallocation Requests” and “Description of the Transaction Documents—Noteholder Communication.”

The Depositor, a wholly-owned subsidiary of World Omni, will initially retain the Certificates of the Issuing Entity. The Certificates represent the ownership interest in the Issuing Entity and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits in the reserve account. The Certificates are subordinated to the Notes and represent the first-loss interest in the securitization transaction. The Depositor’s retained interests will not be hedged by World Omni, the Depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the Sponsor, you should read “Credit Risk Retention.”

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THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (the “Trust Agreement”) between World Omni Auto Leasing LLC, a Delaware limited liability company, and the Owner Trustee. Before the sale and assignment of the trust assets to the Issuing Entity, the Issuing Entity will have no assets, obligations or operating history. The Issuing Entity will not engage in any business other than:

•	acquiring, financing, owning, pledging and managing the Exchange Note, the other trust assets and any proceeds from the Exchange Note and other trust assets;

•	issuing and making payments on the Notes and Certificates;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee; and

•	performing its obligations under the transaction documents and engaging in other activities to accomplish the above.

Please see “Description of the Transaction Documents” and “ —Indenture—Material Covenants” in this prospectus for further description of the Issuing Entity and its activities.

The requirements that apply to an amendment of the Trust Agreement are described in this prospectus under “Description of the Transaction Documents—Amendments.” The Issuing Entity’s initial equity capitalization is expected to be approximately $98,315,465.67, which is the expected aggregate starting principal balance of the Exchange Note as of the Actual Cutoff Date less the aggregate original principal amount of the Notes as of the Closing Date, plus the amounts on deposit in the reserve account, if any. The Certificates represent the equity or residual interest in the Issuing Entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date(1):

Class A-1 Notes	$97,000,000
Class A-2 Notes	$292,000,000
Class A-3 Notes	$291,000,000
Class A-4 Notes	$80,774,000
Class B Notes	$39,794,000
Series 2018-A Overcollateralization	$93,633,777
Total Trust Capitalization	$894,201,777
Exchange Note Overcollateralization	$42,135,991
Total Securitization Value(2)	$936,337,768

(1)         All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. On or after the Closing Date, the Depositor or any such affiliate may sell any such retained Notes.

(2)         Rounded for summing purposes. The aggregate Securitization Value as of the Actual Cutoff Date is $936,337,768.26. Does not take into account the amount on deposit in the reserve account which is equal to $4,681,688.84.

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No expenses will be incurred in connection with the selection and acquisition of the Exchange Note or the lease assets from the offering proceeds.

The Issuing Entity’s fiscal year ends on December 31.

The Trust Property

The primary assets of the Issuing Entity will include the following:

•	an Exchange Note issued by the Titling Trust secured by the Units in the related Reference Pool;

•	amounts that from time to time may be held in one or more Trust Accounts established and maintained on behalf of the Issuing Entity by a trustee;

•	rights under certain transaction documents; and

•	any and all proceeds of the foregoing.

The leases constituting the Reference Pool will be originated by various dealers and acquired by the Titling Trust. The underwriting criteria applicable to the leases included in the Reference Pool are described under “The Servicer, Sponsor and Administrator—Underwriting Standards.”

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THE TRUSTEES OF THE ISSUING ENTITY

The Owner Trustee

U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee and certificate registrar under the Trust Agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the fifth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $462 billion as of December 31, 2017, is the parent company of U.S. Bank. As of December 31, 2017, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2017, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of automobile receivables-backed securities since 2000. As of December 31, 2017, U.S. Bank Trust was acting as owner trustee on 72 issuances of automobile receivables-backed securities.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee described in the trust documents.

The Indenture Trustee, Note Registrar and Paying Agent

MUFG Union Bank, National Association (formerly known as Union Bank, National Association) will be the Indenture Trustee under the Indenture. MUFG Union Bank, National Association is a national banking association and its corporate trust office is located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020. MUFG Union Bank, National Association and its predecessors have extensive experience in corporate trust and agency services including roles as collateral agent, depositary, indenture trustee, owner trustee, and escrow agent. MUFG Union Bank, National Association has acted, and is currently acting, as indenture trustee on a number of asset-backed transactions involving pools of various asset types, including acting as indenture trustee on automobile retail installment sale contract backed securities. The bank, servicer, sponsor, depositor, and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

The indenture trustee shall make each monthly statement available to the Noteholders via the indenture trustee’s internet website at https://www.unionbank.com/commercial-bank/trust-custody/corporate-trust-services/asset-backed-servicer-reports.jsp. Noteholders with questions may direct them to the bondholder services group at (646) 452-2114.

The Indenture Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee described in the trust documents.

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ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “Asset Representations Reviewer” under the Asset Representations Review Agreement (the “Asset Representations Review Agreement”) between the Issuing Entity, the Sponsor, and the Asset Representations Reviewer. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN) and has provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 150 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton is a provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton has performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. Clayton has performed these services primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the leases in the actual pool. For so long as the Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Lease following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuing Entity, the Servicer and the Indenture Trustee.

For a description of the Asset Representation Reviewer’s duties and responsibilities and the review to be performed by the Asset Representations Reviewer, you should read “The Leases—Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Servicer, any such unpaid amounts will be paid by the Issuing Entity from Available Funds on each Payment Date up to the limit of $150,000 per year. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Payment Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the reserve account have been made. Following an Event of Default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

The Asset Representations Reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the Asset Representations Review Agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Units for compliance with the representations under the transaction documents, except in connection with a review under the Asset Representations Review Agreement, or (b) determining whether noncompliance with any representation is a breach of the transaction documents or if any Unit is required to be reallocated.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement. The Issuing Entity will, or will cause the Servicer to, indemnify the Asset Representations Reviewer for all liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement, other than liabilities resulting from the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the Asset Representations Review Agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

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The Asset Representations Reviewer may not resign unless it becomes legally unable to act. The Issuing Entity may also remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the Asset Representations Review Agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the Asset Representations Reviewer, the Issuing Entity will be obligated to appoint a successor Asset Representations Reviewer. Any resignation or removal of an Asset Representations Reviewer and appointment of a successor Asset Representations Reviewer will not become effective until acceptance of the appointment by the successor Asset Representations Reviewer. As described under ”The Leases—Asset Representations Review—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or substitution of the Asset Representations Reviewer that occurred during the related collection period. Reasonable expenses associated with the termination of the Asset Representations Reviewer and the appointment of a successor will be borne by the outgoing Asset Representations Reviewer.

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THE EXCHANGE NOTE

General

The Exchange Note will be issued by the Titling Trust under the Exchange Note Supplement on the date the Notes are issued.

The Exchange Note will be secured by certain Units allocated to the related Reference Pool, which Units are pledged by the Titling Trust to the Closed-End Collateral Agent under the third amended and restated pledge and security agreement dated as of July 16, 2008, as amended and supplemented from time to time (the “Pledge and Security Agreement”). In addition to the Units allocated to the Reference Pool, the Exchange Note will be secured by certain other assets, which include the following (but exclude Additional Lease Charges):

•	amounts in the Trust Collection Account for the related Reference Pool, received in respect of the leases or the sale of the leased vehicles after the Actual Cutoff Date;

•	certain monies due under or payable in respect of the Units after the Actual Cutoff Date;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the Units;

•	the right to receive any insurance proceeds from any insurance policies with respect to the related Units and lessees;

•	the Exchange Note Collection Account;

•	all other assets of the Titling Trust related to the Units; and

•	all proceeds of the foregoing, except that actual sales proceeds will not constitute part of the Exchange Note security. See “The Servicer, Sponsor and Administrator—Like-Kind Exchange Program” in this prospectus.

The Exchange Note will be pledged to the Indenture Trustee to secure the Notes.

The principal balance of the Exchange Note will be less than the aggregate Securitization Value. On each Payment Date, other than a date on which the Exchange Note is redeemed, the principal balance of the Exchange Note will be required to be repaid by the Titling Trust by an amount sufficient to reduce its principal balance to an amount equal to 94% of the aggregate Securitization Value as of the end of the prior Collection Period. The difference between the principal balance of the Exchange Note and the aggregate Securitization Value serves as overcollateralization for the Exchange Note.

The initial principal balance of the Exchange Note will be $894,201,776.83. The final scheduled maturity date of the Exchange Note will be May 15, 2023. The Exchange Note will bear interest at a rate equal to the Class B Note interest rate.

None of the Issuing Entity, the Noteholders and the persons in whose name a Certificate is registered on the certificate register (“Certificateholders”) will have a legal or beneficial interest in any unencumbered pool of the Titling Trust or the Warehouse Facility Pool of the Closed-End Collateral Specified Interest, any Other Reference Pool or any assets of the Titling Trust evidenced by the Closed-End Collateral Specified Interest certificate or any Other Exchange Note. To the extent certain defaults have occurred with respect to Other Exchange Notes related to Other Reference Pools or the Warehouse Facility Pool, the Servicer will deposit into the lease funding account any available amounts up to the aggregate outstanding amount of principal and other amounts due and payable with respect to such Other Exchange Notes and their related reference pools, the Warehouse Facility Pool and certain other secured obligations in accordance with the priority of payments for the Exchange Note, as described in “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus.

On the Closing Date, the Titling Trust will issue the Exchange Note to or upon the order of Auto Lease Finance LLC, as Initial Beneficiary. For more information regarding the Titling Trust, the Initial Beneficiary and the Titling Trustee, you should refer to “The Titling Trust” in this prospectus.

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Transfers of the Exchange Note

Upon issuance by World Omni LT to Auto Lease Finance LLC, the Initial Beneficiary, the Exchange Note will be sold by the Initial Beneficiary to the Depositor and then transferred by the Depositor to the Issuing Entity.

Sale of the Exchange Note by Auto Lease Finance LLC to the Depositor will be made pursuant to an Exchange Note Sale Agreement, to be dated as of the Closing Date (the “Exchange Note Sale Agreement”). Auto Lease Finance LLC will covenant to treat the conveyance of the Exchange Note to the Depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the Exchange Note to the Depositor, the Depositor will:

•	sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the Exchange Note, including all collections thereon after the Actual Cutoff Date, under an Exchange Note Transfer Agreement, to be dated as of the Closing Date (the “Exchange Note Transfer Agreement”); and

•	deliver the Exchange Note to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and the certificate. The Depositor will retain the Issuing Entity trust Certificates on the Closing Date.

Immediately following the transfer of the Exchange Note to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity’s estate, which includes the Exchange Note, to the Indenture Trustee as security for the Notes.

Application of Collected Amounts. Collected amounts include all of the following amounts that the Servicer receives relating to any lease or leased vehicle (collectively, the “Exchange Note Collected Amounts”):

•	Base Monthly Payments,

•	Liquidation Proceeds,

•	insurance proceeds,

•	prepayments in full of the outstanding principal balance of the lease, including any related payments of interest,

•	payments remitted by a lessee of one or more scheduled payments (not constituting prepayments) in excess of the scheduled payment due under a lease, which the lessee has instructed the Servicer to apply to scheduled payments that are due under that lease in one or more immediately following calendar months (such payments are referred to in this prospectus as “Payments Ahead”),

•	released intermediary funds,

•	proceeds from the exercise of dealer recourse rights, and

•	all other payments made by or on behalf of any lessee (other than Additional Lease Charges).

The Exchange Note Collected Amounts will not include any payments made by lessees representing Additional Lease Charges. The Additional Lease Charges, other than taxes and other amounts owing to any government authority, will be paid to the Servicer as supplemental servicing fees. The Servicer may waive any late payment fee or charge or any other fees or charges that may be collected in the ordinary course of servicing a lease.

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In the case of any Relinquished Vehicles included in an Asset Pool, the Servicer and the QI will promptly deposit amounts equal to the Net LKE Disposition Proceeds of the Relinquished Vehicles into the applicable warehouse facility collection account, unencumbered pool collection account or Exchange Note Collection Account. See “The Servicer, Sponsor and Administrator—Like-Kind Exchange Program”.

Prior to the required remittance date, the Servicer will identify the Asset Pool to which the Exchange Note collected amounts relate and deposit those amounts (net of reimbursement of any liquidation expenses incurred by the Servicer relating to any vehicle the Liquidation Proceeds of which are included among such funds) into the applicable lease funding account or Exchange Note Collection Account for the related Asset Pool. The Servicer shall from time to time in accordance with the Base Servicing Agreement, the related Servicing Supplement and the Titling Trust Agreement, determine respective amounts and recipients, and direct the Titling Trust to pay out of the applicable lease funding account or Exchange Note Collection Account all necessary and appropriate Titling Trust expenses and liabilities allocable to the respective Warehouse Facility Pool, unencumbered pool or reference pool. In the case of any Payments Ahead, the Servicer will maintain appropriate records in order to apply the Payments Ahead as a scheduled payment relating to the applicable lease.

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THE LEASES

The leases allocated to the Reference Pool consist of closed-end leases for new Toyota and Scion vehicles. Some or all of such leases allocated to the Reference Pool may have previously been included in the Warehouse Facility Pool of the Closed-End Collateral Specified Interest and any interest of the warehouse facility lenders in the leases allocated to the Reference Pool shall be released immediately prior to or contemporaneously with such allocation to the Reference Pool.

Characteristics of the Leases

The securitized portfolio information presented in this prospectus is stated as of the Actual Cutoff Date and is calculated based on the Securitization Value. As of the Actual Cutoff Date, the Units allocated to the Reference Pool had an aggregate Securitization Value of $936,337,768.26. For more information regarding how the Securitization Value for each Unit is calculated, you should refer to “—Calculation of the Securitization Value” below.

Eligibility Criteria and Portfolio Characteristics. The leases and related leased vehicles were selected by World Omni randomly from a pool of eligible leases in the Titling Trust’s portfolio of leases and leased vehicles that all met several criteria. World Omni excluded from the pool any leases and related leased vehicles in respect of which the servicer’s systems, as of the cutoff date, indicated that the related obligor has been granted an extension due to hurricane Irma. The eligibility criteria for the leases include, among others, as of the Actual Cutoff Date, that each lease:

•	relates to a Toyota or Scion automobile or light-duty truck, of a model year of 2014 or later;

•	is written with respect to a leased vehicle that was at the time of the origination of the related lease a new vehicle or dealer demonstration vehicle driven fewer than 6,000 miles;

•	was originated in the Five-State Area by a dealer (a) for a lessee with a United States address and (b) in the ordinary course of such dealer’s business;

•	has a remaining term to maturity as of the Actual Cutoff Date of less than or equal to 56 months, and had an original lease term greater than or equal to 24 months and less than or equal to 60 months;

•	was originated on or after January 25, 2014;

•	provides for level payments that fully amortize the Adjusted Capitalized Cost of the lease at the Lease Rate to the related Contract Residual Value over the lease term and, in the event of a lessee initiated early termination, provides for payment of an Early Termination Charge;

•	is not more than 30 days past due as of the Actual Cutoff Date and is not a Defaulted Lease;

•	is owned, and the related leased vehicle is owned, by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the Closed-End Collateral Agent or any lien on the certificate of title that arises by operation of law), other than any lien upon a certificate of title of any leased vehicle deemed necessary and useful by the Servicer solely to provide for delivery of title documentation to the Titling Trustee;

•	was originated in compliance with, and complies in all material respects with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the CFPB, all state leasing and consumer protection laws and all state and federal usury laws;

•	is the valid, legal, and binding full–recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity;

•	was originated in compliance with customary origination practices;

•	is payable solely in U.S. dollars;

•	relates to a Unit that had a Securitization Value as of the Actual Cutoff Date no greater than $86,824.10; and

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•	has as its lessee a person located in any state within the United States or the District of Columbia who is not (a) World Omni or any of its affiliates, or (b) the United States of America or any state or local government or any agency or political subdivision thereof.

General Portfolio Characteristics of the Units. The Units have the following characteristics as of the Actual Cutoff Date:

Pool Characteristics as of Actual Cutoff Date

Actual Cutoff Date	February 1, 2018
Number of Leases	37,134
Securitization Value
Average	$25,215.11
Minimum	$8,833.13
Maximum	$86,824.10
Base Residual
Average	$18,231.27
Minimum	$5,626.00
Maximum	$53,506.00
Original Term (Months)
Weighted Average(1)	38.54
Minimum	24
Maximum	60
Remaining Term (Months)
Weighted Average(1)	30.45
Minimum	3
Maximum	56
Seasoning (Months)(2)
Weighted Average(1)	8.09
Minimum	3
Maximum	49
FICO® Score(3)
Weighted Average FICO® Score(1)(3)(4)	732
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)(5)	611-854
Maximum Weighted Average FICO® score(1)(3)(4)(6)	893
Discounted Base Residual as a % of Securitization Value	60.86%
Base Residual as a % of lesser of MRM and MSRP	58.76%

(1)	Weighted average by Securitization Value.
(2)	Seasoning refers to the number of months elapsed since origination of the leases.
(3)	FICO® is a federally registered trademark of Fair, Isaac & Company. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system. Of the 37,134 leases in the Reference Pool as of the Actual Cutoff Date, 976 or 2.63% of the aggregate number of leases in such Reference Pool are accounts for which FICO® scores are unavailable.
(5)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 854 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 611. Range of FICO® scores represent at least 90% of the aggregate Securitization Value as of origination.
(6)	For leases having co-lessees, the maximum weighted average FICO® score is determined by using the greater of the two FICO® scores between the primary applicant and the co-applicant, weighted by the Securitization Value of the related Unit as of the Actual Cutoff Date.

A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the leases.

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Calculation of the Securitization Value

Under the Servicing Agreement, the Servicer will calculate a “Securitization Value” for each Unit in the related Reference Pool equal to the sum of (i) the present values, calculated using a discount rate equal to the greater of the Securitization Rate and the Lease Rate, of (a) the aggregate scheduled Base Monthly Payments remaining on the lease and (b) the Base Residual Value of the related leased vehicle and (ii) any Base Monthly Payments due but not yet paid, minus any Base Monthly Payments made in advance of the lease’s next due date. The Securitization Value of a Terminated Unit is equal to zero.

The “Base Residual Value” of the leased vehicle is the lower of:

(a) the ALG Residual Value; and

(b) the Contract Residual Value.

The “Securitization Rate” will equal 6.50%.

The “ALG Residual Value” is calculated by multiplying (a) the residual value percentage estimate published by ALG for the appropriate vehicle and term by (b) the lower of (i) the actual MSRP and (ii) the MRM published by ALG, in each case for such vehicle.

For more information on how Contract Residual Values of the leased vehicles are determined, you should refer to “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing—Determination of contract residual values” in this prospectus.

A “Terminated Unit” is a lease and related leased vehicle allocated to the Reference Pool for which any of the following has occurred during a Collection Period:

•	following the scheduled expiration or early termination (including a voluntary early termination by the lessee) of the related lease, the related leased vehicle was either (a) sold or otherwise disposed of by the Servicer or (b) held in inventory for more than 90 days, whichever occurs first;

•	the related leased vehicle was purchased by a customer or dealer;

•	the Servicer’s records, in accordance with its Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related leased vehicle; or

•	the related lease becoming a Defaulted Lease.

A “Defaulted Lease” means a lease for which any of the following has occurred during a Collection Period:

•	any payment or part thereof in excess of $40.00 is past due 120 or more days;

•	the related vehicle has been repossessed and sold or repossessed and held in inventory for more than 90 days, whichever occurs first; or

•	the lease has been charged off in accordance with the Servicer’s Customary Servicing Practices.

Characteristics of the Units

The following tables show the distribution of the Units in the Reference Pool by geographic location, scheduled year and month of maturity, vehicle model, original term to maturity and remaining term to maturity. The data set forth in the table below entitled “Distribution of the Leases by Geographic Location as of the Actual Cutoff Date” are based on the billing addresses of the lessees.

Additionally, as of the Actual Cutoff Date, 3,001 Units, having an aggregate Securitization Value of approximately $78,731,413.67, constituting approximately 8.41% of the aggregate Securitization Value of the Units in the Reference Pool, are evidenced by electronic contracts.

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Distribution of the Leases by Geographic Location as of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leases by geographic location was as follows:

Geographic Location	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
Florida	24,410	65.73%	$577,960,955.08	61.73%
North Carolina	5,514	14.85%	$156,188,338.62	16.68%
South Carolina	3,282	8.84%	$93,266,606.82	9.96%
Alabama	1,664	4.48%	$47,868,969.32	5.11%
Georgia	1,706	4.59%	$45,799,564.80	4.89%
All others	558	1.50%	$15,253,333.62	1.63%
Total	37,134	100.00%	$936,337,768.26	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

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Distribution of the Leases by Scheduled Year and Month of Maturity as
of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leases by scheduled year and month to maturity was as follows:

Scheduled Year and Month of Maturity	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)	Base Residual	Percentage of Base Residual(1)
2018-05	20	0.05%	$380,514.19	0.04%	$363,376.27	0.05%
2018-06	35	0.09%	$665,348.29	0.07%	$625,419.04	0.09%
2018-07	42	0.11%	$742,578.87	0.08%	$694,216.61	0.10%
2018-08	17	0.05%	$273,515.77	0.03%	$252,166.71	0.04%
2018-09	23	0.06%	$339,317.56	0.04%	$294,942.63	0.04%
2018-10	11	0.03%	$160,354.38	0.02%	$144,498.16	0.02%
2018-11	7	0.02%	$142,106.78	0.02%	$121,641.03	0.02%
2018-12	39	0.11%	$646,584.82	0.07%	$572,788.03	0.08%
2019-01	117	0.32%	$1,963,685.55	0.21%	$1,710,025.87	0.25%
2019-02	29	0.08%	$956,871.55	0.10%	$747,178.09	0.11%
2019-03	22	0.06%	$417,267.21	0.04%	$350,028.94	0.05%
2019-04	18	0.05%	$481,581.94	0.05%	$394,864.45	0.06%
2019-05	40	0.11%	$914,160.58	0.10%	$708,103.21	0.10%
2019-06	100	0.27%	$2,001,139.22	0.21%	$1,608,831.98	0.24%
2019-07	28	0.08%	$622,459.67	0.07%	$487,063.28	0.07%
2019-08	18	0.05%	$401,069.02	0.04%	$311,816.68	0.05%
2019-09	34	0.09%	$698,328.62	0.07%	$535,484.47	0.08%
2019-10	20	0.05%	$417,037.08	0.04%	$325,978.72	0.05%
2019-11	28	0.08%	$524,268.59	0.06%	$390,283.21	0.06%
2019-12	46	0.12%	$1,029,132.22	0.11%	$758,048.88	0.11%
2020-01	478	1.29%	$10,527,600.08	1.12%	$7,931,193.78	1.17%
2020-02	2,794	7.52%	$61,063,338.98	6.52%	$45,922,492.01	6.78%
2020-03	2,941	7.92%	$65,497,429.71	7.00%	$49,596,884.59	7.33%
2020-04	3,111	8.38%	$71,191,931.80	7.60%	$53,792,232.40	7.95%
2020-05	3,072	8.27%	$70,852,613.62	7.57%	$52,636,281.04	7.77%
2020-06	3,096	8.34%	$72,960,684.94	7.79%	$53,738,809.80	7.94%
2020-07	3,243	8.73%	$75,970,886.02	8.11%	$55,524,740.99	8.20%
2020-08	3,590	9.67%	$85,782,705.89	9.16%	$61,934,829.33	9.15%
2020-09	3,259	8.78%	$80,478,961.79	8.60%	$57,458,401.39	8.49%
2020-10	3,979	10.72%	$99,217,805.87	10.60%	$70,442,564.01	10.41%
2020-11	1,309	3.53%	$35,680,855.92	3.81%	$25,575,321.11	3.78%
2020-12	50	0.13%	$1,747,158.78	0.19%	$1,241,248.74	0.18%
2021-01	146	0.39%	$4,963,464.66	0.53%	$3,535,341.38	0.52%
2021-02	523	1.41%	$17,283,035.95	1.85%	$12,135,469.05	1.79%
2021-03	564	1.52%	$18,914,285.00	2.02%	$13,323,312.60	1.97%
2021-04	732	1.97%	$25,303,209.05	2.70%	$17,901,342.24	2.64%
2021-05	715	1.93%	$24,545,195.06	2.62%	$16,988,599.11	2.51%
2021-06	689	1.86%	$23,776,973.34	2.54%	$16,240,741.82	2.40%
2021-07	602	1.62%	$20,954,343.25	2.24%	$13,963,214.05	2.06%
2021-08	576	1.55%	$20,277,210.87	2.17%	$13,447,049.39	1.99%
2021-09	409	1.10%	$14,587,231.73	1.56%	$9,401,045.24	1.39%
2021-10	385	1.04%	$14,441,319.22	1.54%	$9,036,210.07	1.33%
2021-11	115	0.31%	$4,261,652.81	0.46%	$2,663,332.45	0.39%
2021-12	4	0.01%	$122,697.34	0.01%	$74,148.50	0.01%
2022-01	13	0.04%	$524,693.51	0.06%	$271,711.66	0.04%
2022-02	4	0.01%	$139,736.60	0.01%	$73,077.31	0.01%
2022-03	2	0.01%	$66,498.32	0.01%	$33,297.00	0.00%*
2022-04	7	0.02%	$283,074.39	0.03%	$155,578.43	0.02%
2022-05	3	0.01%	$120,611.65	0.01%	$64,641.00	0.01%
2022-06	5	0.01%	$156,574.77	0.02%	$72,718.20	0.01%
2022-07	13	0.04%	$457,801.11	0.05%	$224,446.73	0.03%
2022-08	2	0.01%	$76,951.06	0.01%	$33,567.06	0.00%*
2022-09	5	0.01%	$170,532.19	0.02%	$94,189.63	0.01%
2022-10	4	0.01%	$161,381.07	0.02%	$75,217.35	0.01%
Total	37,134	100.00%	$936,337,768.26	100.00%	$677,000,005.72	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.
*	Represents a value that is greater than zero (0.00%) but less than 0.005%.

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Distribution of the Leased Vehicles by Vehicle Model as of the Actual Cutoff Date

As of the Actual Cutoff Date, the composition of the leased vehicles by vehicle model was as follows:

Vehicle Model	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
Tacoma	6,007	16.18%	$190,201,569.88	20.31%
RAV4	7,156	19.27%	$160,976,111.01	17.19%
Camry	6,208	16.72%	$118,022,846.16	12.60%
Tundra	3,119	8.40%	$116,694,959.21	12.46%
Corolla	6,599	17.77%	$103,879,001.92	11.09%
All others	8,045	21.66%	$246,563,280.08	26.33%
Total	37,134	100.00%	$936,337,768.26	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

Distribution of the Leases by Original Term to Maturity as of the Actual Cutoff Date

As of the Actual Cutoff Date, the distribution of the leases by original term to maturity was as follows:

Original Term to Maturity (Months)	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
24 – 27	56	0.15%	$1,605,005.51	0.17%
28 – 39	31,213	84.06%	$732,462,045.03	78.23%
40 – 51	5,816	15.66%	$200,559,194.04	21.42%
52 – 60	49	0.13%	$1,711,523.68	0.18%
Total	37,134	100.00%	$936,337,768.26	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

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Distribution of the Leases by Remaining Term to Maturity as of the Actual Cutoff Date

As of the Actual Cutoff Date, the distribution of the leases by remaining term to maturity was as follows:

Remaining Term to Maturity (Months)	Number of Leases	Percentage of Number of Leases(1)	Securitization Value(2)	Percentage of Securitization Value(1)
3 – 6	124	0.33%	$2,197,660.02	0.23%
7 – 12	216	0.58%	$4,073,217.74	0.44%
13 – 18	232	0.62%	$4,948,059.64	0.53%
19 – 24	3,740	10.07%	$81,914,261.92	8.75%
25 – 30	19,315	52.01%	$449,468,836.48	48.00%
31 – 36	8,723	23.49%	$226,542,358.01	24.19%
37 – 42	3,895	10.49%	$134,505,577.51	14.37%
43 – 48	848	2.28%	$31,194,372.38	3.33%
49 – 54	32	0.09%	$1,161,511.30	0.12%
55 – 60	9	0.02%	$331,913.26	0.04%
Total	37,134	100.00%	$936,337,768.26	100.00%

(1)	Percentages may not add to total due to rounding.
(2)	Based on the greater of the Securitization Rate and the Lease Rate.

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Asset-Level Data

The Depositor prepared asset-level data files for the Units in the actual pool for a hypothetical reporting period commencing on January 1, 2018 and ending on January 31, 2018 and has filed this information with the SEC on Form ABS-EE. The asset data file contains detailed information for each Unit in the actual pool about its identification, origination, lease terms, leased vehicle, lessee, lease activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the Issuing Entity has the right to receive payments made on the Units after the Actual Cutoff Date and will not receive any payments described in such asset-level data files during the hypothetical reporting period. The information contained in each asset-level data file is not a prediction of the future performance of any Units. The Form ABS-EE is incorporated by reference into this prospectus. Investors should carefully review the asset level data.

The Servicer will also prepare asset level data about the Units for this securitization transaction for each Collection Period and file it with the SEC on Form ABS-EE at or before the time of filing the related Form 10-D. Such Form ABS-EE, and any information attached as exhibits to the form, will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “The Servicer, Sponsor and Administrator—Underwriting Standards” in this prospectus, under World Omni’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni associate with appropriate approval authority. 21,058 leases in such Reference Pool, having an aggregate Securitization Value as of the Actual Cutoff Date of $531,957,854.59 (approximately 56.81% of the aggregate Securitization Value as of the Actual Cutoff Date) were automatically approved by World Omni’s computer-based evaluation software, while 16,076 leases in such Reference Pool, having an aggregate Securitization Value as of the Actual Cutoff Date of $404,379,913.67 (approximately 43.19% of the aggregate Securitization Value as of the Actual Cutoff Date) were evaluated and approved by a World Omni associate in accordance with World Omni’s written underwriting guidelines. World Omni does not consider any of the leases in the Reference Pool to constitute exceptions to World Omni’s written underwriting guidelines.

Review of Leases in Reference Pool

In connection with the offering of the Notes, the Depositor has performed a review of the leases in the Reference Pool to be allocated by the Titling Trust on the Closing Date and the disclosure regarding those leases, including information incorporated by reference from the Form ABS-EE filed in connection herewith, required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The Depositor consulted with, and was assisted by, responsible personnel of World Omni in performing the review. In addition, World Omni has engaged third parties to assist with portions of the review. World Omni determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni, who approved those descriptions as accurate in all material respects. World Omni, assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to provide reasonable assurance that the descriptions were accurate in all material respects. World Omni also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases and the leased vehicles in the Reference Pool or payments on the Notes.

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Through a random process, 135 leases (the “Sample”) were selected from the leases in World Omni’s originated portfolio that were originated prior to November 19, 2017 and which satisfied (as of January 22, 2018) the eligibility criteria specified under “—Eligibility Criteria and Portfolio Characteristics” above (the “Statistical Pool”). The leases in the Reference Pool to be allocated by the Titling Trust on the Closing Date (the “Final Pool”) will include approximately 93.7% of the securitization value of the units in the Statistical Pool as of January 22, 2018, and will also include additional Leases that were not included in the Statistical Pool (the “Additional Leases”). 100 of the leases in the Final Pool, having an aggregate Securitization Value as of the Actual Cutoff Date of $2,583,982.46 (representing approximately 0.3% of the aggregate Securitization Value of the Final Pool as of the Actual Cutoff Date) are Additional Leases. 134 of the units in the Sample are Units included in the Final Pool. None of the Additional Leases were included in the Sample. The Depositor believes that the Additional Leases were originated under the same origination and underwriting policies and procedures, and using the same credit criteria, as those that were applicable to the Units in the Statistical Pool.

The Depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on leases in the Statistical Pool (the “Statistical Data Tape”). The categories of information contained in the Statistical Data Tape are the same as the those used by the Depositor to construct the pool composition and stratification tables in “The Leases—Characteristics of the Units” in this prospectus. The Depositor also used such databases and other management information systems to assemble the asset-level data file for the Units that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The Depositor designed procedures to test the accuracy of the transmission of individual lease data from information databases maintained by World Omni to the Statistical Data Tape. World Omni made available to responsible personnel of World Omni and third parties that assisted World Omni with its review electronic copies of the pertinent underlying documentation, including data records, for each lease in the Sample. A variety of numerical values and data points for each lease in the Sample were either compared to the corresponding information in the Statistical Data Tape or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. No variances between the data points reviewed and the Statistical Data Tape were found.

The Depositor’s review of the Final Pool evaluated the eligibility criteria that pertain to standard terms of leases and standard business practices, such as the criteria related to each lease providing for level payments that fully amortize the Adjusted Capitalized Cost of the lease. The Depositor confirmed with responsible personnel of World Omni that its systems would not permit the origination of leases that fail to meet these types of eligibility criteria. The Depositor found no discrepancies in this review.

Another aspect of the Depositor’s review of the Final Pool consisted of a comparison of selected statistical data contained in this prospectus describing the leases in the Reference Pool to data in, or derived from, an electronic data tape created by the Depositor using information from internal databases and other management information systems containing relevant data on the Final Pool (the “Final Data Tape”). The review consisted of a recalculation from the data in the Final Data Tape of the number of leases, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of lease systems and operations. Internal control processes used by World Omni include reviews of lease documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Representations and Warranties Relating to the Units

Schedule of leases. The Servicer will prepare a schedule describing the Units, which will be attached as an exhibit to the Exchange Note Supplement. This schedule will identify each lease by its identification number and each leased vehicle by its vehicle identification number. The schedule will also include the following information

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for each lease:

•	date of origination;

•	the lease termination date, which is the payment due date in the month after the final scheduled payment by the lessee;

•	the Base Monthly Payment;

•	the Securitization Value; and

•	the Base Residual Value.

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Representations, Warranties and Covenants. In the Exchange Note Sale Agreement, Auto Lease Finance LLC will make representations and warranties to the Depositor with respect to each lease and related leased vehicle in the Reference Pool, including, that as of the Actual Cutoff Date:

•	the information provided with respect to each Unit in the schedule described above is correct in all material respects as of the Actual Cutoff Date;

•	relates to a new Toyota or Scion automobile or light duty truck;

•	provides for level payments that fully amortize the Adjusted Capitalized Cost of the lease at a Lease Rate to the related Contract Residual Value over the lease term;

•	is not more than 30 days past due as of the Actual Cutoff Date and is not a Defaulted Lease;

•	is owned, and the related leased vehicle is owned, by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens other than any lien of the Closed-End Collateral Agent or any lien on the certificate of title that arise by operation of law), other than certain permitted lien;

•	was originated in compliance with, and complies in all material respect with, all material applicable legal requirements; and

•	is the valid, legal, and binding full-recourse payment obligation of the related obligor, enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general or (b) general principles of equity.

On the Closing Date, the Depositor will assign all of its rights under the Exchange Note Sale Agreement to the Issuing Entity. The Exchange Note Sale Agreement will also provide that if Auto Lease Finance LLC or the Depositor discovers a breach of certain representations or warranties with respect to a lease or the related leased vehicle made by Auto Lease Finance LLC in the Exchange Note Sale Agreement that materially and adversely affects the Issuing Entity’s interest in the related Unit, which breach is not cured in all material respects on or before the end of the Collection Period in which Auto Lease Finance LLC discovers such incorrectness (either pursuant to notice or otherwise), then the applicable Unit will be removed from the Reference Pool for the Exchange Note on the Payment Date related to that Collection Period. In connection with this reallocation, Auto Lease Finance LLC will be required to deposit into the collection account a reallocation payment for the applicable Unit in an amount specified in this prospectus. The reallocation payment must be made by Auto Lease Finance LLC as of the Payment Date immediately following the day on which the related cure period ended. Upon making that payment, the related Unit will no longer be included in the Reference Pool for the Exchange Note. The obligation of Auto Lease Finance LLC to deposit such reallocation payment will constitute the sole remedy respecting such breach.

Pursuant to the Indenture, the Issuing Entity will assign its rights in such representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

None of the Titling Trust, the Titling Trustee, the Titling Trustee Agent, the Initial Beneficiary, Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Servicer or any other person has any obligation to investigate the accuracy of such representations and warranties of Auto Lease Finance LLC or whether any Unit may be an ineligible Unit.

Upon discovery by or notice to Auto Lease Finance LLC of a breach of any representation or warranty with respect to certain characteristics of the Units, including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a lease, Auto Lease Finance LLC will investigate the lease or leases to confirm the breach and determine if it has materially and adversely affected the lease or leases. A Noteholder or beneficial owner of a Note may make a request or demand that a lease be reallocated due to a breach of a representation made about the leases. Any request or demand that a Unit be reallocated must be provided to the Indenture Trustee in writing and provide sufficient detail so as to allow Auto Lease Finance LLC to reasonably investigate the alleged breach of the representations and warranties related to such Unit. The Indenture Trustee will provide any such request or demand to World Omni and Auto Lease Funding LLC.

The Depositor will report any requests or demands to repurchase leases and related activity and status on Form ABS-15G.

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Asset Representations Review

If two triggers are met, the Asset Representations Reviewer will perform a review of leases to test for compliance with the representations made by Auto Lease Finance LLC about the leases and leased vehicles. The first trigger occurs if the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the Noteholders (including beneficial owners of Notes) of at least 5% of the outstanding principal amount of Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote for a review. The review fees will be $175 for each lease tested in the review.

Delinquency Trigger

A delinquent lease is defined as a lease with more than $40 of a scheduled payment past due, including leases with bankrupt lessees but excluding Defaulted Leases.

On or prior to each Payment Date, the Servicer will calculate the Delinquency Percentage for the preceding calendar month. The “Delinquency Percentage” for each Payment Date and the related preceding calendar month is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all delinquent leases in the Actual Pool that are more than 60 days delinquent as of the last day of calendar month immediately preceding such Payment Date to (ii) the aggregate Securitization Value of all leases in the Actual Pool as of the last day of such preceding calendar month.

The “Delinquency Trigger” for any Payment Date and the related preceding calendar month is 2.40%. World Omni developed the Delinquency Trigger by considering the monthly greater than 60-day delinquency rate observed in its prior securitizations of leases in this program from 2009. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate securitization value of all delinquent leases within the Actual Pool that are more than 60 days delinquent as a percentage of (ii) the aggregate securitization value of all of the leases within the Actual Pool as of the last day of the calendar month immediately preceding the related payment date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak Delinquency Percentage of its prior securitizations of leases in this program from 2009 through 2017, rounded to the nearest 0.05%. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the Notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni believes that the Delinquency Trigger is appropriate based on:

•       its experience with delinquency in its prior securitized pools of leases, and in its portfolio of leases; and

•       its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior securitized pools.

For more information regarding greater than 60 day delinquent lease statistics for World Omni’s prior securitized pools, see Appendix A to this prospectus.

Voting Trigger

If the Delinquency Trigger occurs on the last day of a month, a Noteholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review. For purposes of this demand, if the demanding Noteholder is the record holder of any Notes, no verification procedures will be required. If the requesting Noteholder is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee may require no more verification than (1) a written certification from the Noteholder that it is a beneficial owner of a specified outstanding principal amount of the Notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

If Noteholders of at least 5% of the outstanding principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Issuing Entity’s Form 10-D for the Collection Period in which the demand requirement was met will include a statement that sufficient

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Noteholders are requesting a full Noteholder vote to commence a review by the Asset Representations Reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Asset Representations Reviewer to commence a review. Any beneficial owner of Notes may act through their respective DTC participants and the Form 10-D referenced in the prior sentence will include applicable voting procedures for any such beneficial owner of Notes acting through a DTC participant. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of Noteholders holding at least 5% of the outstanding principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer and the Servicer to start the review. The Issuing Entity’s Form 10-D for the Collection Period in which the Asset Representations Reviewer received the notice to start the review will specify that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, Notes held by the Sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders have elected to initiate a vote.

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Asset Representations Review Process

The review will be performed on each lease that is 60 days or more delinquent at the end of the prior month (the “Review Leases”). Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the lease files and other information necessary for the review of all of the Review Leases. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the Review Leases and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Lease and determining whether each test was passed or failed. If the Servicer notifies the Asset Representations Reviewer that a Review Lease was paid in full or reallocated from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that Review Lease and the review of that Review Lease will be considered complete.

The tests were designed by World Omni to determine whether a Review Lease was not in compliance with the representations made about it in the transaction documents at the relevant time, which is usually at origination of the lease or as of the Actual Cutoff Date or Closing Date. There may be multiple tests for each representation. The review is not designed to determine why the lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination. The review is not designed to determine whether the lease was serviced in compliance with the Servicing Agreement after the Actual Cutoff Date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the Issuing Entity, the Servicer and the Indenture Trustee on the test results for each Review Lease and each representation, including any Review Lease for which the tests were considered complete and the related reason. The Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the transaction documents or if any lease is required to be reallocated. The Servicer will investigate any findings of non-compliance contained in any report of the Asset Representations Reviewer and any reallocation request received from the Indenture Trustee, any Noteholder or any other party to any of the transaction documents and make a determination regarding whether any such non-compliance constitutes a breach of any representation or warranty requiring that a reallocation payment or a reallocation of any lease is required.  If the Servicer determines that a breach has occurred, it will provide notice to Auto Lease Finance LLC that it is obligated to pay the reallocation payment or reallocate the lease pursuant to the Exchange Note Sale Agreement.  The Exchange Note Sale Agreement requires that any breach of the representations and warranties must materially and adversely affect the lease before Auto Lease Finance LLC would be required to make a reallocation payment or reallocate the lease.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer by the Servicer, and to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Transaction Documents—Distributions on the Securities.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the trust in the next month.

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer.”

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Periodic Reports

The Depositor will file a Form 10-D for the Issuing Entity with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Leases by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report; and

•	if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Reallocation Requests

If a request is made for the reallocation of a lease due to a breach of a representation made about the leases and leased vehicles, and the reallocation is not resolved within 180 days after receipt by Auto Lease Finance LLC of notice of the reallocation request, the requesting party, including a Noteholder and any beneficial owner of Notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting reallocation or other relief from losses resulting from changes in the credit quality of a lease or other market conditions. Auto Lease Finance LLC will not reallocate a lease with respect to which the related breach of a representation or warranty did not materially adversely affect the lease. If a lease is paid off, satisfied or reallocated, no demands to reallocate are permitted, and there is no further right to mediation or arbitration regarding that lease. None of the representations and warranties related to the leases relate to the performance of the leases or to any credit losses that may occur as a result of a default by the related lessee on the lease. Furthermore, the dispute resolution procedures described below apply only to the specific leases that are related to the dispute. Dispute resolution to resolve reallocation requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the lease subject to a reallocation request was part of an asset representations review and the findings and conclusions of the Asset Representations Reviewer state that no tests were failed for the lease, the reallocation request for the lease will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a reallocation demand is unresolved. Auto Lease Finance LLC must agree to participate in the selected resolution method.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by Auto Lease Finance LLC, using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the transaction documents, the procedures in the transaction documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or, if mediation or arbitration in New York City at the offices of the mediator or arbitrator is unavailable, the mediator or arbitrator will select another location in a major metropolitan area in the continental United States. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

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For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the reallocation request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive Business Days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the transaction documents, and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Auto Lease Finance LLC will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the reallocation request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

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DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is information concerning World Omni’s experience with respect to its entire portfolio of new Toyota and Scion closed-end leases, which includes leases owned by the Titling Trust. The dollar amount of the leases outstanding reflects World Omni’s book value.

The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond World Omni’s control. There is no assurance that World Omni’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

We have not provided similar delinquency, repossession and net loss data on the leases allocated to the Reference Pool, because none of those leases was more than 30 days delinquent in payments as of the Actual Cutoff Date. See “The Leases—Characteristics of the Leases—Eligibility Criteria and Portfolio Characteristics” in this prospectus.

Delinquency Experience

(Dollars in Thousands)

	As of December 31,
	2017		2016		2015		2014		2013
Dollar Amount of Lease Contracts Outstanding(1)	$3,257,213		$2,824,004		$2,457,606		$2,089,950		$ 1,942,250
Number of Lease Contracts Outstanding	132,515		120,483		110,557		96,797		91,631

	Unit	%	Unit	%	Unit	%	Unit	%	Unit	%
Number of Delinquent Lease Contracts(2)
31-60 Days	982	0.74	796	0.66	512	0.46	426	0.44	455	0.50
61-90 Days	202	0.15	137	0.11	87	0.08	55	0.06	65	0.07
91-120 Days	42	0.03	38	0.03	25	0.02	11	0.01	14	0.02
121 Days or more	7	0.01	6	-	5	-	1	-	2	-
Total 31 days or more(3)	1,233	0.93%	977	0.81%	629	0.57%	493	0.51%	536	0.58%

	$	%	$	%	$	%	$	%	$	%
Dollar Amount of Delinquent Lease Contracts(1)
31-60 Days	$23,599	0.72	$18,484	0.65	$10,849	0.44	$8,693	0.42	$9,079	0.47
61-90 Days	$4,766	0.15	$3,094	0.11	$1,826	0.07	$1,115	0.05	$1,297	0.07
91-120 Days	$993	0.03	$944	0.03	$541	0.02	$223	0.01	$276	0.01
121 Days or more	$158	-	$140	-	$145	0.01	$18	-	$48	-
Total 31 days or more(3)	$29,515	0.91%	$22,662	0.80%	$13,360	0.54%	$10,049	0.48%	$10,701	0.55%

(1)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.
(2)	World Omni considers a payment to be past due or delinquent when a lessee owes in excess of $40 of the scheduled monthly payment after the related due date. The period of delinquency is based on the number of days that in excess of $40 of a payment is contractually past due.
(3)	Balances and percentages may not add to total due to rounding.

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Net Credit Loss And Repossession Experience(1)

(Dollars in Thousands)

	As of and For the Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Dollar Amount of Lease Contracts Outstanding(2)	$3,257,213	$2,824,004	$2,457,606	$2,089,950	$1,942,250
Dollar Amount of Average Lease Contracts Outstanding(2)(3)	$3,035,288	$2,641,446	$2,287,867	$2,014,505	$1,844,699
Number of Lease Contracts Outstanding	132,515	120,483	110,557	96,797	91,631
Average Number of Lease Contracts Outstanding(3)	125,904	115,392	103,744	93,635	87,947
Number of Repossessions	2,139	1,697	1,332	1,296	1,251
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding	1.70%	1.47%	1.28%	1.38%	1.42%
Charge-offs(4)(6)	$12,840	$8,921	$5,379	$5,516	$5,108
Recoveries(5)	$3,331	$2,164	$1,875	$1,819	$2,194
Net Losses	$9,509	$6,757	$3,504	$3,697	$2,914
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.31%	0.26%	0.15%	0.18%	0.16%

(1)	For credit loss terminations, World Omni charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under Customary Servicing Practices. Gains or losses associated with the sale of off-lease inventory are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.
(2)	The dollar amount of the leases outstanding represents the sum of (i) the present value of the remaining monthly payments payable under the leases and (ii) the present value of the Contract Residual Value of the leased vehicles. The present value calculation is based on the Lease Rate.
(3)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.
(4)	Charge–offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).
(5)	Recoveries generally include the net amount received with respect to lease contracts previously charged off.
(6)	Net of subvention dollars. Subvention dollars refer to the dollar value of special marketing programs in the form of enhanced residual value offered and subsidized by Southeast Toyota Distributors, LLC or World Omni to the lessee at the inception of the lease.

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Residual Value Loss Experience. Set forth below is information concerning residual value loss experience and return rates for new Toyota and Scion vehicles at termination. The residual value loss rates are indicated as the difference between the ALG Residual Value at origination and the actual amounts received for the off-lease vehicles. See “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing—Determination of contract residual values” and “The Leases—Calculation of the Securitization Value” in this prospectus for a description of ALG Residual Value, MSRP and MRM.

Residual Value Loss Experience(1)

(Dollars in Thousands)

	For the Twelve Months Ended December 31,
	2017	2016	2015	2014	2013
Total Number of Vehicles Scheduled to Terminate	39,359	44,116	30,248	33,002	34,515
Number of Vehicles Returned to World Omni (2)	25,564	27,463	16,910	19,558	17,830
Vehicles Returned to World Omni Ratio	65%	62%	56%	59%	52%
Total ALG Residual on Vehicles Scheduled to Terminate(3)	$602,380	$663,976	$405,285	$431,460	$427,212
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni (4)	$(10,715)	$(2,356)	$(23,295)	$(30,178)	$(29,100)
Average (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni(5).	$(419)	$(86)	$(1,378)	$(1,543)	$(1,632)
Total ALG Residual on Vehicles Returned to World Omni	$368,578	$397,429	$219,802	$249,286	$222,478
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni as a Percentage of ALG Residuals of Returned Vehicles Sold by World Omni	(2.9)%	(0.6)%	(10.6)%	(12.1)%	(13.1)%
Total (Gain)/Loss on ALG Residuals on Vehicles Returned to World Omni as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	(1.8)%	(0.4)%	(5.7)%	(7.0)%	(6.8)%
Average Contract Residual Value Percentage of lesser of MRM or MSRP	65%	65%	62%	62%	60%
Average ALG Residual Percentage of lesser of MRM or MSRP	56%	56%	51%	51%	50%
Percentage Difference(6)	(9)%	(9)%	(10)%	(11)%	(9)%

(1)	For credit loss terminations, World Omni charges off the account balance of a lease upon the related vehicle’s sale date or at the time the account balance is deemed uncollectible under Customary Servicing Practices. Gains or losses associated with the sale of off-lease inventory are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.
(2)	Excludes repossessions and vehicles in inventory. Includes lessee initiated early terminations and vehicles purchased by lessees or other parties for less than World Omni’s contract residual value.
(3)	ALG residual is calculated as the ALG residual percentage multiplied by the lesser of MSRP or the MRM at the time of origination of the lease.
(4)	Gain/(loss) calculated as the sum of (i) gross sales proceeds plus (ii) excess wear and use and excess mileage charges paid by lessees minus the ALG Residual Value at the time of origination of the lease.
(5)	Not stated in thousands.
(6)	Percentages may not total due to rounding.

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STATIC POOL INFORMATION

Appendix A to this prospectus sets forth in tabular and graphical format static pool information of the static pool performance of previous, recent securitizations of the Sponsor. All of the information is incorporated by reference into, and deemed to be part of, this prospectus and the registration statement to which this prospectus relates.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when the leases in the securitized pool described in this prospectus were originated and those that will exist in the future when the leases in the securitized pool described in this prospectus are required to be repaid. There is no assurance that World Omni’s delinquency, loss and repossession and residual value experience with respect to the leases included in the securitized pool described in this prospectus will be similar to that described in Appendix A to this prospectus.

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PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE
OF THE SECURITIES

The following information is provided solely to illustrate the effect of prepayments of the Units on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases. The rate of payment of principal of the Notes will depend on the rate of payments on the related Units allocated to the Reference Pool (including scheduled monthly payments on and prepayments and liquidations of the leases) and losses on the Units, which cannot be predicted with certainty.

The weighted average life of each Note is uncertain because it generally will be determined by the rate at which principal payments on the Exchange Note are made, which will be determined based on the rate at which the leases in the Reference Pool are paid and the rate at which returned or repossessed leased vehicles in the Reference Pool are sold. “Prepayments” on the leases will occur in the following circumstances:

•	Prepayments — proceeds may be received on the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying the money due under their leases.

•	Defaults — proceeds may be received on the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease.

•	Early termination programs — proceeds may be received on the sale of leased vehicles returned by lessees participating in early termination programs.

•	Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles.

•	Reallocation of leases and leased vehicles by Auto Lease Finance LLC— Auto Lease Finance LLC may be required to reallocate ineligible and other leases and leased vehicles from the Reference Pool as described in “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants.”

•	Reallocation of leases and leased vehicle by the servicer — the Servicer may be required to reallocate leases and leased vehicles from the Reference Pool if the Servicer grants certain extensions as described under “The Servicer, Sponsor and Administrator —Servicing—Extensions of leases are not always associated with financial difficulties of the lessee.”

•	Exchange Note acceleration — proceeds may be received on the liquidation of the Reference Pool following an Exchange Note default under the Collateral Agency Agreement and the Exchange Note Supplement.

•	Clean up call option — the Servicer will have the option to purchase the Exchange Note from the Issuing Entity following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date.

In World Omni’s experience, prepayments on its leases occur primarily when lessees decide to purchase or lease new vehicles, lessees participate in early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss.

The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the Notes, which is the average amount of time during which each dollar of the principal amount or certificate balance, as applicable, of a security is outstanding. As the rate of payment of principal on (or the certificate balance of) the securities of any series will depend primarily on the rate of payment—including prepayments—of the related leases, the final payment of principal of (or the final distribution on) a class of a series of securities could occur significantly earlier than the applicable final scheduled Payment Date. If lease prepayments cause the principal of, or certificate balance on, the related class of securities to be paid earlier than anticipated, the related securityholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

72

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Delinquencies, Repossessions and Net Losses.” World Omni can give no assurances that the leases will experience the same rate of prepayment or default as World Omni’s historical prepayment and default rates, or that the residual value loss experience of leased vehicles related to leases that are scheduled to reach their lease termination dates will be the same as World Omni’s historical residual value loss experience for all of the leases in its portfolio.

The effective yield on, and average life of, the Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related leases and related leased vehicles and the rate at which those payments are paid to the holders of the Notes. In the event of prepayments of the leases, related securityholders who receive those amounts may be unable to reinvest the related payments received on their Notes at yields as high as the related interest rate on the Notes. The timing of changes in the rate of prepayments on the leases and payments in respect of the related leased vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the Notes. A substantial increase in the rate of payments on or in respect of the leases and related leased vehicles (including prepayments and liquidations of the leases) may shorten the final maturity of, and may significantly affect the yield on, the Notes.

The yield to an investor who purchases Notes in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the leases is different than the rate the investor anticipated at the time it purchased those Notes.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for the Notes;

•	the rate of prepayments, including losses, in respect of the leases and the related leased vehicles; and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the leases and the related leased vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the leases and the related leased vehicles is faster than anticipated, the investor’s yield will be higher if interest rates exceed the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, any Notes outstanding will be paid in full if and when the Servicer elects to purchase the Exchange Note from the Issuing Entity on any related Payment Date when the aggregate Securitization Value is less than or equal to a threshold percentage of the initial aggregate Securitization Value, as identified in “Description of the Notes—Redemption Upon Optional Purchase.” Any Notes then outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption, which we refer to in this prospectus as the “100% Prepayment Assumption,” assumes that the original principal balance of the leases will prepay as follows:

•	In month one, prepayments will occur at 0.35% ABS and increase by 0.06% ABS each month until reaching 1.25% ABS in the 16th month of the life of the lease.

•	In month 17, prepayments will increase by 0.02% ABS each month until reaching 1.65% ABS in the 36th month of the life of the lease.

•	In months 37 through 49, prepayments remain at 1.65% ABS.

•	In month 50, prepayments decrease to 1.50% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

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No ABS rate purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	as of the Actual Cutoff Date, 8 months have elapsed since the inception of each lease;

•	all monthly payments are timely received and no lease is ever delinquent;

•	each fiscal month of World Omni is equivalent to a calendar month;

•	no repurchase payment is required to be made by Auto Lease Finance LLC or the Servicer in respect of any lease included in the Reference Pool;

•	there are no losses in respect of the leases;

•	each lease payment is made on the twentieth day of each calendar month starting February 2018;

•	payments on the Notes are made on the 15th day of each month, whether or not that day is a Business Day;

•	the servicing fee is 1.00% per annum, provided that, for the first Payment Date, the servicing fee will be based on 60 days;

•	there is no administration fee;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is funded with an amount equal to $4,681,688.84;

•	the aggregate Securitization Value as of the Actual Cutoff Date is $936,337,768.26;

•	the Closing Date (the “Closing Date”) is assumed to be March 14, 2018;

•	interest accrues on the Class A-1 Notes at 2.05% based on an actual/360 day count, the Class A-2 Notes at 2.66% based on a 30/360 day count, the Class A-3 Notes at 2.95% based on a 30/360 day count, the Class A-4 Notes at 3.04% based on a 30/360 day count, and the Class B Notes at 3.24% based on a 30/360 day count; and

•	no amounts will be owed by the trust to the Asset Representations Reviewer.

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100% and 125% of the prepayment assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the prepayment assumption and so forth.

74

Percentage of Class A-1 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	76.31%	67.88%	63.44%	58.83%	54.04%
May 15, 2018	65.30%	52.32%	45.46%	38.33%	30.91%
June 15, 2018	53.76%	36.03%	26.63%	16.84%	6.64%
July 15, 2018	43.06%	20.24%	8.10%	0.00%	0.00%
August 15, 2018	33.90%	5.87%	0.00%	0.00%	0.00%
September 15, 2018	25.19%	0.00%	0.00%	0.00%	0.00%
October 15, 2018	16.48%	0.00%	0.00%	0.00%	0.00%
November 15, 2018	7.80%	0.00%	0.00%	0.00%	0.00%
December 15, 2018	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Optional Purchase (years)(1)	0.35	0.24	0.21	0.18	0.16
Weighted Average Life to Maturity (years)(1)	0.35	0.24	0.21	0.18	0.16

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

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Percentage of Class A-2 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	98.48%	94.09%
August 15, 2018	100.00%	100.00%	96.98%	91.79%	86.34%
September 15, 2018	100.00%	97.25%	91.30%	85.06%	78.50%
October 15, 2018	100.00%	92.49%	85.51%	78.17%	70.42%
November 15, 2018	100.00%	87.74%	79.73%	71.28%	62.34%
December 15, 2018	99.70%	82.98%	73.94%	64.38%	54.25%
January 15, 2019	96.37%	77.82%	67.76%	57.10%	45.77%
February 15, 2019	93.19%	72.81%	61.73%	49.97%	37.43%
March 15, 2019	90.05%	67.85%	55.75%	42.87%	29.12%
April 15, 2019	87.02%	63.00%	49.88%	35.88%	20.89%
May 15, 2019	83.93%	58.11%	43.96%	28.84%	12.60%
June 15, 2019	80.75%	53.15%	37.98%	21.73%	4.24%
July 15, 2019	77.28%	47.94%	31.77%	14.41%	0.00%
August 15, 2019	74.19%	43.08%	25.89%	7.40%	0.00%
September 15, 2019	71.12%	38.25%	20.05%	0.40%	0.00%
October 15, 2019	67.94%	33.34%	14.12%	0.00%	0.00%
November 15, 2019	64.85%	28.54%	8.30%	0.00%	0.00%
December 15, 2019	61.71%	23.69%	2.43%	0.00%	0.00%
January 15, 2020	58.35%	18.69%	0.00%	0.00%	0.00%
February 15, 2020	52.66%	11.76%	0.00%	0.00%	0.00%
March 15, 2020	32.26%	0.00%	0.00%	0.00%	0.00%
April 15, 2020	10.91%	0.00%	0.00%	0.00%	0.00%
May 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Optional Purchase (years)(1)	1.75	1.33	1.13	0.96	0.83
Weighted Average Life to Maturity (years)(1)	1.75	1.33	1.13	0.96	0.83

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

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Percentage of Class A-3 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	95.66%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	87.32%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	78.97%
October 15, 2019	100.00%	100.00%	100.00%	93.30%	70.53%
November 15, 2019	100.00%	100.00%	100.00%	86.28%	62.13%
December 15, 2019	100.00%	100.00%	100.00%	79.22%	53.66%
January 15, 2020	100.00%	100.00%	96.42%	72.03%	45.03%
February 15, 2020	100.00%	100.00%	88.69%	63.35%	35.14%
March 15, 2020	100.00%	92.74%	70.35%	45.70%	18.06%
April 15, 2020	100.00%	73.25%	51.86%	28.21%	1.49%
May 15, 2020	91.11%	55.38%	35.04%	12.42%	0.00%
June 15, 2020	70.34%	37.12%	18.12%	0.00%	0.00%
July 15, 2020	50.43%	19.92%	2.40%	0.00%	0.00%
August 15, 2020	29.34%	2.18%	0.00%	0.00%	0.00%
September 15, 2020	6.84%	0.00%	0.00%	0.00%	0.00%
October 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Optional Purchase (years)(1)	2.38	2.24	2.14	1.99	1.79
Weighted Average Life to Maturity (years)(1)	2.38	2.24	2.14	1.99	1.79

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

77

Percentage of Class A-4 Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	51.92%
June 15, 2020	100.00%	100.00%	100.00%	88.77%	0.70%
July 15, 2020	100.00%	100.00%	100.00%	37.77%	0.00%
August 15, 2020	100.00%	100.00%	51.44%	0.00%	0.00%
September 15, 2020	100.00%	41.44%	0.00%	0.00%	0.00%
October 15, 2020	50.16%	0.00%	0.00%	0.00%	0.00%
November 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Optional Purchase (years)(1)	2.63	2.54	2.46	2.36	2.21
Weighted Average Life to Maturity (years)(1)	2.63	2.54	2.46	2.36	2.21

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

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Percentage of Class B Note Balance Outstanding to Optional Purchase

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	125%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	9.53%
August 15, 2020	100.00%	100.00%	100.00%	75.31%	0.00%
September 15, 2020	100.00%	100.00%	86.44%	0.00%	0.00%
October 15, 2020	100.00%	62.52%	0.00%	0.00%	0.00%
November 15, 2020	27.28%	0.00%	0.00%	0.00%	0.00%
December 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Optional Purchase (years)(1)	2.69	2.64	2.57	2.48	2.34
Weighted Average Life to Maturity (years)(1)	2.69	2.64	2.57	2.48	2.34

(1)	The weighted average life of the Class B Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

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NOTE FACTORS AND OTHER INFORMATION

The note factor with respect to any class of Notes is a seven digit decimal which the Servicer will compute each month indicating the outstanding principal amount of that class of Notes, as of the applicable Payment Date, as a fraction of the original principal amount of that class of Notes. The note factor will be 1.0000000 as of the Closing Date; thereafter, the note factor will decline to reflect reductions in the principal amount of the applicable class of Notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes outstanding is the product of (1) the original denomination of your Note and (2) the note factor.

Under the Indenture, The Depository Trust Company (“DTC”) and any successor clearing agency selected by the Administrator will receive monthly reports concerning the payments received on the leases, the note factors and various other items of information. DTC will supply these reports to Noteholders (other than the Depositor, if applicable) in accordance with its procedures. The Indenture Trustee will furnish to the Noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Transaction Documents—Indenture—Reports to Noteholders” in this prospectus. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

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USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes (other than any Notes that are retained by the Depositor or one or more affiliates thereof ) to (1) acquire the Exchange Note from Auto Lease Finance LLC and (2) to fund the initial deposit into the reserve account. As discussed in “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” in this prospectus, the Exchange Note issued by the Titling Trust will replace indebtedness of the Titling Trust owed to an affiliate of the Titling Trust under a financing facility provided by such affiliate and represent the amount of any funds advanced by the Initial Beneficiary to the Titling Trust pursuant to the Collateral Agency Agreement. Auto Lease Finance LLC will use the purchase price proceeds received from the Depositor to pay to such affiliate the purchase price for any replaced indebtedness acquired from them by Auto Lease Finance LLC and to advance funds to the Titling Trustee pursuant to the Collateral Agency Agreement. Such affiliate will use such net proceeds to pay debt secured by the leases in the Actual Pool prior to their reallocation to the Actual Pool. Any such debt may be owed to the Indenture Trustee, the Owner Trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as Administrator or provide liquidity lines. Auto Lease Finance LLC will use any remaining proceeds for general corporate purposes.

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DESCRIPTION OF THE NOTES

The Notes will be issued under the terms of an Indenture (the “Indenture”) between the Issuing Entity and the Indenture Trustee. We have filed forms of the Indenture as an exhibit to the registration statement, but the form agreement does not describe the specific terms of the Notes. A copy of the final form of the Indenture will be filed with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the Notes; it may not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Neither the Notes nor the underlying leases will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the Notes will accrue at the Notes’ respective per annum interest rates and will be payable to the Noteholders monthly on each Payment Date, commencing April 16, 2018. Payments will be made to the Noteholders of record as of the Business Day immediately preceding such Payment Date or, if definitive Notes are issued, as of the last Business Day of the preceding month. Interest will accrue on the outstanding principal amount of the Notes as of the previous Payment Date at the applicable interest rate during the related interest accrual period, which is from and including the previous Payment Date to, but excluding, the current Payment Date.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year. This means that the interest due on the Class A-1 Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days since the previous Payment Date (or, in the case of the initial Payment Date, 33, assuming a Closing Date of March 14, 2018) divided by 360.

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Interest for a related period on each other class of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which periods will be from and including the 15th day of the previous calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month. This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 31, assuming a Closing Date of March 14, 2018) divided by 360.

The Indenture Trustee will generally apply the Available Funds to make interest payments on the Notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus, the Class A Notes will be entitled to receive certain priority payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the Notes are declared to be due and payable due to the occurrence of an Event of Default resulting from the failure to make a payment on the Notes, unless such Event of Default has been waived or rescinded, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments on the Notes could be less than the amount of interest payable on the Notes on any Payment Date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the Notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an Event of Default under the Indenture unless and until the Class A Notes have been paid in full.

Payments of Principal

The Indenture Trustee will remit principal payments to the Noteholders on each Payment Date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date, over

•	the aggregate Securitization Value as of the last day of the prior calendar month less approximately 16.00% of the aggregate initial Securitization Value as of the Actual Cutoff Date.

The Indenture Trustee generally will remit principal payments on the Notes from Available Funds, if any, remaining after the payment of the administration fee and interest on the Notes. We refer you to “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

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We refer to the calendar month immediately preceding each Payment Date as a “Collection Period.” The Collection Period for the initial Payment Date shall be from, but excluding, the Actual Cutoff Date to and including March 31, 2018. A “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware and the states in which the servicing offices of the Servicer are located or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law, regulation or executive order to be closed.

One Business Day immediately preceding each Payment Date, the Servicer shall determine the amount in the Exchange Note Collection Account for the applicable Collection Period. On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in clauses (4), (6) and (8) in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities,” the Issuing Entity will pay principal of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, unless such Event of Default has been waived or rescinded, the Issuing Entity will pay the funds allocated to the holders of the Notes to pay principal of the Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full;

•	to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal amounts until the remaining Class A Notes have been paid in full; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled Payment Date for a class of Notes, the principal amount of that class of Notes, to the extent not previously paid, will be due. The final scheduled Payment Dates for each class of Notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date of March 15, 2019;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date of November 16, 2020;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date of July 15, 2021;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Payment Date of May 15, 2023; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the Payment Date of May 15, 2023.

The actual date on which the aggregate outstanding principal amount of any class of Notes is paid in full may be earlier than the final scheduled Payment Date for that class.

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Redemption Upon Optional Purchase

The Servicer may, at its option, purchase the Exchange Note from the Issuing Entity on any Payment Date following the last day of any Collection Period on which the aggregate outstanding principal amount of the Notes is less than or equal to 5% of the initial aggregate outstanding principal amount of the Notes on the Closing Date. The purchase price for the Exchange Note will, as calculated by the Servicer, be equal to the aggregate of the unpaid principal balance of the Exchange Note plus accrued and unpaid interest as of such last day. Exercise of this right to purchase the Exchange Note will result in the redemption of the Notes at a price equal to the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest to but excluding the date of redemption. Notice of redemption under the Indenture must be given by the Indenture Trustee not later than 10 days prior to the redemption date to each holder of Notes. In addition, the Issuing Entity will notify each rating agency hired by the Sponsor to rate the Notes upon redemption of the Notes. The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

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REGISTRATION OF THE NOTES

Book-Entry Registration

Holders of Notes may hold their securities through DTC and any successor clearing agency selected by the Administrator in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through participants and indirect participants. In addition, holders of Notes will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of Notes may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of Notes.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

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Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants services, including, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the Depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Notes

The Notes will be issued in fully registered, certificated form as definitive securities to the securityholders of the Notes or their nominees, only if:

•	the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes, and the Indenture Trustee or the Administrator is unable to locate a qualified successor; or

•	the Administrator at its option advises the Indenture Trustee that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default under the Indenture or a default by the Servicer under the Servicing Agreement, securityholders representing at least a majority of the outstanding principal amount of the Notes advise the Indenture Trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the securityholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all the Noteholders through participants of the availability of definitive securities. Upon surrender to the Indenture Trustee by DTC of the definitive Notes representing the Notes and receipt of instructions for re-registration, the applicable trustee will reissue the Notes as definitive securities to the Noteholders.

Distributions of principal of, and interest on, the Notes will thereafter be made by the Indenture Trustee in accordance with the procedures described in the Indenture, Exchange Note Sale Agreement, Exchange Note Transfer Agreement, Servicing Agreement or Trust Agreement directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Note Registrar. The final payment on any Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholder.

Definitive securities in respect of the Notes will be transferable and exchangeable at the offices of the Indenture Trustee or Note Registrar named in a notice delivered to holders of the definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or Issuing Entity may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

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DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of the Titling Trust Documents and transaction documents, which consist of the Exchange Note Supplement, the Exchange Note Sale Agreement, the Exchange Note Transfer Agreement, the Servicing Agreement, the Indenture, the Trust Agreement and the Administration Agreement. We have filed forms of the transaction documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. A copy of the final forms of the transaction documents will be filed with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the transaction documents; it does not contain all the information that may be important to you. You should read the transaction documents in their entirety to understand their contents.

On the Closing Date, the Titling Trust will issue the Exchange Note to Auto Lease Finance LLC, the Initial Beneficiary, pursuant to the procedures outlined in “The Exchange Note” in this prospectus, and World Omni Auto Leasing LLC, the Depositor, will purchase from Auto Lease Finance LLC under the Exchange Note Sale Agreement, without recourse (other than to the extent described in “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants”), Auto Lease Finance LLC’s entire interest in the Exchange Note. At the time of issuance of the Notes, the Depositor will sell and assign to World Omni Automobile Lease Securitization Trust 2018-A, the Issuing Entity, under the Exchange Note Transfer Agreement, without recourse, except as provided in the Exchange Note Transfer Agreement, its entire interest in the Exchange Note, assign to the Issuing Entity all of its rights under the Exchange Note Sale Agreement and deliver the Exchange Note to the Issuing Entity. The Owner Trustee will, concurrently with such sale and assignment, execute on behalf of the Issuing Entity, and the Indenture Trustee will authenticate and deliver to the Depositor, the Notes and the Certificates in exchange for the Exchange Note. Immediately following the transfer of the Exchange Note to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity Property, which includes the Exchange Note, to the Indenture Trustee as security for the Notes. Upon the execution of the trust transaction documents and the issuance of the Notes as described in this paragraph, the Indenture Trustee will hold a first priority perfected security interest in the Exchange Note and all identifiable proceeds thereof.

Upon delivery to the Depositor of the Notes and Certificates, the Depositor will then sell the underwritten Notes (other than any Notes that are retained by the Depositor or one or more affiliates thereof) to the underwriters. We refer you to “Underwriting” in this prospectus.

Reallocation Obligations

In the Exchange Note Sale Agreement, Auto Lease Finance LLC will make certain representations and warranties, including that each lease complies with all requirements of law in all material respects. If certain of such representations and warranties prove to be incorrect with respect to any lease, the result has certain material adverse effects and the breach is not timely corrected or cured, such lease and the related leased vehicle will be transferred out of the Reference Pool and Auto Lease Finance LLC will be required under the Exchange Note Sale Agreement to deposit an amount equal to the repurchase payment in respect of the lease into the Exchange Note Collection Account. See “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” in this prospectus.

Accounts

The Servicer will establish and maintain one or more accounts (the “Trust Accounts”), in the name of the Indenture Trustee on behalf of the related securityholders.

The Servicer will establish and maintain an Exchange Note collection account (the “Exchange Note Collection Account”) in the name of the Closed-End Collateral Agent on behalf of the Exchange Noteholder. Within two Business Days of receipt and identification of funds related to the leases in the Reference Pool, the Servicer will deposit collections into the Exchange Note Collection Account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni need not deposit collections into the Exchange Note Collection Account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the Business Day immediately preceding the Payment Date (whether or not such funds will be distributed to the Exchange Noteholder, retained in the Exchange Note Collection Account or deposited in another account on such Payment Date), at which time World Omni will make the deposits in an amount equal to the net

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amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

•	World Omni remains the Servicer under the Servicing Agreement;

•	no default by the Servicer has occurred and is continuing; and

•	World Omni receives notice from the rating agencies hired by the Sponsor to rate the Notes that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the Notes.

The Administrative Agent will deposit amounts released from the Exchange Note Collection Account for distribution to the Exchange Noteholder, which distribution will be deposited into the “Trust Collection Account.” The Servicer will establish and maintain the Trust Collection Account in the name of the Indenture Trustee on behalf of the Noteholders, from which it will make all distributions with respect to the Notes. The Indenture Trustee will deposit amounts released from the Trust Collection Account and the reserve account for distribution to Noteholders into an Eligible Account designated as the principal distribution account (the “Principal Distribution Account”). The Indenture Trustee will make distributions to the Noteholders from the Principal Distribution Account as described under “—Distributions on the Securities—Allocations and Distributions on the Securities” below.

So long as no Event of Default shall have occurred and be continuing, funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the Sponsor to rate the securities as being consistent with the rating of the Notes. Eligible investments must generally mature before the related Payment Date. No such investment will be sold prior to maturity. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The Indenture Trustee will deposit investment earnings on funds in the Trust Accounts in the Trust Collection Account.

The Trust Accounts may be maintained as either (“Eligible Accounts”):

•	a segregated Trust Account in the corporate trust department of the Indenture Trustee; or

•	a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies hired by the Sponsor to rate the securities; and

•	its deposits insured by the FDIC.

The Depositor expects that the Trust Accounts will be maintained with the Indenture Trustee so long as they satisfy the requirements above.

The Servicing Agreement and the Servicing Supplement

Under the Base Servicing Agreement, the Servicer will manage the Titling Trust as agent for, and subject to the supervision, direction and control of, the Titling Trust and Closed-End Collateral Agent. The obligations of the Servicer include, among other things, acquiring vehicles and originating leases on behalf of the Titling Trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections, remitting to the appropriate taxing authority all sales and use, monthly rental receipts, personal property and ad valorem taxes collected by it from the obligors with respect to the leases and vehicles in accordance with its customary credit and collection policies, collecting and remitting state and local taxes relating to the leases and vehicles and, to the extent required by law, delivering to each holder of an

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Exchange Note information for the preparation of the holder’s U.S. federal income tax returns. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The Servicer will apply for and maintain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of Units and to take all necessary steps to evidence the Titling Trust’s ownership on the certificates of title to the leased vehicles. The Servicer will be obligated to service the leases in accordance with the customary practices of the Servicer with respect to the Units held by the Titling Trust, without regard to whether those Units have been allocated into a reference pool, as those practices may be changed from time to time (the “Customary Servicing Practices”), using the same degree of skill and attention that the Servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

The Servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the Titling Trust.

The Servicer will also enter into the Servicing Supplement with respect to the Reference Pool related to the Notes. As holder and pledgee of the Exchange Note, the Issuing Entity and the Indenture Trustee, respectively, will be third-party beneficiaries of the Servicing Supplement. The Servicing Supplement will require the Servicer to collect and post payments with respect to the related Reference Pool to the Exchange Note Collection Account.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases, the Titling Trust and the Closed-End Collateral Agent have appointed the Servicer as their agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the Servicer (or, with respect to leases represented by an electronic lease contract, the control of the Servicer, on behalf of the Titling Trust and the Closed-End Collateral Agent). Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the Servicer. The Servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. (For example, the Servicer may hire a third-party to hold original certificates of title for vehicles that it services.) The accounting records and certain computer systems of Auto Lease Finance LLC will reflect the allocation of the Units to the related Reference Pool. Upon instructions from the Closed-End Collateral Agent, the Servicer will release or cause to be released any certificate of title to the Closed-End Collateral Agent, at the place or places designated by the Closed-End Collateral Agent. As part of each origination of a lease represented by a tangible lease contract, the original lease contract is scanned (typically by a third-party service provider) into World Omni’s imaging system to facilitate access and record retention. World Omni has implemented controls to identify any new financial transactions that do not have an original lease contract in the imaged file.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement for the Issuing Entity and in accordance with the Servicer’s Customary Servicing Practices, the Servicer on behalf of the Issuing Entity will use commercially reasonable efforts to enforce the provisions of the leases included in the Reference Pool and to repossess or otherwise take possession of the leased vehicle related to any lease included in the Reference Pool that may have terminated or expired or that the Servicer may have determined (in accordance with its Customary Servicing Practices) to be in default. See “The Servicer, Sponsor and Administrator” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Repossession of Leased Vehicles” and “—Deficiency Judgments.”

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the Titling Trust as loss payee. See “The Servicer, Sponsor and Administrator—Underwriting Standards—Insurance” for more information regarding insurance requirements. The Servicer is not obligated to monitor insurance during the term of any lease.

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Security Deposits

The Titling Trust’s rights related to the leases will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the Servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its Customary Servicing Practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease is written off by the Servicer in connection with its Customary Servicing Practices or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute Liquidation Proceeds. On the Payment Date related to the Collection Period in which the security deposit becomes Liquidation Proceeds, the Servicer will deposit those amounts in accordance with the provision summarized in “The Servicer, Sponsor and Administrator—Like Kind Exchange Program” in this prospectus. The Titling Trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the Exchange Note Collection Account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the Servicer; provided, however, that the Servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the Servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the Servicer will be for the account of the Servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Servicing Compensation

The servicing fee payable to the Servicer with respect to a Collection Period will be 1/12 of 1.00% of the aggregate Securitization Value as of the first day of the related Collection Period. With respect to the initial Payment Date, the servicing fee will be based on the aggregate Securitization Value as of the Actual Cutoff Date. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the initial Collection Period being longer than one month. As long as World Omni believes that sufficient collections will be available from collections on one or more future Payment Dates to pay the servicing fee, World Omni may, as Servicer, elect to defer all or a portion of the servicing fee with respect to the related Collection Period, without interest. If World Omni elects to defer all of the servicing fee, the servicing fee for the related Collection Period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee in respect of a Collection Period, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be paid to the Servicer on the related Payment Date out of collections before any amounts are made available to make payments to the Noteholders.

The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the leases included in the Reference Pool. The Servicer will also be entitled to reimbursement from the Issuing Entity for certain liabilities.

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Servicing of Defaulted Leases

The Servicing Agreement provides that the Servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the Servicing Agreement, to service Defaulted Leases in a manner intended to maximize the Issuing Entity’s realization of Defaulted Leases. The Servicing Agreement provides the Servicer with complete discretion to choose to sell, or not to sell, any of the Defaulted Leases.

Evidence as to Compliance

Annually, the Servicer will make available to the Issuing Entity, the rating agencies hired by the Sponsor to rate the Notes and the Indenture Trustee, an officer’s certificate stating that to the best of such officer’s knowledge the Servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the Closing Date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The Servicer also will agree to give the Indenture Trustee notice of defaults by the Servicer under the Servicing Agreement.

The Servicer will also furnish to the Depositor, the Indenture Trustee and the rating agencies hired by the Sponsor to rate the related securities, a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the Servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of leases.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Noteholder Communication

A beneficial owner of Notes may send a written request to the Issuing Entity or to the Servicer, on behalf of the Issuing Entity, stating that such beneficial owner is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the transaction documents. A beneficial owner of Notes should send its request to World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of Notes may contact the requesting beneficial owner. The trust will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D related to the Collection Period in which the communication request is received the following information:

•      a statement that the trust received a communication request;

•      the date the request was received;

•      the name of the requesting beneficial owner of Notes;

•      a statement that the requesting beneficial owner of Notes is interested in communication with other beneficial owners of Notes about the possible exercise of rights under the transaction documents; and

•      a description of the method by which the other beneficial owners of Notes may contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the Issuing Entity, will be responsible for such costs. The beneficial owners of Notes will not be required to indemnify any transaction party, including the Issuing Entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the trust, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the transaction documents, the requesting party must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.

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Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or the securityholders for taking any action or for refraining from taking any action pursuant to the Base Servicing Agreement or Servicing Supplement, or for errors in judgment. This provision will not protect the Servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Base Servicing Agreement or Servicing Supplement and that, in its opinion, may cause it to incur any expense or liability.

The Servicer may not resign from its obligations and duties under the Base Servicing Agreement or Servicing Supplement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer’s obligations and duties under the Base Servicing Agreement or Servicing Supplement. The Servicer may not assign the Base Servicing Agreement or Servicing Supplement or any of its rights, powers, duties or obligations under the Base Servicing Agreement or Servicing Supplement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the Servicer will succeed the Servicer under the Base Servicing Agreement or Servicing Supplement.

Upon a termination of the Servicer, U.S. Bank Trust National Association as Administrative Agent (so long as the Collateral Agency Agreement is in effect), and thereafter, the Titling Trust will select and appoint a successor Servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities. The appointed successor Servicer must be an established institution with a net worth of at least $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles. The successor Servicer will hold all the rights of the outgoing Servicer under the trust documents and will receive compensation mutually agreed upon between the successor Servicer and the Administrative Agent. The successor Servicer shall receive compensation not to exceed that of the outgoing Servicer, but in no case will the Indenture Trustee be liable for any difference in compensation between the outgoing Servicer and the successor Servicer. No successor Servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the successor Servicer to the successor Servicer and shall provide the successor Servicer with all information regarding the lease files that is required for the proper servicing of the leases. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of lease files to the successor Servicer under the provisions described in this paragraph will be paid by the outgoing Servicer. The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the Certificateholders and Noteholders, respectively, upon either occurrence.

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Servicer Default

An “Exchange Note Servicer Default” under the transaction documents will include, among others:

•	any failure by the Servicer to deliver to the Administrative Agent any required proceeds or payment required to be delivered with respect to an Exchange Note, which failure continues unremedied for more than five Business Days after notice from the Administrative Agent is received by the Servicer or after discovery by the Servicer; provided that a delay in or failure of performance referred to in this clause for a period of ten Business Days shall not constitute an Exchange Note Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an event outside the control of the Servicer; and

•	any failure by the Servicer to duly observe or perform in any material respect any other covenant or agreement of the Servicer in the Servicing Agreement which materially and adversely affects the rights of the Administrative Agent or the Exchange Noteholder and which continues unremedied for more than thirty days after notice of the failure to the Servicer by the Administrative Agent or the Exchange Noteholder.

Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the Servicer shall provide the Administrative Agent, the Exchange Noteholder, the Titling Trust and the Closed-End Collateral Agent prompt notice of such failure or delay by it.

Rights upon Exchange Noteholder Servicer Default

As long as an Exchange Note Servicer default under the Servicing Agreement remains unremedied, the Titling Trustee on behalf of the Exchange Noteholder with notice to the Servicer (who shall promptly provide such notice to the rating agencies hired by the Sponsor to rate the related securities), the Issuing Entity, the Indenture Trustee, the Closed-End Collateral Agent and the Titling Trust Administrator, may terminate all the rights and obligations of the Servicer, if any, under the Servicing Agreement whereupon a successor Servicer appointed by the Indenture Trustee, acting at the direction of the holders of not less than 66 2/3% of the outstanding securities or the majority Certificateholder, as applicable.

Waiver of Past Defaults

The Administrative Agent may waive any default by the Servicer in the performance of its obligations under the trust documents and its consequences. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Termination

The obligations of the Servicer, World Omni, and the Indenture Trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the Issuing Entity have been distributed in accordance with the trust documents.

Any outstanding securities will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

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Distributions on the Exchange Note

Application of Collections on the Reference Pool

On each Payment Date, the Administrative Agent will, with respect to the Reference Pool, withdraw from the Exchange Note Collection Account an amount equal to the Exchange Note Collected Amounts for that Payment Date and apply those amounts in accordance with the following priorities:

(1) to the Servicer, the servicing fee for the related Collection Period to the extent that amount has not been paid from the collections in respect of that Reference Pool that have been retained by the Servicer pursuant to the Servicing Supplement;

(2) to the Trust Collection Account, the applicable due and unpaid interest on the Exchange Note;

(3) to the Trust Collection Account, (i) on any Payment Date other than a date on which that Exchange Note is redeemed pursuant to the provisions of the Collateral Agency Agreement (an “Exchange Note Redemption Date”), an amount of principal on the Exchange Note equal to an amount sufficient to reduce its principal balance to an amount equal to 94% of the aggregate Securitization Value as of the end of the prior Collection Period, (ii) on an Exchange Note Redemption Date, an amount equal to the applicable amount specified in that Exchange Note Supplement to be paid on the Exchange Note Redemption Date (the “Exchange Note Redemption Price”) (to the extent that amount has not been paid pursuant to another provision of the Collateral Agency Agreement) or (iii) on and after the final scheduled Payment Date for the Exchange Note, any remaining amount necessary to reduce the Exchange Note balance on the Exchange Note to zero; provided, however, that after the occurrence and continuation of an Exchange Note Default and acceleration of the principal of the Exchange Note, to the Issuing Entity as Exchange Noteholder, to the extent necessary to reduce the outstanding principal balance of the Exchange Note to zero and to pay all accrued and unpaid interest on such Exchange Note;

(4) to the Trust Collection Account, an amount equal to the difference between the Available Funds and the amount required to be paid pursuant to clauses (1) through (9) in “—Allocations and Distributions on the Securities” on the related Payment Date (the “Trust Collection Account Shortfall Amount”); and

(5) all remaining funds, to be applied at the direction of the Initial Beneficiary to the Trust Collection Account.

Application of Collections on the Liquidation or Sale of the Exchange Note Assets

The application of collections on the liquidation or sale of the Exchange Note assets is subject to any limitations set forth in this prospectus in “The Servicer, Sponsor and Administrator—Like Kind Exchange Program.”

The proceeds of any liquidation or sale of the Exchange Note assets after an Exchange Note Default set forth in “Certain Provisions of the Titling Trust Documents and Related Agreements—Exchange Note Default” in this prospectus will be applied in accordance with the following priorities:

(1) to the Closed-End Collateral Agent any amounts due with respect to such Exchange Note or the related Reference Pool under the Servicing Agreement or the Exchange Note Supplement;

(2) to pay to the Administrative Agent any amounts due with respect to such Exchange Note or the related Reference Pool under the Servicing Agreement or the Exchange Note Supplement; and

(3) to make the payments described in clauses (1) through (5) in the section titled “—Application of Collections on the Reference Pool” with respect to such Reference Pool.

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The following chart shows how payments from total collections are made on each Payment Date.

Lessees of Leased Vehicles
Payments on Leases
World Omni Financial Corp., as servicer
Purchasers of Relinquished Vehicles
Actual Net LKE Disposition Proceeds
Assigns its Rights In Deposition Contract Proceeds
Designated Qualified Intermediary Accounts
Total Servicing Fees
Payments on Units (other than Excluded Amounts) and Applied Payments Ahead
Amounts Equal to Net LKE Disposition Proceeds
Remaining Fund Shared Amounts
Lease Funding Account
2018-A Exchange Note Collection Account
Repurchase Amounts
Remaining Funds
Initial Beneficiary
Payments of Exchange Note Interest
Payments of Exchange Note Principal
Trust Collection Account Shortfall Amount
2018-A Trust Collection Account

Distributions on the Securities

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the Available Funds. “Available Funds” for a Payment Date and the related Collection Period will be an amount equal to the sum of the amounts deposited into the Trust Collection Account pursuant to the section titled “—Distributions on the Exchange Note—Application of Collections on the Reference Pool” above, any amounts paid by the Initial Beneficiary under the Exchange Note Sale Agreement for breaches of representations or warranties and any amounts paid by the Servicer in connection with post maturity term extensions or the exercise of its optional purchase of the Exchange Note.

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Allocations and Distributions on the Securities

On or prior to the close of business on the day that is one Business Day immediately preceding each Payment Date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus, the Servicer will instruct the Indenture Trustee to make the following allocations and distributions, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)         to the Administrator, the administration fee;

(2)         to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer not previously paid by the Servicer, up to a maximum amount of $150,000 per year;

(3)         to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(4)         to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(5)         to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(6)         to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(7)         to the reserve account, the excess, if any, of the Required Reserve Account Balance over the amount then on deposit in the reserve account;

(8)         to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Regular Principal Distributable Amount;

(9)         to the Asset Representations Reviewer, all fees, expenses and indemnities due but not paid under clause (2) above; and

(10)        to the Certificateholders, any remaining amounts.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to clauses (1) through (6) above on that Payment Date, the Indenture Trustee shall withdraw from the reserve account on that Payment Date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (6) above.

In the event that Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture unless such Event of Default has been waived or rescinded, Available Funds will be distributed in the following order of priority:

(1)         pro rata, (a) to the Indenture Trustee, all amounts unpaid and owed to the Indenture Trustee under the Indenture and (b) to the Owner Trustee, all amounts unpaid and owed to the Owner Trustee under the Trust Agreement;

(2)         to the Administrator, the administration fee;

(3)         to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer not previously paid by the Servicer;

(4)         to the holders of the Class A Notes, pro rata among the Class A Notes, the aggregate accrued and unpaid interest on each class of the Class A Notes;

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(5)         if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default under the Indenture as a result of default in payment of any interest on or principal of any Note in accordance with the Indenture, to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of any Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the Notes;

(6)         to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(7)         if the Notes have been declared to be due and payable as a result of occurrence of an Event of Default under the Indenture other than as a result of default in payment of any interest on or principal of any Note in accordance with the Indenture, to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of any Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the Notes;

(8)         to the holders of the Class B Notes, the aggregate outstanding principal amount of such class of Notes; and

(9)         to the Certificateholders, any remaining amounts.

If the outstanding principal amount of any class of Notes remains greater than zero after application of clauses (1) through (8) above, the Indenture Trustee will apply funds from the reserve account as a result of a payment default in the same order of priority as described above to repay the outstanding principal amount of each class of Notes in full.

Upon the distribution of any amounts to the Certificateholders, the Noteholders will not have any rights in, or claims to, these amounts.

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The following chart shows how payments from total Available Funds are made on each Payment Date.

Total Available Funds
Acceleration Upon An Event of Default?
No
Yes
Administration Fee
Class A Noteholders' Interest Distributable Amount
Asset Representations Reviewer amounts, which are limited to $150,000 per year aggregate accrued and unpaid interest on each A Class
A-1 interest
A-2 interest
A-3 interest
A-4 interest
R
Noteholders' First Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
Class B Noteholders' Interest Distributable Amount
B interest
Noteholders' Second Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Reserve Account up to the Targeted Reserve Account Balance
Regular Principal Distributable Amount
Asset Representations Reviewer amounts exceeding cap
Certificateholders
the remainder of Available Funds
(as it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholder)
Amounts owed to Indenture Trustee and Owner Trustee pro rata
Administration Fee
Asset Representations Reviewer amounts
A-1 interest
A-2 interest
A-3 interest
A-4 interest
Event of Default due to the default in payment of interest or principal on notes?
No
Yes
aggregate accrued and unpaid interest on B Notes
B interest
aggregate Outstanding Amount of each A Class
A-1 principal
A-2 principal
A-3 principal
A-4 principal
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B interest
aggregate accrued and unpaid interest on B Notes
aggregate Outstanding Amount of the B Notes
B principal
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the prospectus for further description.
R represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon dotted lines connecting payments represent pro rata treatment

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Payments to Noteholders

On each Payment Date:

•	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Class A Notes;

•	all amounts allocated to the holders of the Class B Notes in respect of interest, if any, on the Class B Notes will be paid to the holders of the Class B Notes; and

•	all amounts allocated to the holders of the Notes in respect of principal of the Notes will be paid to the holders of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

In addition, on and after the final scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, the Indenture Trustee shall apply funds from the reserve account to repay such class of Notes in full.

The Indenture Trustee will remit payments to holders of record of the Notes as of the close of business on the record date applicable to the Payment Date. The record date for a particular Payment Date generally will be the Business Day immediately preceding that Payment Date.

If the Notes are declared to be due and payable following the occurrence of an Event of Default, the Issuing Entity will pay the funds allocated to the holders of the Notes to pay principal of the Notes in the following order of priority:

•	to the holders of the Class A-1 Notes until paid in full;

•	to the holders of the other Class A Notes pro rata based upon their respective unpaid principal amounts until the other Class A Notes have been paid in full; and

•	to the holders of the Class B Notes until the Class B Notes are paid in full.

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Reserve Account

The Issuing Entity will establish and maintain the reserve account at the Indenture Trustee on behalf of the holders of the Notes. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the Exchange Note. On the Closing Date, the Issuing Entity will cause to be deposited into the reserve account cash or eligible investments in an amount equal to at least approximately 0.50% of the initial aggregate Securitization Value as of the Actual Cutoff Date. In addition, the application of funds in clause (7) under “—Distributions on the Securities—Allocations and Distributions on the Securities” above is designed to maintain the amount on deposit in the reserve account, if necessary, up to the Required Reserve Account Balance. The Administrative Agent will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the Trust Collection Account.

The Indenture Trustee will hold amounts allocated from time to time to the reserve account for the benefit of Noteholders. The Servicer will instruct the Indenture Trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through (6) of the first paragraph under “—Distributions on the Securities—Allocations and Distributions on the Securities” above that are not covered by collections. In addition, on the final scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, or, if the Notes are accelerated as a result of a payment default, the Indenture Trustee will apply funds from the reserve account to repay such class or classes of Notes in full.

On each Payment Date, the Indenture Trustee will deposit into the reserve account up to the Required Reserve Account Balance, Available Funds remaining after payment of the items specified in clauses (1) through (6) under “—Distributions on the Securities—Allocations and Distributions on the Securities” above.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the Administrative Agent will distribute any remaining funds in the reserve account to the Certificateholder.

The reserve account is intended to enhance the likelihood of receipt by the Noteholders of the full amount of principal and interest due to each of them and to decrease the likelihood that the Noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls exceeds the amount then allocated to the reserve account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate Securitization Value exceeds the aggregate outstanding principal amount of the Notes. The overcollateralization is composed of (i) the excess of the aggregate Securitization Value over the balance of the Exchange Note and (ii) the excess of the balance of the Exchange Note over the principal amount of the Notes. This excess creates credit enhancement by allowing for some amount of losses on the leases or Exchange Note before a shortfall in funds available to make payments on the Notes would occur. Initial overcollateralization on the Closing Date is expected to represent approximately 14.50% of the aggregate initial Securitization Value. In addition, the application of funds according to clause (3) under “Description of the Transaction Documents—Distributions on the Exchange Note—Application of Collections on the Reference Pool” and clause (8) under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” is designed to increase the amount of overcollateralization as of any Payment Date up to an amount equal to 16.00% of the aggregate initial Securitization Value as of the Actual Cutoff Date.

Indenture

The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue the Notes. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, but the form agreement does not describe the specific terms of the Notes. A copy of the final form of the Indenture will be filed with the SEC no later than the date of the filing of the final prospectus. Because this is a summary of the Indenture, it does not contain all the information that may be important to you. You should read the Indenture in its entirety if you require complete information regarding its contents.

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Material Covenants

The Indenture will provide that, so long as any Notes are outstanding, the Issuing Entity will not, among other things:

•	engage in any activities other than financing, acquiring, owning, pledging and managing the Exchange Note and the other Collateral as contemplated by the Indenture and the other related transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its Issuing Entity Property, except as expressly permitted by the Indenture and the other transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the Notes —other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Issuing Entity Property;

•	permit (1) the validity or effectiveness of the Indenture to be impaired, (2) the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the trust estate, or any interest therein or the proceeds therefrom or (5) (except as provided in the transaction documents) the lien of the Indenture to not constitute a first priority security interest in Issuing Entity Property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents;

•	make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person;

•	make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty); or

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or merge or consolidate with any other person.

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Events of Default

The following events will be events of default under the Indenture:

•	a default for five Business Days or more in the payment of interest on any Note when the same becomes due and payable; provided, however, that until the outstanding amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an Event of Default;

•	a default in the payment of principal of a Note when the same becomes due and payable, to the extent funds are available therefor, or on the related final scheduled Payment Date or the redemption date;

•	a default in the observance or performance of any covenant or agreement of the Issuing Entity in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or any related certificate or writing delivered pursuant to the Indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and the continuation of that default or inaccuracy for a period of 60 days after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than a majority of the outstanding principal amount of the controlling securities (excluding any Notes owned by the Issuing Entity, the Depositor, the Servicer, the Administrator or any of their respective affiliates); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of less than 120 days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence.

The failure to pay principal of a class of Notes generally will not result in the occurrence of an Event of Default under the Indenture until the final scheduled Payment Date for that class of Notes.

The Indenture requires the Issuing Entity to give written notice of any Event of Default, its status and what action the Issuing Entity is taking or proposes to take to the Indenture Trustee and each rating agency hired by the Sponsor to rate the Notes. Noteholders holding at least a majority of the aggregate outstanding principal amount of the controlling securities may in certain cases waive any past default or Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision which the Indenture expressly states cannot be modified or amended without unanimous waiver or consent of all of the Noteholders.

Rights Upon Event of Default

Upon the occurrence and continuation of any Event of Default, the Indenture Trustee or the holders of at least a majority of the outstanding principal amount of the controlling securities may declare the principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be immediately due and payable by a notice in writing to the Issuing Entity (and to the Indenture Trustee if given to the Noteholders). This declaration may be rescinded by the holders of at least a majority of the aggregate outstanding principal amount of the controlling securities before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•	the Issuing Entity has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes as if the Event of Default giving rise to that declaration had not occurred and (2) all reasonable amounts previously advanced by the Indenture Trustee and its reasonable costs and expenses; and

•	all events of default—other than the nonpayment of principal of the Notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the maturity of the Notes, Noteholders holding not less than a majority of the aggregate outstanding principal amount of the controlling securities, may waive any Event of Default and its consequences by giving written notice to the Issuing Entity and the Indenture Trustee other than the following defaults:

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•	the failure of the Issuing Entity to pay principal of or interest on the Notes; and

•	any default related to any covenant or provision of the Indenture that cannot be modified or amended without the consent of 100% of the Noteholders.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Issuing Entity Property, or elect to maintain the Issuing Entity Property and continue to apply proceeds from the Issuing Entity Property as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Issuing Entity Property following an Event of Default unless:

•	the Depositor elects to exercise the optional purchase and purchases the Exchange Note;

•	100% of the Noteholders consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•	there has been an Event of Default described in one of the first two bullet points under the caption “—Indenture—Events of Default” and the Indenture Trustee determines that the Issuing Entity Property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the Notes as those payments would have become due if those obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the outstanding principal amount of the Notes, voting together as a single class.

The Indenture Trustee may, but is not required to, obtain (at the expense of the Issuing Entity) and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Issuing Entity Property to pay interest on and principal of the Notes on an ongoing basis. Prior to selling the Issuing Entity Property, the Indenture Trustee will have first obtained an opinion of counsel from counsel to the Administrator (at the expense of the Issuing Entity) to the effect that sale will not cause the Titling Trust or an interest or portion thereof or the Issuing Entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto or to honor the request or direction of any of the Noteholders pursuant to the Indenture, other than requests, demands or directions relating to communications between Noteholders or beneficial owners of Notes described under “—Noteholder Communication” above or an asset representations review demand described under “The Leases—Asset Representations Review”, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

Reports to Noteholders

On or prior to the close of business on the day that is one Business Day immediately preceding each Payment Date, the Indenture Trustee will receive and forward to DTC a statement prepared by the Servicer as described below. DTC will supply these reports to Noteholders (other than the Depositor, if applicable) in accordance with its procedures.

The statement will set forth the following:

•	the amount of the distribution allocable to principal of each class of Notes;

•	the amount of the distribution allocable to interest on each class of Notes;

•	the aggregate Securitization Value of the Units as of the last day of the related Collection Period;

•	the aggregate principal amount of, and the Note factor for, each class of Notes as of the last day of the preceding Collection Period, after giving effect to payments of principal under the first bullet above;

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•	the amount of the servicing fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid servicing fees and the change in the amount of the servicing fee paid from that of the prior Payment Date;

•	the number and the aggregate purchase amount of leases in the Reference Pool that have been repurchased by the Servicer;

•	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related Payment Date;

•	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related Payment Date;

•	the Noteholders’ Regular Principal Distributable Amount for the related Payment Date;

•	the interest rate for each of the Notes for the related payment period;

•	the balance of the reserve account after giving effect to deposits and withdrawals to be made on that Payment Date;

•	the Overcollateralization Amounts for the related Payment Date on the Exchange Note and the Notes;

•	the administration fee for the related Payment Date;

•	the aggregate residual value gains/losses with respect to the Reference Pool for the Collection Period;

•	the aggregate Securitization Value and aggregate Base Residual Value of remaining Units within the Reference Pool;

•	the number and Securitization Value of lease asset turn-ins with respect to the Reference Pool;

•	the number of Units within the Reference Pool at the beginning and end of the Collection Period;

•	delinquency, repossession and loss information on the Units within the Reference Pool for the related payment period, and whether the Delinquency Trigger occurred;

•	the Available Funds for that Payment Date;

•	the Class A Noteholders’ Interest Distributable Amount;

•	the Class B Noteholders’ Interest Distributable Amount;

•	the initial Exchange Note balance and the Exchange Note balance as of the beginning and end of the Collection Period;

•	the amount of principal due and payable on the Exchange Note for such Payment Date;

•	the interest due and payable on the Exchange Note on that Payment Date;

•	any amounts payable to the Asset Representations Reviewer, Indenture Trustee or Owner Trustee;

•	to the extent required by Item 1121(c) of Regulation AB, the information required by Rule 15Ga-1(a) under the Exchange Act concerning all Units that were the subject of a demand to repurchase or replace the Unit for breach of representation of warranty; and

•	a material change in the Depositor’s retained interest in the securitization transaction.

DTC will supply these reports to Noteholders in accordance with its procedures. The report will also indicate each amount described under the first and second bullets above in the aggregate and as a dollar amount per $1,000 of original principal amount of a security.

After the end of each calendar year, the Indenture Trustee will furnish, to each Noteholder that was a Noteholder during the year, a statement (based on information prepared by the Servicer) containing certain information needed in the preparation of federal income tax returns.

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Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written officer’s statement as to the fulfillment of its obligations under the Indenture which will include a statement that to the best of the officer’s knowledge, the Issuing Entity has complied with all conditions and covenants under the Indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, the Indenture Trustee will be required to furnish each year to all related Noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as Indenture Trustee under the Indenture;

•	information regarding a conflicting interest of the Indenture Trustee;

•	if the Indenture requires the Indenture Trustee to make advances, the character and amount of any advances made by it under the Indenture;

•	the amount, interest rate and the maturity date of any indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity;

•	any change to the property and funds physically held by the Indenture Trustee in its capacity as Indenture Trustee;

•	any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported;

•	any additional issue of Notes that has not been previously reported; and

•	any action taken by it that materially affects the Notes or the Issuing Entity Property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The Indenture Trustee, at the expense of the Issuing Entity, will deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee will furnish to any Noteholder promptly upon receipt of a written request by a related Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the transaction documents.

Modification of Indenture

The Issuing Entity and the Indenture Trustee may, with the consent of the Noteholders holding not less than a majority of the outstanding Note amount, execute a supplemental Indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders, except as provided below.

The consent of each holder of outstanding Notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such Note, reduce its principal amount or interest rate or delay the final scheduled Payment Date of any Note;

•	reduce the percentage of the aggregate amount of the outstanding Notes required to consent to supplemental Indentures or to waive compliance or events of default;

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•	reduce the percentage of the outstanding Note amount required to cause the sale of the trust estate pursuant to the Indenture, if the proceeds of such sale would be insufficient to pay the outstanding Note amount plus accrued but unpaid interest on the Notes;

•	terminate the lien of the Indenture on any Collateral or deprive the Noteholder of the security afforded by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

The Issuing Entity and the Indenture Trustee may also enter into supplemental Indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of such Noteholders; provided that, except with respect to amendments which add, modify or eliminate any provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle, such action will not materially and adversely affect the interest of any such Noteholder and each rating agency hired by the Sponsor then rating the related Notes shall have received prior written notice thereof and will not have notified the Depositor that the amendment will result in a reduction in or withdrawal of its rating on the related Notes.

Satisfaction and Discharge of Indenture

An Indenture will be discharged with respect to the Exchange Note securing the related securities upon the delivery to the Indenture Trustee for cancellation of the related securities or, subject to specified limitations—upon deposit with the Indenture Trustee of funds sufficient for the payment in full of principal of and accrued interest on the securities; the payment of all other sums due under the Indenture and the delivery to the Indenture Trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the Indenture have been complied with.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities. Holders of senior securities may be the controlling securities until they are repaid in full.   Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related transaction document.

Trust Agreement

Authority and Duties of the Owner Trustee

The Owner Trustee will administer the Issuing Entity in the interest of the holder of the Issuing Entity’s certificate, subject to the terms of the transaction documents, in accordance with the Issuing Entity’s Trust Agreement and the other transaction documents.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under any transaction documents that are required to be performed by the Administrator.

The Owner Trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the Issuing Entity’s property except in accordance with (i) the powers granted to and the authority conferred upon that Owner Trustee pursuant to the Issuing Entity’s Trust Agreement, (ii) the other transaction documents to which the Issuing Entity or the trustee is a party, and (iii) any document or instruction delivered to that Owner Trustee pursuant to the Trust Agreement.

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Description of the Certificates

The Issuing Entity will issue a certificate representing fractional undivided interests in the Issuing Entity and will be issued pursuant to the Trust Agreement. The Certificates are not being offered hereby and all of the Certificates, representing 100% of the equity in the Issuing Entity, will initially be held by the Depositor, who may thereafter sell the Certificates. The Certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The Administrator will (i) pay to the Owner Trustee from time to time such compensation as the Administrator and the Owner Trustee shall agree in writing for services rendered by the Owner Trustee, (ii) reimburse the Owner Trustee for its reasonable and documented expenses, including the reasonable and documented compensation and expenses of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise of its rights and duties as Owner Trustee, and (iii) indemnify the Owner Trustee for any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the trust, the Trust Agreement and the other transaction documents, the trust estate, the administration of the trust or the action or inaction of the Owner Trustee thereunder, provided that the Owner Trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the Trust Agreement, any inaccuracy in its express representations and warranties contained in the Trust Agreement or its own federal and state taxes. In the event the Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be used to pay any amounts owed to the Owner Trustee under the Trust Agreement as described in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities” in this prospectus.

The Owner Trustee may resign at any time by giving notice to the Administrator and the Administrator may remove the Owner Trustee at any time if the Owner Trustee is not able to legally act under the trust documents, has failed to resign after request of the Administrator or if the Owner Trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee and will provide notice of the resignation or removal of the Owner Trustee and the acceptance of appointment by the successor Owner Trustee to the Certificateholders, the Noteholders, the Indenture Trustee and the rating agencies hired by the Sponsor to rate the Notes. Any successor Owner Trustee must at all times: (1) be an entity that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authorities and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the Sponsor to rate the Notes or a rating otherwise acceptable to each such rating agency. Any costs associated with the removal of the Owner Trustee will be paid by the Administrator.

Indenture Trustee

The Issuing Entity shall cause the Administrator to agree to (i) pay to the Indenture Trustee from time to time such compensation as the Issuing Entity, the Administrator and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the Issuing Entity or the performance of its duties as Indenture Trustee. In the event the Notes are declared to be due and payable following the occurrence of an Event of Default under the Indenture, Available Funds will be used to pay any amounts owed to the Indenture Trustee under the Indenture as described in “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities”.

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The Indenture Trustee shall not be indemnified by the Administrator, the Issuing Entity, the Depositor or the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of the Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuing Entity may agree in writing.

The Indenture Trustee may resign at any time by giving notice to the Issuing Entity. The Noteholders holding at least a majority of the principal amount of Notes may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Depositor, and following that removal may appoint a successor Indenture Trustee. The Indenture Trustee may be removed by the Issuing Entity at any time if the Indenture Trustee fails to comply with certain requirements set forth in the Indenture, is adjudged bankrupt or insolvent, commences a voluntary case under any bankruptcy laws or is otherwise incapable of legally acting under the trust documents.

Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Issuing Entity shall be required promptly to appoint a successor Indenture Trustee. Any successor Indenture Trustee must satisfy certain eligibility criteria, including having at all times a combined capital and surplus of at least $50,000,000, having time deposits rated at least F-1 by Fitch Ratings, Inc. and Prime-1 by Moody’s Investors Service, Inc. and satisfying the requirements of Section 310(a) of the Trust Indenture Act. Additionally, prior to the appointment of any successor Indenture Trustee, the rating agency condition must be satisfied with respect to such successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of the Indenture shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to the Indenture and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to the Indenture, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such person is entitled pursuant to the Indenture.

Amendments

The requirements of amending the Indenture may be found in “—Indenture—Modification of Indenture” above. Generally each of the other transaction documents may be amended by the parties to that agreement without the consent of the Indenture Trustee or the holders of the Notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those transaction documents or of adding, changing, modifying or eliminating any of the provisions of those transaction documents. These amendments require:

•	that each rating agency hired by the Sponsor to rate the related securities shall have received prior written notice thereof and no notice shall have been received from any such rating agency that the amendment will result in a reduction or withdrawal of its rating on the securities of that class; or

•	the delivery by the Depositor of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee, with the consent of the holders of the controlling securities evidencing at least a majority of the voting rights of the controlling securities, unless the interests of the Noteholders are not materially and adversely affected thereby, and the consent of the Certificateholders evidencing at least a majority of the percentage interest in the Certificates, unless the interests of the Certificateholders are not materially and adversely affected thereby, may amend any of the transaction documents other than the Indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the transaction documents. The consent of all holders of the offered securities is required, however, for any amendment that:

•	increases or reduces the amount of, or accelerates or delays the timing of, collections of payments on the related leases or distributions to holders of the offered securities; or

•	reduces the required percentage of the offered securities which are required to consent to these amendments.

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Bankruptcy of the Issuing Entity

Each of the Owner Trustee, the Indenture Trustee, the Depositor, every Certificateholder and every Noteholder will covenant on its own behalf that it will not at any time institute against the Issuing Entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Owner Trustee will not institute, or consent to the institution of, any proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary bankruptcy action against the Issuing Entity. In addition, while the Indenture is in effect, the Certificateholders will not take any voluntary bankruptcy action against the Issuing Entity.

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CREDIT RISK RETENTION

General

The risk retention regulations in 17 C.F.R. Part 246 (“Regulation RR”) require the Sponsor to retain, either directly or through its majority-owned affiliates, an economic interest in the credit risk of the Units. The Depositor is a wholly-owned affiliate of World Omni and will retain the required economic interest in the credit risk of the Units to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer all or a portion of the required retained interest to another majority-owned affiliate of World Omni on or after the Closing Date in accordance with Regulation RR.

World Omni intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the Certificates for each Payment Date that the Notes are outstanding and held by parties that are not majority-owned affiliates of World Omni. However, World Omni or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate Securitization Value is less than or equal to 33% of the aggregate Securitization Value as of the Actual Cutoff Date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the Closing Date, and

•	two years after the Closing Date.

World Omni, the Depositor and any of their affiliates may not hedge or finance the retained interest during this period, except as permitted under Regulation RR.

Retained Eligible Horizontal Residual Interest

The Certificates are structured to be an EHRI. The fair value of the Certificates is expected to represent at least 5% of the sum of the fair value of the Notes and the Certificates on the Closing Date.

In general, the Certificates will evidence the residual interest in the Issuing Entity and represent the right to receive any excess amounts not needed on any Payment Date to pay the servicing fee, administration fee, amounts owing the Asset Representations Reviewer, make required payments on the Notes and make deposits into the Reserve Account. Because the Certificates are subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make payments on more senior interests issued by the Issuing Entity or to make other required payments or deposits according to the priority of payments described in “Description of the Transaction Documents—Distributions on the Securities,” the Certificates absorb all losses on the leases and leased vehicles before any losses are incurred by the more senior interests issued by the Issuing Entity. The payments available to the Certificates will be primarily dependent on the cash flows of the Units. For a description of certain material terms of the Certificates, including with respect to their payment priority and rights upon an Event of Default, see “Description of the Transaction Documents—Distributions on the Securities” and “Description of the Transaction Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the Notes, including the excess interest and overcollateralization, you should read “Description of the Transaction Document—Reserve Account” and “—Overcollateralization.”

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The fair value of the Notes and the Certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Value (in millions)	Range of Fair Value (as a percentage)
Class A Notes	$760.77	82.78% - 82.66%
Class B Notes	$39.79	4.33% - 4.32%
Certificates	$118.42 - $119.74	12.89% - 13.01%
Total	$918.98 - $920.31	100.00%

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

•  Level 1 — inputs include quoted prices for identical instruments and are the most observable,

•  Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•  Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the Notes is assumed to be approximately equal to the initial principal amount. This reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class of Notes	Interest Rate
Class A-1 Notes	1.95% - 2.05%
Class A-2 Notes	2.55% - 2.66%
Class A-3 Notes	2.83% - 2.95%
Class A-4 Notes	2.93% - 3.04%
Class B Notes	3.12% - 3.24%

These interest rates are estimated based on recent pricing of similar transactions and market-based expectations for interest rates and credit risk applicable to the Notes.

The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable. To calculate the fair value of the Certificates, World Omni utilized a valuation model. This model forecasts future cash flows from the pool of leases and leased vehicles, the interest and principal payments on each class of Notes and the servicing fee. The resulting cash flows to the Certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows and current market interest rates. In completing these calculations, World Omni made the following assumptions:

• Except as otherwise described in the following bullets, cash flows for the leases and leased vehicles are calculated using the assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

• The initial principal amount of each Class of Notes is as set forth on the cover of this prospectus.

• Interest accrues on the Notes at the rates described above.

• Leases prepay at an ABS rate using a 75% Prepayment Assumption as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the Securitization Value.

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• Retained and returned vehicles are assumed to have a residual value loss of 7.4000% based upon the Base Residual Value.

• Residual losses are applied to those leases that do not prepay or default.

• A projected gross default rate as a percentage of the aggregate Securitization Value as of the Actual Cutoff Date of 1.70%, which will assume 35% of losses occur in each of the first two years after the Closing Date and 30% of losses occur in the third year after the Closing Date, and that the losses are distributed equally within each such year.

• The recovery rate on charged-off leases is 50% of the Securitization Value of such charged-off leases, and the time to recovery is 90 days.

• The turn-in rate on the Units is 100% with a 2 month residual lag.

• Cash flows distributable to the holders of the Certificates are discounted at 12%.

• The Exchange Note remains outstanding until maturity and the Servicer does not exercise its clean up call option to purchase the Exchange Note.

World Omni developed these inputs and assumptions by considering the following factors:

• Interest rates of the Notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni securitization transactions.

• ABS rate — estimated considering the composition of the leases and leased vehicles and the performance of its prior securitized pools.

• Residual gains and losses — reflects a determination by World Omni and the depositor considering, among other items, the composition of the leases and leased vehicles, the performance of its prior World Omni securitized pools, the expected residual gains and losses as determined by the NRSROs hired by World Omni to rate the Notes and projected vehicle market values from third parties.

• Gross default, timing curve, recovery rate and turn-in rate — reflects a determination by World Omni and the depositor considering, among other items, the composition of the leases and leased vehicles, the performance of its prior World Omni securitized pools and the expected gross default rate and assumptions as determined by the NRSROs hired by World Omni to rate the Notes.

• Discount rate applicable to the Certificates — reflects a determination by World Omni and the depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the Certificates.

World Omni will recalculate the fair value of the Certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described above. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, as well as updated information regarding the fair value of the retained Certificates of the Issuing Entity.

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CERTAIN PROVISIONS OF THE TITLING TRUST DOCUMENTS AND RELATED AGREEMENTS

Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes

The Titling Trust has two initial series of specified interests. One of these series will hold only closed-end leases and related leased vehicles and is referred to as the “Closed-End Collateral Specified Interest.” The other series, which is known as the “Open-End Collateral Specified Interest,” will hold open-ended leases and the related leased vehicles. The beneficial interests in the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest are represented by the Closed-End Collateral Specified Interest certificate and the Open-End Collateral Specified Interest certificate and are currently held by the Initial Beneficiary. The Exchange Notes, reference pools, unencumbered pools and Warehouse Facility Pool discussed herein only pertain to the Closed-End Collateral Specified Interest.

Unencumbered pools. The Titling Trust may allocate leases and leased vehicles to one or more unencumbered pools which include all Titling Trust assets in the Closed-End Collateral Specified Interest not allocated to any Warehouse Facility Pool or reference pools with respect to Exchange Notes.

Warehouse facility pool. In order to provide an ongoing source of funds to finance the acquisition of Units from dealers, the Titling Trust is a party to one or more financing facilities with an affiliate, which affiliate in turn is a party to a financing facility with lenders with scheduled commitment termination dates. The Titling Trust’s current facility is secured pursuant to the Pledge and Security Agreement by the “Warehouse Facility Pool,” which includes all Titling Trust assets in the Closed-End Collateral Specified Interest not allocated to any reference pools with respect to Exchange Notes or allocated to any unencumbered pools of the Titling Trust.

Creation of reference pools and issuance of exchange Notes. The Initial Beneficiary has the right and option to purchase from the lenders in the warehouse facilities all or a portion of the outstanding advances under the warehouse facilities, including advances made by World Omni Lease Finance LLC to the Titling Trust, for a “Purchase Price” equal to the outstanding principal amount of that indebtedness plus any interest due and payable thereon (and certain other amounts). Those advances are then exchanged by the Initial Beneficiary for an Exchange Note issued by the Titling Trust to the Initial Beneficiary in an amount equal to the sum of the Purchase Price paid by the Initial Beneficiary for the advances and the amount of any funds advanced by the Initial Beneficiary to the Titling Trust pursuant to the Collateral Agency Agreement.

World Omni or its affiliates may from time to time provide a subordinate warehouse facility to the Titling Trust. To the extent World Omni or its affiliates have provided this facility, and there is an outstanding balance under that facility, the Exchange Note may replace all or a portion of the outstanding balance of the subordinate warehouse debt, and the outstanding advances of the warehouse lenders and any funds advanced by Auto Lease Funding LLC.

The terms of an Exchange Note will be set forth in such Exchange Note, the Collateral Agency Agreement and the related supplement to the Collateral Agency Agreement. Such supplement to the Collateral Agency Agreement will designate the initial leases and the related leased vehicles allocated to a new reference pool. When an Exchange Note is issued, the Servicer will enter into a supplement to the Servicing Agreement, which provides for the servicing of those Units allocated to the related reference pool.

Other transactions involving the creation of reference pools. In connection with other securitizations and transactions, the Titling Trust will issue and has previously issued Other Exchange Notes to the Initial Beneficiary. Each such Exchange Note is secured by and paid principally from a related reference pool of Units and is referred to as an “Other Exchange Note,” and the related reference pool is referred to herein as the “Other Reference Pool.”

The Initial Beneficiary will sell and contribute and has sold and contributed the Other Exchange Notes to the Depositor, who will transfer and has transferred them into a securitization trust. The Depositor may also pledge those Other Exchange Notes to secure leveraged leasing transactions or other financing transactions.

Holders of an Exchange Note have the right to proceeds from only the Units allocated to the related reference pool. The holder of the Exchange Note will receive the proceeds of and collections on the Units in the related reference pool in the manner set forth in “—Application of Collections on the Reference Pools” below in this prospectus. The holder of the Exchange Note will not receive proceeds from any Units in any unencumbered pool,

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the Warehouse Facility Pool or Other Reference Pools related to any Other Exchange Notes. Holders of an Exchange Note must waive claims to Titling Trust assets not allocated to their interest. Each holder of an Exchange Note, and each person to whom an Exchange Note is pledged, will also be required to expressly disclaim any interest in the assets of the Titling Trust other than those allocated to the reference pool related to such Exchange Note and to fully subordinate any claims to those other assets. In turn each beneficiary of any unencumbered pool, each holder of any Other Exchange Note and each lender with respect to the Warehouse Facility Pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the reference pool related to the Exchange Note securing the Notes offered by this prospectus and fully subordinate their respective claims to any Units in such reference pool.

Titling Trustee

The Titling Trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the Exchange Note Supplement, or to institute, conduct or defend any litigation under the Exchange Note Supplement or in relation thereto, unless the party requesting that action has offered to the Titling Trustee reasonable security or indemnity against the costs, expenses or liabilities that may be incurred therein or thereby.

Resignation and Removal of the Titling Trustee or Titling Trust Administrator

None of the Titling Trust Administrator, the Titling Trustee or the Delaware Trustee may resign without the consent of the Initial Beneficiary unless that party ceases to be eligible under the Titling Trust Documents. The Initial Beneficiary may remove the Titling Trust Administrator. The Initial Beneficiary at its discretion may remove the Titling Trust Administrator or either trustee if at any time such party (or, to the extent such party is a wholly-owned subsidiary, such party’s parent) ceases to (a) be either (i) a banking association organized under the laws of the United States or (ii) a corporation organized in one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico, (b) not be the Initial Beneficiary or any affiliate thereof, (c) be qualified as a trustee to hold Titling Trust assets located in the Five-State Area, (d) be authorized to exercise corporate trust power, or (e) have a combined capital and surplus of at least $50,000,000. In addition, the Initial Beneficiary may remove the Titling Trust Administrator or either trustee if (A) any representation or warranty made by that party under the Titling Trust Documents was untrue in any material respect when made and not cured within 30 days following actual knowledge thereof or notice thereto, and such party fails to resign after written request, (B) at any time that party is incapable of acting, is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Titling Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Titling Trustee, the Initial Beneficiary will promptly appoint a successor trustee or Titling Trust Administrator. Any resignation or removal of that party and appointment of a successor will not become effective until acceptance of appointment by that successor.

Indemnity of Titling Trustees

The trustees and the Titling Trust Administrator, including their respective officers, directors, shareholders, employees and agents (each an “Indemnified Person”) will be indemnified and held harmless by the holders of the certificates of specified interests with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related Titling Trust assets with respect to that specified interest, including any liabilities arising out the Indemnified Person’s acceptance or performance of the trusts and duties contained in the Titling Trust Documents. Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless out of the included Units relating to a series of securities as to such a loss:

•	incurred by reason of the Titling Trustee’s willful misfeasance, bad faith or gross negligence; or

•	incurred by reason of the Titling Trustee’s breach of its representations and warranties made in the Titling Trust Documents.

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Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of an Exchange Note, the Issuing Entity and the Indenture Trustee, respectively, will be third-party beneficiaries of the Exchange Note Supplement as it relates to the Exchange Note.

Termination

The Titling Trust and the Titling Trust Documents will terminate on the final distribution by the Titling Trust Administrator of all moneys or other property constituting Titling Trust assets or upon the direction of the Initial Beneficiary, provided that there are no outstanding obligations of the Titling Trust. Any specified interest may be terminated upon receipt by the Titling Trust Administrator of direction to terminate that specified interest from the holders of the certificates with respect to such specified interest, but such termination shall be subject to the rights of any registered pledgee or creditors of any interest in and to that specified interest.

Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents, so long as any Notes are outstanding, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as World Omni or one of its affiliates is the Servicer) or any of their respective affiliates will be entitled to benefits under those transaction documents, equally and proportionately to the benefits afforded other owners of the Notes except that those Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents.

Information Requests

The parties to the transaction documents relating to the Notes will agree to provide any information reasonably requested by the Servicer, the Issuing Entity, the Depositor or any of their affiliates, at the expense of the Servicer, the Issuing Entity, the Depositor or any of their affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Securities Exchange Act Filing

The Issuing Entity will authorize the Servicer and the Depositor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuing Entity and/or the Notes required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchange Note Default

Any of the following events or occurrences with respect to any Exchange Note will constitute an “Exchange Note Default” solely with respect to that Exchange Note:

•	the Titling Trust fails to pay or cause to be paid any principal of that Exchange Note on the applicable final scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for 5 Business Days after the date when such principal became due;

•	the Titling Trust fails to pay or cause to be paid any part of the interest due and payable on the Exchange Note specified in the Exchange Note Supplement, and that failure continues for 5 Business Days after the due date;

•	there is a default in the observance or performance of any covenant or agreement of the Titling Trust made in the Collateral Agency Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the Exchange Noteholders of that Exchange Note are materially and adversely affected by such default and such default is not cured on or before the 60th day after the Titling Trust has received a notice from that Exchange Noteholders that states that it is a “notice of Exchange Note Default” and specifies the default; and

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•	any representation or warranty of the Titling Trust made in the Collateral Agency Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with the Collateral Agency Agreement or the Exchange Note Supplement with respect to the Exchange Note proves to have been incorrect as of the time made, the Exchange Noteholders of that Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the 60th day after the Titling Trust has received a notice from such Exchange Noteholders that states that it is a “notice of Exchange Note Default” and specifies the default.

Within 5 Business Days after an authorized officer of the Titling Trust first has actual knowledge of the occurrence of an Exchange Note Default with respect to any Exchange Note, the Titling Trust will notify the Servicer, the Administrative Agent, the Deal Agent and the Exchange Noteholder of its status and what action, if any, the Titling Trust is taking or proposing to take with respect to that Exchange Note Default.

If an Exchange Note Default occurs and is continuing with respect to any Exchange Note, the Exchange Noteholder may, by notice to the Titling Trust, the Servicer, the Closed-End Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the outstanding principal balance of that Exchange Note and any more senior Exchange Note related to the same reference pool, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy has occurred and is continuing or an Exchange Note Default has occurred and is continuing and the Exchange Noteholder has declared the Exchange Note to be immediately due and payable, subject to certain limitations on enforcement set forth in the Collateral Agency Agreement, the Exchange Noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Collateral Agency Agreement, the Warehouse Facility Pool or otherwise; and (ii) direct the Closed-End Collateral Agent to and the Closed-End Collateral Agent will (x) institute proceedings for the complete or partial foreclosure on the Units included in the related reference pool; (y) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such Exchange Noteholder; and/or (z) sell or otherwise liquidate all or a portion of the Collateral pledged to the Closed-End Collateral Agent under the Pledge and Security Agreement (the “Collateral”) and included in the reference pool with respect to such Exchange Note, or any right or interest included in that Collateral, at one or more public or private sales called and conducted in any manner permitted by law.

The proceeds of any liquidation or sale of the Collateral included in any reference pool will be applied in the manner set forth in the prospectus.

Application of Collections on the Reference Pools

On each Payment Date, the Administrative Agent will, with respect to each reference pool, withdraw from the Exchange Note Collection Account an amount equal to the collections for that reference pool and that Payment Date and apply those amounts as described under “Description of the Transaction Documents—Distributions on the Exchange Note” in this prospectus.

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AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The Owner Trustee is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Closed-End Collateral Agent, the Servicer, the Titling Trust, the Issuing Entity or the Indenture Trustee. However, the Owner Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, Auto Lease Finance LLC, the Servicer, the Titling Trust, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee, including transactions both related and unrelated to the securitization of retail leases.

The Indenture Trustee is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Servicer, the Titling Trust, the Issuing Entity, the Owner Trustee, the Titling Trustee or the Titling Trustee Agent. However, the Indenture Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, Auto Lease Finance LLC, the Sponsor, the Titling Trust, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of retail leases.

The Asset Representations Reviewer is not an affiliate of any of the Depositor, the Sponsor, Auto Lease Finance LLC, the Closed-End Collateral Agent, the Servicer, the Titling Trust, the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Titling Trustee or the Titling Trustee Agent. However, the Asset Representations Reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Asset Representations Reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

MUFG Securities Americas Inc., an underwriter for the Notes, and MUFG Union Bank, N.A., the Indenture Trustee, are affiliates and engage in transactions with each other involving securitization.

The Sponsor and the Depositor are affiliates and also engage in other transactions with each other involving securitization and sales of leases, retail installment sale contracts and loans.

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FEES AND EXPENSES

The fees and expenses paid or payable from Collections or Available Funds are set forth in the table below. Those fees and expenses are paid on each Payment Date as described above under “Description of the Transaction Documents—Distributions on the Securities—Allocations and Distributions on the Securities.”

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	Product of (a) one-twelfth and (b) 1.00% and (c) the aggregate Securitization Value of all Units as of the beginning of that Collection Period (2)	Servicer	Payable prior to payment of interest and principal on the Exchange Note

Administration Fee	Product of (a) one-twelfth and (b) 0.05% and (c) the aggregate Securitization Value of all Units as of the beginning of that Collection Period (3)	Administrator	Payable prior to payment of interest and principal on the Notes

Asset Representations Reviewer annual fee(4)	$5,000 each year	Asset Representations Reviewer	Payable prior to payment of interest and principal on the Notes, to the extent not paid by the Servicer

Asset Representations Reviewer review fee(4)	$175 for each Review Receivable on completion of a review	Asset Representations Reviewer	Payable prior to payment of interest and principal on the Notes, to the extent not paid by the Servicer

Indenture Trustee amounts	All fees, expenses and other amounts owing to the Indenture Trustee pursuant to the Indenture	Indenture Trustee	Payable prior to payment of interest and principal on the Notes during the occurrence of an Event of Default

Owner Trustee amounts	All fees, expenses and other amounts owing to the Owner Trustee pursuant to the Trust Agreement	Owner Trustee	Payable prior to payment of interest and principal on the Notes during the occurrence of an Event of Default

(1)         The fees, expenses and other amounts owing to the Closed-End Collateral Agent, and, prior to the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee, will not be paid out on each Payment Date. Instead, such fees, expenses and other amounts will be paid by World Omni as the Administrator, from the administration fee, pursuant to the Administration Agreement.

(2)         The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(3)         The administration fee payable to the Administrator on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(4)         Prior to the occurrence of an Event of Default, the amount of such fees payable prior to required interest and principal payments on the Notes will be limited to a maximum amount of $150,000 per year. Following an Event of Default, however, these fees will be paid prior to required interest and principal payments on the Notes. The annual fee and the review fee payable to the Asset Representations Reviewer may not be changed without the consent of the Issuing Entity, the Asset Representations Reviewer and holders of the Notes evidencing at least a majority of the outstanding amount of the controlling securities and the consent of the holders of Certificates evidencing at least a majority of the percentage interest of the Certificates.

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ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE EXCHANGE NOTES

The Titling Trust

The Titling Trust is a Delaware statutory trust. The Titling Trust has made trust filings or obtained certificates of authority to transact business in states where, in the Servicer’s judgment, such action may be required. Because the Titling Trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors—A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You.” As such, the Titling Trust may be subject to Insolvency Laws under the United States Bankruptcy Code or similar state laws (“Insolvency Laws”), and claims against the Titling Trust assets could have priority over the security interest in those assets granted by the Titling Trust to secure the Exchange Notes. In addition, claims of a third party against the Titling Trust assets, including the assets of a reference pool with respect to an Exchange Note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the closed-end assets, such as the Closed-End Collateral Agent, as more fully described under “Additional Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability.”

Qualification of VT Inc. as Fiduciary

State laws differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against VT Inc. and its directors and officers, ranging from fines to the inability of VT Inc. to maintain an action in the courts of that state.

World Omni believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the Titling Trust Documents or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that World Omni’s view will prevail. However, no state in which (1) this issue is uncertain, (2) VT Inc. has not taken the actions necessary to qualify as a fiduciary and (3) the consequences of this failure would be material will represent a significant percentage of the value of the assets with respect to any Exchange Note. Therefore, World Omni believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the holders of any series of securities. However, no assurance can be given in this regard.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity for each series of securities will not directly own the Exchange Note assets. Instead, the Titling Trust will own the Titling Trust assets, and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the Closed-End Collateral Specified Interest and the other specified interests in the Titling Trust). The primary asset of the Issuing Entity will be an Exchange Note secured by and principally paid from the related reference pool within the Closed-End Collateral Specified Interest. The Indenture Trustee for that series of securities will take action with respect thereto in the name of the Issuing Entity and on behalf of the related Noteholders. A security interest in the Exchange Note assets, rather than direct legal ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The Servicer and/or the Titling Trustee will segregate the Exchange Note assets allocated to a series of securities from the other Titling Trust assets on the books and records each maintains for these assets. Neither the Servicer nor any holders of Other Reference Pools, the Warehouse Facility Pool or any unencumbered pools of the Titling Trust will have rights in such Exchange Note assets, and payments made on any Titling Trust assets other than those Exchange Note assets generally will not be available to make payments on the related series of securities or to cover expenses of the Titling Trust allocable to such Exchange Note assets.

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Allocation of Titling Trust Liabilities

The assets of the Titling Trust are divided into several portfolios of specified interests. Currently there are two specified interests: the Closed-End Collateral Specified Interest and the Open-End Collateral Specified Interest. The Closed-End Collateral Specified Interest is further subdivided into one or more reference pools, the Warehouse Facility Pool and one or more unencumbered pools of the Titling Trust. The Units allocated to the Closed-End Collateral Specified Interest and not allocated to a reference pool or an unencumbered pool of the Titling Trust shall be included in the Warehouse Facility Pool. The Titling Trust Documents permit the Titling Trust, in the course of its activities, to incur other debts or liabilities such as Titling Trustee fees or bank account maintenance expenses. The Titling Trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens. Under the Titling Trust Documents, these sorts of claims and liabilities will be allocated to the specified interest or Asset Pool to which they relate. If a particular liability relates to more than one specified interest or Asset Pool, it will be allocated among all those specified interests and Asset Pools ratably. However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation. As a result, it is possible that a particular specified interest or Asset Pool might bear a disproportionate share of those liabilities if the assets of another specified interest or Asset Pool are insufficient to absorb its ratable share of the liabilities.

The Issuing Entity and the Indenture Trustee will not have a direct ownership interest in the Exchange Note assets. As discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests,” however, the Closed-End Collateral Agent will have a perfected security interest in the related Units that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors. Certain liens, however, will generally take priority over the interests of the Indenture Trustee in the Exchange Note assets. Potentially material examples of such claims could include:

•	tax liens arising against the Depositor, World Omni, the Titling Trust, the Initial Beneficiary or the Issuing Entity; and

•	liens arising under various federal and state criminal statutes.

For a discussion of the release of security interest held by the Closed-End Collateral Agent, see “The Servicer, Sponsor and Administrator —Like Kind Exchange Program.”

Insolvency Related Matters

As described under “Certain Provisions of the Titling Trust Documents and Related Agreements—Closed-end Collateral Specified Interest, Reference Pools and Exchange Notes” and “The Exchange Note,” each holder or pledgee of a specified interest certificate (other than the Closed-End Collateral Specified Interest) and each holder or pledgee of any Other Exchange Note will be required to expressly disclaim any interest in the Titling Trust assets allocated to a reference pool with respect to a series of securities and to fully subordinate any claims to such Titling Trust assets in the event that disclaimer is not given effect. Although no assurances can be given, the Depositor believes that in the event of a bankruptcy of World Omni or the Initial Beneficiary, the Exchange Note assets allocated to a series of securities would not be treated as part of World Omni’s or the Initial Beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the Open-End Collateral Specified Interest, the Open-End Collateral Specified Interest certificate, any other specified interests, the Warehouse Facility Pool, any unencumbered pool of the Titling Trust, any Other Reference Pools, or Exchange Notes, should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni or the Initial Beneficiary under any Insolvency Laws will result in consolidation of the assets and liabilities of the Titling Trust, the Depositor or the Issuing Entity with those of World Omni or the Initial Beneficiary. With respect to the Titling Trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the Initial Beneficiary is the sole beneficiary, pursuant to a Titling Trust Agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the Depositor, these steps include its creation as a separate, special-purpose limited liability company of which Auto Lease Finance LLC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the Depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

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However, delays in payments on a series of securities and possible reductions in the amount of such payments could occur if:

•	a court were to conclude that the assets and liabilities of the Titling Trust, the Depositor or the Issuing Entity should be consolidated with those of World Omni or the Initial Beneficiary in the event of the application of applicable Insolvency Laws to World Omni or the Initial Beneficiary,

•	a filing were to be made under any insolvency law by or against the Titling Trust, the Depositor or the Issuing Entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of an Exchange Note from the Initial Beneficiary to the Depositor was not a true sale, or that the Depositor should be treated as the same entity as the Initial Beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of securities:

•	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	certain tax or government liens on the Initial Beneficiary’s property (that arose prior to the transfer of an Exchange Note to the Depositor) having a prior claim on collections on a reference pool before the collections are used to make payments on the securities, or

•	the Depositor not having a perfected security interest in the Exchange Note or any related cash collections held by the Initial Beneficiary at the time that the Initial Beneficiary becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of World Omni, (1) payments made by World Omni on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (2) deposits made by World Omni into the Exchange Note Collection Account in lieu of Relinquished Vehicle proceeds with respect to the LKE program, and (3) payments made by World Omni to the Depositor may be recoverable by World Omni as debtor–in–possession or by a creditor or a trustee in bankruptcy of World Omni as a preferential transfer from World Omni if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of World Omni or one year with respect to transfers to affiliates. In addition, the insolvency of World Omni could result in the replacement of World Omni as Servicer, which could in turn result in a temporary interruption of payments on any series of securities. See “Risk Factors— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You” and “—Adverse Events With Respect To World Omni, Its Affiliates or Third Party Providers To Whom World Omni Outsources Its Activities May Affect the Timing of Payments On Your Notes or Have Other Adverse Effects On Your Notes.”

On the Closing Date, Kirkland & Ellis LLP, special insolvency counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if the Initial Beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the limited liability company form of the Initial Beneficiary or the separateness of the Initial Beneficiary, from the Depositor so as to substantively consolidate the assets and liabilities of the Depositor with the assets and liabilities of the Initial Beneficiary. Among other things, such opinion will assume that the Depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of the Initial Beneficiary, not commingling its assets with those of the Initial Beneficiary, doing business in a separate office from the Initial Beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of the Initial Beneficiary. In addition, such opinion will assume that except as expressly provided by the Titling Trust Documents (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), the Initial Beneficiary generally will not guarantee the obligations of the Depositor to third parties, and will not conduct the day-to-day business or activities of any thereof. Each of the Initial Beneficiary and the Depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the Initial Beneficiary and the Depositor. Such a legal opinion, however, will not be binding on any court.

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On the Closing Date, Dechert LLP, special insolvency counsel to the Titling Trust, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporate form of World Omni or the separateness of World Omni, from the Titling Trust or the Initial Beneficiary so as to substantively consolidate the assets and liabilities of the Titling Trust or the Initial Beneficiary with the assets and liabilities of World Omni. Among other things, such opinion will assume that each of the Titling Trust (or the Titling Trustee when acting on its behalf) and the Initial Beneficiary will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of World Omni, not commingling its respective assets with those of World Omni and not holding itself out as having agreed to pay, or being liable for, the debts of World Omni. In addition, such opinion will assume that except as expressly provided by the Titling Trust Documents and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), World Omni generally will not guarantee the obligations of the Titling Trust or the Initial Beneficiary to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in World Omni’s capacity as Servicer acting under and in accordance with the Servicing Agreement or in World Omni’s capacity as Titling Trust Administrator under the Titling Trust administration agreement. Each of World Omni, the Titling Trust and the Initial Beneficiary intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of World Omni, the Titling Trust and the Initial Beneficiary. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against World Omni or the Initial Beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the Titling Trust, the Depositor or the Issuing Entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Exchange Note (and possible reductions in the amount of such distributions) to the Issuing Entity, and therefore to the Noteholders and the Certificateholders of the related series, could occur.

The Initial Beneficiary will treat its conveyance of each Exchange Note to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the Initial Beneficiary, and the Initial Beneficiary as debtor–in– possession or a creditor, receiver or bankruptcy trustee of the Initial Beneficiary were to take the position that the sale, transfer and assignment of each Exchange Note by the Initial Beneficiary to the Depositor should instead be treated as a pledge of that Exchange Note to secure a borrowing by the Initial Beneficiary, delays in payments of proceeds of that Exchange Note to the Issuing Entity, and therefore to the related Noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On the Closing Date, Kirkland & Ellis LLP, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the Initial Beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the Exchange Note to the Depositor, the sale, transfer and assignment of that Exchange Note from the Initial Beneficiary to the Depositor would be characterized as a true sale, transfer and assignment, and that Exchange Note and the proceeds thereof would not be property of the Initial Beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in each Exchange Note allocated to a series of securities as against the Initial Beneficiary, which the Depositor will assign to the Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in that Exchange Note, which will be a “certificated security” under the UCC, by possession. Accordingly, if the conveyance of that Exchange Note by the Initial Beneficiary to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor (and ultimately the Issuing Entity and the Indenture Trustee as successors in interest) should be treated as a secured creditor of the Initial Beneficiary, although a case or proceeding under any insolvency law with respect to the Initial Beneficiary could result in delays or reductions in distributions on that Exchange Note as indicated above, notwithstanding such perfected security interest.

If the Servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including repurchase payments) may be recoverable by the Servicer as

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debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer. See “Risk Factors— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You.”

Dodd-Frank Act Orderly Liquidation Authority Provisions

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni, the Initial Beneficiary, the Titling Trust, the Depositor, any Issuing Entity or any of their respective creditors.

Potential Applicability to World Omni, the Initial Beneficiary, the Titling Trust, the Depositor and Issuing Entities. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the Issuing Entity, the Depositor or the Initial Beneficiary could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni. For the Issuing Entity, the Depositor or the Initial Beneficiary to be subject to receivership under OLA as a “covered subsidiary” of World Omni (1) the FDIC would have to be appointed as receiver for World Omni under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such Issuing Entity, the Depositor or the Initial Beneficiary, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni. If the FDIC is appointed as receiver for World Omni under OLA and the Issuing Entity, the Depositor, the Titling Trust or the Initial Beneficiary were to be considered a covered subsidiary under OLA, the FDIC will have all the powers and rights with regards to the covered subsidiary that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni would have serious adverse effects on the financial stability in the United States. In addition no assurance can be given that OLA provisions would not apply to World Omni, a particular Issuing Entity, the Depositor or the Initial Beneficiary or, if it were to apply, that the timing and amounts of payments to the related series of securityholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of World Omni or of a covered subsidiary, including the Issuing Entity, the Depositor or the Initial Beneficiary, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or the Issuing Entity), the FDIC will not, in the

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exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As a result, the foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni or its subsidiaries (including, the Depositor, the Initial Beneficiary or your Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and could be reduced.

We will structure the transfers of the Exchange Notes under each Exchange Note Sale Agreement and the Exchange Note Transfer Agreement with the intent that they would be characterized as legal true sales under applicable state law and that the Exchange Note would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Exchange Notes using its repudiation power. However, if the FDIC were to successfully assert that the transfers of the Exchange Note were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Exchange Note or the securityholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the securityholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenge were unsuccessful, or that the FDIC would not repudiate a legal true sale, securityholders could suffer delays in the payments on their securities.

Also assuming that the FDIC were appointed receiver of World Omni or of a covered subsidiary, including the Issuing Entity, the Depositor or the Initial Beneficiary, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni or that covered subsidiary, as applicable, including its obligations to repurchase Units in the related reference pool for the Exchange Note for breach of representation or warranty as well as its obligation to service the Units. If the FDIC were to exercise this repudiation power, securityholders would not be able to compel World Omni or any applicable covered subsidiary to repurchase Units for breach of representation and warranty and instead would have a claim for damages against World Omni’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their securities. Securityholders would also be prevented from replacing the Servicer during the stay. In addition, if the FDIC were to repudiate World Omni’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and securityholders may suffer delays or losses of payments on their securities. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the Exchange Note Transfer Agreement, Exchange Note Sale Agreement, Base Servicing Agreement, Servicing Supplement, the Administration Agreement and the Indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of such Issuing Entity. In such an event, the related series of securityholders would have a secured claim in the receivership of such Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of securities would occur and possible reductions in the amount of those payments could occur. In addition, for a

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period of 90 days after a receiver was appointed, securityholders would be stayed from accelerating the debt or exercising any remedies under the Indenture.

FDIC’s Avoidance Power Under OLA. Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of leases that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of leases evidenced by certain written contracts and perfected by the filing of a UCC financing statement against the Titling Trust unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the Closed-End Collateral Agent. If a transfer of leases were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the leases.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of leases perfected by the filing of a UCC financing statement against the Titling Trust as provided in the Collateral Agency Agreement would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the United States Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by your Issuing Entity could be delayed or reduced.

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ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Security Interests

The tangible lease contracts are “tangible chattel paper” as defined in the UCC. Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Closed-End Collateral Agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the Closed-End Collateral Agent (i.e., the Delaware Secretary of State). On or prior to the Closing Date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection. The security interest that the Closed-End Collateral Agent has in the related leases could be subordinate to the interest of certain other parties who take possession of those leases before the filings described above have been completed. Specifically, the Closed-End Collateral Agent’s security interest in the related lease could be subordinate to the rights of a purchaser of such lease who takes possession of the lease without knowledge or actual notice of the Closed-End Collateral Agent’s security interest. The leases will not be stamped to reflect the foregoing security arrangements.

The electronic lease contracts are “electronic chattel paper” as defined in the UCC. Generally, World Omni, on behalf of the Titling Trust and its assigns, will have “control” of an electronic lease contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni or its designated custodian, on behalf of the Titling Trust and the Closed-End Collateral Agent, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni, on behalf of the Titling Trust or the Closed-End Collateral Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Title to the leased vehicles is held by the Titling Trust. Under the Pledge and Security Agreement, the Titling Trust has granted a security interest in and to certain assets, including the leases and the related leased vehicles, to the Closed-End Collateral Agent to secure the Titling Trust’s obligations under the warehouse loan facilities and the Exchange Notes issued by the Titling Trust from time to time. Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. The Closed-End Collateral Agent, as lienholder, perfects its security interest in the leased vehicle by being designated as the first lienholder on the certificate of title of each leased vehicle.

If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a lease for new value in the ordinary course of its business, without actual knowledge of the Titling Trust’s interest, and takes possession of a lease, in tangible form (or obtains “control” of the authoritative copy of the lease in electronic form), this purchaser would acquire an interest in the lease superior to the interest of the Titling Trust or the Closed-End Collateral Agent.

Safekeeping of Chattel Paper

As described in “The Titling Trust—Titling of Leased Vehicles” and “Additional Legal Aspects of the Leases and the Leased Vehicles—Security Interests”, as part of each origination of a lease contract represented by a tangible contract, World Omni will maintain possession of each tangible contract and act as custodian for the Titling Trust with respect thereto.

As described in “ The Servicer, Sponsor And Administrator—Electronic Contracts and Electronic Contracting”, as part of each origination of a receivable represented by an electronic contract, World Omni will maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system, on behalf of the Titling Trust.

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ERISA Liens and Vicarious Tort Liability

Liens in favor of the PBGC and prior to the security interest of the Closed-End Collateral Agent and Indenture Trustee could attach to the Exchange Note assets if the Closed-End Collateral Agent did not have a prior perfected lien on the Units and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes World Omni and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to recover damages from the owner of the vehicle merely because of that ownership. See “Additional Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” in this prospectus. The Titling Trust may be subject to these lawsuits as owner of the Titling Trust assets. However, the Closed-End Collateral Agent will have a perfected security interest in the Units and in the Exchange Note assets that will be senior in priority to the interests in those leases and leased vehicles of the PBGC or judgment lien creditors.

Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the Exchange Note—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the Units allocated to an Exchange Note (including the related leased vehicles), that would, by operation of law, take priority over the Closed-End Collateral Agent’s interest therein. For a discussion of the risks associated with third-party liens on Units allocated to a series of securities, see “Risk Factors—You May Suffer Losses On Your Investment Because the Indenture Trustee Lacks Direct Ownership Interests or Perfected Security Interests In the Leased Vehicles and Interests Of Other Persons In the Leases and the Leased Vehicles Could Be Superior To The Collateral Agent’s Interest.” Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the Exchange Note transferred by the Depositor to the Issuing Entity pursuant to the Exchange Note Transfer Agreement. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets transferred by the Depositor to the Issuing Entity pursuant to the transfer and Servicing Agreement. See “Risk Factors— A Bankruptcy of the Depositor, Auto Lease Finance LLC, the Servicer or the Titling Trust Could Delay or Limit Payments To You.”

Vicarious Tort Liability

Although the Titling Trust will own the leased vehicles allocated to the Reference Pool and the Closed-End Collateral Agent on behalf of the Issuing Entity will have a perfected security interest therein, the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring or recover damages in an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) cap the lessor’s liability at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to

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$5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including any Titling Trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. The Transportation Act appears to limit the applicability of that New York law, although one New York lower court reached a contrary conclusion regarding the applicability of the Transportation Act in New York. A New York appellate court has subsequently upheld the constitutionality of the Transportation Act. However, other courts in other jurisdictions considering the same issues could reach a different result.

Repossession of Leased Vehicles

If a default by a lessee has not been cured within some period of time after the payment due date as determined by the Servicer in accordance with its guidelines for collection on leases and repossession of leased vehicles, the Servicer will ordinarily attempt to retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the Servicer has repossessed a leased vehicle, the Servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to reinstate the lease by paying all amounts due under the lease and all fees and expenses incurred by the Servicer in connection with collection and repossession. If by the end of such period the lessee has not reinstated the lease, the Servicer will attempt to sell the leased vehicle. The net Liquidation Proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments

The Servicer will generally apply the proceeds of sale of a leased vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and Servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

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•	the amount and type of all payments due at the time of origination of the lease,

•	a description of the lessee’s liability at the end of the lease term,

•	the amount of any periodic payments and manner of their calculation,

•	the circumstances under which the lessee may terminate the lease prior to the end of the lease term,

•	the capitalized cost of the vehicle and

•	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the leases and may also apply to the Issuing Entity of a series as holder of the Exchange Note. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related lease, the lease will be deemed to be a liquidated lease and amounts received thereafter on or in respect of such lease will constitute Liquidation Proceeds. As described under “The Leases—Representations and Warranties Relating to the Units,” Auto Lease Finance LLC will represent and warrant to the Depositor as of the Actual Cutoff Date that the related Units comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a Lemon Law.

The SCRA and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, and their spouses who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the SCRA, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in military service, executes a lease of a vehicle and thereafter receives military orders (a) for a change of permanent station from a location in the continental United States to a location outside the continental United States, or (b) for a change of permanent station from a location in a State outside the continental United States to a location outside that State, or (c) to deploy with a military unit, or as an individual in support of a military operation, for a period of not less than 180 days. No early termination charge (as defined in the SCRA) may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a vehicle under a Defaulted Lease during the lessee’s period of active duty status. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the Servicer

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will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the Notes and Certificates.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and leases.  World Omni is subject to the CFPB’s supervisory and enforcement authority.   In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni’s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni and the Issuing Entity could also possibly be subject to claims by the lessees on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the CFPB and the FTC announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations World Omni offers, may require World Omni to cease or alter certain business practices, which could have a material adverse effect on World Omni’s financial condition, liquidity and results of operations.  World Omni expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

The CFPB has focused on the area of auto finance, particularly with respect to indirect financing arrangements, dealer compensation and fair lending compliance.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, concerning contracts where the dealer charged the consumer an interest rate that is higher than the rate the finance company approved for the consumer (referred to as “dealer markup”). The CFPB has been conducting fair lending examinations of automobile lenders and their dealer compensation policies to determine whether their dealer markup and compensation policies resulted in any discriminatory practices. Depending upon the results of any of these investigations and any related regulatory agency actions, the related automobile lender may be required to provide remuneration, which could include reductions to the imputed interest rates on the applicable leases or making cash payments to lessees of certain affected lease contracts. World Omni periodically performs reviews of its lending and servicing policies and analyzes portfolio-wide data for potential disparities resulting from dealer markup and compensation policies. World Omni from time to time may periodically enhance its compliance program or engage in voluntary remuneration.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni’s compliance costs, require changes in World Omni’s business practices, affect World Omni’s competitiveness, impair World Omni’s profitability, harm World Omni’s reputation or otherwise adversely affect World Omni’s business or result in the Titling Trust, as owner of the lease contracts, or the Issuing Entity being liable to the related lessee for any violation by the lender or the initial creditor or adversely affect the Issuing Entity’s ability to enforce its rights related to a lease contract.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

The Servicer will make representations and warranties in the Servicing Agreement that, as to each lease and the related leased vehicle as of the relevant vehicle representation date, the Servicer has satisfied, or has directed the

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related dealer to satisfy, the provisions of the Servicing Agreement with respect to such lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the repurchase payment in respect of the lease and the related leased vehicle into the Exchange Note Collection Account unless the breach is cured in all material respects. See “The Leases—Representations and Warranties Relating to the Units—Representations, Warranties and Covenants” for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of material United States federal income tax considerations relevant to the beneficial owner of a Note (other than any Notes that are retained by the Depositor or one or more affiliates thereof) that holds the Note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in this prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold Notes as part of an integrated investment. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities. Except as described below, this discussion is directed to prospective purchasers who purchase Notes in the initial distribution and who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury. The discussion under the heading “Material Federal Income Tax Consequences” may not address all tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the Notes. The discussion under the heading “Material Federal Income Tax Consequences” does not apply to any Notes that are retained by the Depositor or one or more affiliates thereof.

New U.S. federal income tax laws were recently enacted by The Tax Cuts and Jobs Act. The Tax Cuts and Jobs Act provides for significant changes to U.S. tax law, some of which could have an adverse impact on the business, financial condition and results of operations of the Issuing Entity or its affiliates, or an adverse impact on the Notes. The Tax Cuts and Jobs Act is complex and new (and it lacks administrative guidance); thus, the impact of certain aspects of its provisions on the Issuing Entity or its affiliates, or on Noteholders, is currently unclear.

The Issuing Entity will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the Issuing Entity, regarding certain federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt issued by the Issuing Entity with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes. For purposes of the following summary, references to the Issuing Entity, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the Issuing Entity and the Notes and related terms, parties and documents applicable to the Issuing Entity.

Tax Consequences to Holders of the Notes

Characterization of the Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the Issuing Entity has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special federal tax counsel to the Depositor, the Notes will be characterized as indebtedness for federal income tax purposes to the extent the Notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes and not as an ownership interest in the Exchange Note or an equity interest in the Issuing Entity. The remainder of this discussion assumes that the Notes are debt for federal income tax purposes to the extent the Notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. For a discussion of the treatment if the Notes were not considered debt for federal

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income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a Note at a premium, that is an amount in excess of the amount payable upon the maturity of the Note, the Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of the excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Original Issue Discount

The Tax Cuts and Jobs Act amended Section 451 of the Code. Accrual method United States persons that prepare an “applicable financial statement” (as defined in Section 451 of the Code) generally would be required to include certain items of income, such as OID and market discount, into gross income no later than the time such amounts are reflected on such a financial statement. The application of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018. This could result in an acceleration of income recognition for income items differing from that which would otherwise result from the rules described below. Noteholders should consult their tax advisors with regard to interest, OID, market discount and premium matters concerning their Notes.

The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not “interest only” or “principal only” notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under U.S. Department of the Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the Notes, that is, any excess of the principal amount of the Notes over their issue price, is de minimis, or less than 1/4% of their principal amount multiplied by the maturity of the Notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to the Notes and as a result the Notes are treated as issued with OID, a Noteholder would be required to include OID in income as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. Even if a Note has OID falling within the de minimis exception, the Noteholder must include such OID in income proportionately as principal payments are made on such Note.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder’s method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the Note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to

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purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the Notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a Note not at the time of original issue, of a Note at a discount will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the Note multiplied by a fraction, the numerator of which is the interest or OID, if the Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the Note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the Note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a Note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

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Sale or Other Disposition

If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the Sponsor, the Issuing Entity or the Depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the Sponsor, the Issuing Entity or the Depositor is a “related person” within the meaning of the Code; and

•	provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity) or a similar form signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address.

As used herein, a “Non-U.S. Person” means a nonresident, foreign corporation or other non-U.S. Person, and a “U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•	a corporation or partnership, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

If the information provided in this statement changes, the Non-U.S. Person must inform the Sponsor and the Issuing Entity within 30 days of the change. If a Note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN (for an individual), Form IRS W-8BEN-E (for an entity) or a similar form provided by the Non-U.S. Person that owns the Note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

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•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) significantly change the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Person unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The withholding tax under FATCA applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments and will be imposed on gross proceeds from a disposition of debt instruments on or after January 1, 2019. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the Notes (i) properly completed and signed tax certifications, for a U.S. person, on IRS Form W-9 and, for a non-U.S. person, on the appropriate IRS Form W-8 and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special federal tax counsel, in the event that any series of Notes were not treated as debt for federal income tax purposes, the series of Notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the Notes would be treated either as

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guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the Issuing Entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the Notes. Although the federal income tax treatment of the Notes for most accrual basis taxpayers should not differ materially under this characterization from the treatment of the Notes as debt, this characterization could result in adverse effects for some holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes, plus possibly some other items, even though the Issuing Entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the Notes on the accrual basis and holders of the Notes could become liable for taxes on trust income even if they have not received cash from the Issuing Entity to pay the taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Code. In addition, foreign persons holding the Notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the Notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Regulations for Acquisition of Notes by Related Parties

The IRS recently issued Treasury regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer.  Under these regulations, in certain circumstances a Note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the Note is held by a related party of the Issuing Entity (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the Issuing Entity for United States federal income tax purposes.  In this regard, you should consider the discussion in “—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” above regarding the consequences of that development.  Although there is no present intent to sell the Certificates, the Trust Agreement addresses the Treasury regulations under Section 385 of the Code in order to prevent their application to the Notes.  Moreover, the Issuing Entity will be able to amend the Trust Agreement and the other transaction documents in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes.

Classification of the Issuing Entity

In the opinion of Kirkland & Ellis LLP, special federal tax counsel to the Depositor, the Issuing Entity will not be characterized as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the Issuing Entity or will be treated as a domestic partnership when there are two or more beneficial owners of the Issuing Entity. This opinion will be based on the assumption that the terms of the Exchange Note Transfer Agreement and Servicing Agreement and Indenture and related documents will be complied with, including that the Issuing Entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the Issuing Entity were taxable as a corporation for federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Exchange Note, possibly reduced by its interest expense on the Notes. Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes.

If the Issuing Entity were classified as a partnership for federal income tax purposes, then the provisions of the Bipartisan Budget Act of 2015 (the “Budget Act”) would apply. Under the Budget Act, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions available under the Budget Act so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes

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arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. It is unclear to what extent these exceptions will be available to the Issuing Entity and how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of the new rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

Discount and Premium

The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the leases will prepay at a 1.25% absolute prepayment model rate, and there will be no extensions of maturity for any leases. No representation is made that the leases will prepay at that rate or at any other rate or that the interest payments on the Class B Notes will not be deferred.

Certain classes of the Notes may be treated for federal income tax purposes as having been issued with original issue discount. The IRS has issued regulations under Sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Notes. Prospective purchasers of the Notes are advised to consult with their tax advisors concerning the tax treatment of such Notes.

Certain classes of the Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Notes will be treated as holding Notes with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. You are encouraged to consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of Notes.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and Depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

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STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the Notes or the receipt of interest on the Notes by a financial organization with no other Florida contacts. We encourage you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the Issuing Entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are encouraged to consult their own tax advisors regarding the state and local tax treatment of the Issuing Entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

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CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold plan assets of the foregoing (each of the foregoing, a “Benefit Plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are, among other things, prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental and church plans may be subject to comparable federal, state or local law restrictions similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is characterized as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the Notes should not be treated as equity interests of the Issuing Entity for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of Notes for ERISA purposes could change if the Issuing Entity incurred losses. The risk of recharacterization is enhanced for the Class B Notes.

However, without regard to whether the Notes are treated as equity interests for purposes of the Regulations, the acquisition or holding of Notes by, or on behalf of, a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the Servicer, the underwriters, the Owner Trustee or the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides an exemption for some transactions between Benefit Plans and non-fiduciary service providers (or their affiliates) who are parties in interest or disqualified persons if specified conditions are established. In addition, certain class exemptions could offer broader relief for the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are Benefit Plans should consult with their legal advisors regarding the applicability of any such exemption. By acquiring a Note, each purchaser and transferee of a beneficial interest will be deemed to represent that either (i) it is not acquiring the Note with the assets of any Benefit Plan or any governmental, non-U.S. or church plan subject to Similar Law or (ii) that its acquisition and holding of the Notes or beneficial interests therein will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

The Transaction Parties may receive fees or other compensation as a result of a Benefit Plan’s acquisition of the Notes. Furthermore, none of the Transaction Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the Notes by any Benefit Plan.

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Each purchaser and transferee of a Note (or interest therein) that is a Benefit Plan and any fiduciary purchasing a Note (or interest therein) on behalf of a Benefit Plan (“Plan Fiduciary”) is deemed to represent and warrant by its acquisition of the Note that the decision to acquire such Note (or interest therein) has been made by the Plan Fiduciary, and that the Plan Fiduciary is an “independent fiduciary with financial expertise” as described in 29 C.F.R. Sec. 2510.3-21(c)(1). Specifically, this means that the Benefit Plan and the Plan Fiduciary represent and warrant that:

1.	The decision to acquire the Note (or interest therein) has been made on an arm’s length basis by the Plan Fiduciary;

2.	The Plan Fiduciary is independent of the Transaction Parties, and the Plan Fiduciary either:

a.	is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a U.S. state or U.S. federal agency;

b.	is an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of assets of an employee benefit plan described in Section 3(3) of ERISA or any plan described in Section 4975(e)(1)(A) of the Code;

c.	is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business;

d.	is a broker-dealer registered under the Exchange Act; or

e.	holds, or has under its management or control, total assets of at least $50 million (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) an individual directing his or her own individual retirement account or relative of such individual or (ii) a participant or beneficiary of such Benefit Plan purchasing the Notes or a relative of such participant or beneficiary);

3.	The Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Benefit Plan of the Notes;

4.	The Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Benefit Plan’s acquisition of the Notes;

5.	None of the Transaction Parties has exercised any authority to cause the Benefit Plan to invest in the Notes or to negotiate the terms of the Benefit Plan’s investment in the Notes; and

6.	The Plan Fiduciary has been informed by the Transaction Parties:

a.	that none of the Transaction Parties are undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Benefit Plan’s acquisition of the Notes; and

b.	of the existence and nature of the Transaction Parties’ financial interests in the Benefit Plan’s acquisition of the Notes, as described in or contemplated by this prospectus.

A plan fiduciary considering the purchase of Notes is encouraged to consult its legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement relating to the Notes, dated March ●, 2018 among World Omni, the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., and Wells Fargo Securities, LLC, as the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$●	$●	$●	$●	$●
MUFG Securities Americas Inc.	$●	$●	$●	$●	$●
Wells Fargo Securities, LLC	$●	$●	$●	$●	$●
BB&T Capital Markets, a division of BB&T Securities, LLC	$●	$●	$●	$●	-
Comerica Securities, Inc.	$●	$●	$●	$●	-
Mizuho Securities USA LLC	$●	$●	$●	$●	-
Regions Securities LLC	$●	$●	$●	$●	-
SunTrust Robinson Humphrey, Inc.	$●	$●	$●	$●	-
Total	$97,000,000	$292,000,000	$291,000,000	$80,774,000	$39,794,000

The Notes are offered by this prospectus and some or all of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. If retained, such retained Notes may be sold, subject to certain limitations, from time to time to purchasers directly by the Depositor or one or more affiliates thereof or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or such affiliates or from the purchasers of such retained Notes. If such retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliates will be responsible for underwriting discounts or commissions or agent’s commissions. Such retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the underwritten Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession	Reallowance
Class A-1 Notes	●%	●%
Class A-2 Notes	●%	●%
Class A-3 Notes	●%	●%
Class A-4 Notes	●%	●%
Class B Notes	●%	●%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the underwritten Notes if any of such Notes are purchased.

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None of the Titling Trust, the Initial Beneficiary, the Sponsor, the Depositor, the Servicer, the Issuing Entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply, or to take or refrain from taking any action to enable affected investors to comply, with the requirements of the EU Retention Rules or any similar regulatory requirements with respect to investments in securitizations. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment compliance with the EU Retention Rules and similar regulatory requirements.

Prospective investors should also be aware that a new EU risk retention regime will apply, in place of the existing EU Retention Rules, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The current EU Retention Rules will be replaced by those contained in Regulation (EU) 2017/2401 amending the CRR (the “CRR Amendment Regulation”) and Regulation (EU) 2017/2402 (the “STS Securitization Regulation” and together with the CRR Amendment Regulation, the “Securitization Regulation”). The Securitization Regulation was published in the official journal of the EU on December 28, 2017, entered into force on January 17, 2018 and will apply from January 1, 2019. Investors should be aware that there are material differences between the current EU Retention Rules and those in the Securitization Regulation. The Securitization Regulation will, amongst other things, apply also to (a) undertakings for collective investment in transferrable securities regulated pursuant to Directive (EU) 2009/65/EC and the management companies thereof (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). With regard to a securitization in respect of which the relevant securities are issued prior to January 1, 2019 (a “Pre-2019 Securitization”), as is the case with the notes, affected investors will continue to be subject to the current investment restrictions and due diligence requirements of the CRR, including on and after that date (unless there is a re-financing or an additional securities issuance on or after January 1, 2019). However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the current requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Certain aspects of the Securitization Regulation will be supplemented by regulatory technical standards that have not been published or that have only been published in draft form and are not yet final. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Rules and their regulatory capital requirements.

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes are a new issue of securities with no established trading market. World Omni and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. The underwriters have advised World Omni and the Depositor that they intend to act as market makers for the underwritten Notes (other than any Notes that are retained by the Depositor or one or more affiliates thereof). However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the Notes.

In connection with the offering of the underwritten Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the underwritten Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the underwritten Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

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World Omni and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the underwritten Notes.

As Percent of Aggregate Principal Amount of the Underwritten Notes
Aggregate Price to Public of the Underwritten Notes	$●	●%
Aggregate Underwriting Discount	$●	●%
Aggregate Proceeds to Depositor	$●	●%
Additional Offering Expenses	$●	●%

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European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any underwritten Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of MiFID II; or

(ii)	a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the underwritten Notes to be offered so as to enable an investor to decide to purchase or subscribe to the underwritten Notes.

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FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the Issuing Entity or the Depositor in press releases and in oral and written statements made by or with the Issuing Entity’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Servicer, the Issuing Entity or the Depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates” or similar expressions. The Issuing Entity and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Issuing Entity or the Depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. Other than as required by applicable law, the Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

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LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni, the Initial Beneficiary, the Titling Trust, the Depositor, the Issuing Entity or the Servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “The Trustees of the Issuing Entity” in this prospectus, each of the Indenture Trustee and the Owner Trustee has represented to the trust and the Depositor that there are no legal proceedings pending or known to be contemplated by governmental authorities against such trustee that would have a material adverse impact to holders of the Notes.

149

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Issuing Entity “incorporates by reference” some information it files with the SEC, which means that the Issuing Entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Issuing Entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The Issuing Entity incorporates by reference the asset level data and information included as exhibits to any Form ABS-EE filed or caused to be filed with the SEC by the Depositor with respect to the Issuing Entity before the termination of the offering of the Notes. The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of the offering of the Notes (including any market-making transactions for the Notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the Depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the trust is required to report under the Securities Exchange Act of 1934, as amended, the aforementioned periodic reports with respect to that trust will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

150

LEGAL MATTERS

Some legal matters relating to the Notes (other than any Notes that are retained by the Depositor or one or more affiliates thereof), including the legality opinion for the Notes being offered and certain federal income tax matters, will be passed upon for the Depositor and the Servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Titling Trust and the Initial Beneficiary will be passed upon by Dechert LLP. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Notes (other than any Notes that are retained by the Depositor or one or more affiliates thereof) will be passed upon for the underwriters by Mayer Brown LLP.

151

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important terms used in this prospectus and the pages on which the definitions of those terms may be found.

Definition	Page	Definition	Page
100% Prepayment Assumption	73	Liquidation Proceeds	37
ABS	73	LKE	37
Actual Cutoff Date	2	LKE disposition proceeds	37
Actual Pool	6	Loan Rule	141
Additional Lease Charges	31	MiFID II	iii
Additional Leases	60	MRM	31
Adjusted Capitalized Cost	31	MSRP	31
Administration Agreement	29	Net LKE Disposition Proceeds	37
Administrative Agent	2	Non-U.S. Person	137
Administrator	1	Note Registrar	1
Advisors Act	143	Noteholders	29
AIFMD	19	Noteholders’ First Priority Principal Distributable Amount	4
ALG	31	Noteholders’ Regular Principal Distributable Amount	4
ALG Residual Value	54	Noteholders’ Second Priority Principal Distributable Amount	4
Asset-Level Data File	60	Notes	2
Asset Pools	41	NRSROs	23
Asset Representations Review Agreement	47	OLA	22
Asset Representations Reviewer	47	Open-End Collateral Specified Interest	115
Automotive Lease Guide	31	Other Exchange Note	115
Available Funds	97	Other Reference Pool	115
Base Monthly Payment	31	Overcollateralization Amount	7
Base Residual Value	54	Owner Trustee	1
Base Servicing Agreement	38	Paying Agent	1
Benefit Plan	142	Payment Date	2
Budget Act	139	Payments Ahead	50
Business Day	84	Plan Fiduciary	143
CFPB	20	Pledge and Security Agreement	49
Class A Notes	2	Pre-2019 Securitization	145
Clean-Up Call	3	PRIIPs Regulation	iii
Closed-End Collateral Agent	38	Principal Distribution Account	90
Closed-End Collateral Specified Interest	115	Prospectus Directive	iii
Closing Date	74	PTCE	142
Code	103	Purchase Price	115
Collateral	118	QI	37
Collateral Agency Agreement	38	Reference Pool	1
Collection Period	84	Regulation	142
Contract Residual Value	31	Regulation RR	112
CRR	19	Relinquished Vehicles	37
CRR Amendment Regulation	145	Remaining Payments Charge	34
Customary Servicing Practices	91	Replacement Vehicles	37
		Required Reserve Account Balance	7
Deal Agent	38	Review Lease	65
Defaulted Lease	54	Reserve Account	7
Defaulted Payment Charge	35	Rule 193 Information	59
Delaware Trustee	38	Sample	60
Delinquency Percentage	63	SCRA	26
Delinquency Trigger	63	SEC	20
Depositor	1	Securitization Rate	54
Dodd-Frank Act	20	Securitization Regulation	145
DTC	80	Securitization Value	54
Early Termination Charge	34	Servicer	1
Eligible Account	90	Servicing Agreement	39
ERISA	142	Servicing Supplement	39
EU Retention Rules	19	Similar Law	142

152

Event of Default	4	Statistical Pool	60
Exchange Act	86	Statistical Data Tape	60
Exchange Note	1	Solvency II	19
Exchange Note Collected Amounts	50	Sponsor	1
Exchange Note Collection Account	89	STS Securitization Regulation	145
Exchange Note Default	117	Terminated Unit	54
Exchange Note Redemption Date	96	Titling Trust	38
Exchange Note Redemption Price	96	Titling Trust Agreement	38
Exchange Note Sale Agreement	50	Titling Trust Certificates	40
Exchange Note Servicer Default	95	Titling Trust Documents	38
Exchange Note Supplement	38	Titling Trustee	38
Exchange Note Transfer Agreement	50	Titling Trustee Agent	38
FATCA	138	Transaction Parties	142
		Transportation Act	14
Final Data Tape	60	Trust Accounts	89
Final Pool	60	Trust Collection Account	90
Five State Area	1	Trust Collection Account Shortfall Amount	96
FDIC	22	Trust Agreement	44
FDIC Counsel	125	UCITS	145
Foreign Account Tax Compliance Act	138	UDAAP	21
FSMA	ii	Unit	5
FTC	21	U.S. Bank	38
Indemnified Person	116	U.S. Bank Trust	38
Indenture	82	U.S. Person	137
Indenture Trustee	1	Units	5
Initial Beneficiary	38	Warehouse Facility Pool	115
Insolvency Laws	121	World Omni	1
Investment Company Act	8
IORPs	145
IRS	134
Issuing Entity	1
Issuing Entity Property	6
JMFE	29
Lease Charge	31
Lease Rate	31
Lemon Law	131

153

Appendix A

STATIC POOL INFORMATION

This Appendix A sets forth in tabular and graphic format, static pool information regarding pools of leases and leased vehicles securitized by the Sponsor during the last five years. The characteristics of each securitized pool described above are based on the securitized pool as of the related cutoff date. There can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this securitized pool.

Characteristics of the Leases

The assets in each of World Omni’s securitized reference pools consisted of motor vehicle leases and the related leased vehicles generated in the ordinary course of business by World Omni in accordance with the underwriting procedures described under “The Servicer, Sponsor and Administrator—Origination, Underwriting and Purchasing” and “—Underwriting Standards” in this prospectus. As of the relevant cutoff date, the units in the securitized portfolios consisted of the characteristics provided below. For comparison purposes, the characteristics of the Units related to the Notes described in this prospectus as of the Actual Cutoff Date are provided immediately below. All lease balances are calculated using the ALG residual at the time of origination of the lease.

A-1

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2018-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	February 1, 2018
Number of Leases
Total Number of Leases Originated	37,134
Total Lease Balance
Initial Securitization Value	$936,337,768.26
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$25,215.11
Min Initial Securitization Value of Leases Originated	$8,833.13
Max Initial Securitization Value of Leases Originated	$86,824.10
Base Residual
Avg Base Residual at Origination	$18,231.27
Min Base Residual at Origination	$5,626.00
Max Base Residual at Origination	$53,506.00
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	58.76%
Original Term
Weighted Average(1)	38.54
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	61.73
2 North Carolina	16.68
3 South Carolina	9.96
4 Alabama	5.11
5 Georgia	4.89

Top 5 vehicle models(5)%
1 Tacoma	20.31
2 RAV4	17.19
3 Camry	12.60
4 Tundra	12.46
5 Corolla	11.09
FICO® Score(2)
Weighted Average FICO score(1)(3)	732
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)	611-854

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4) Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 854 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 611. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

A-2

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2013-A*
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	July 30, 2013
Number of Leases
Total Number of Leases Originated	42,178
Total Lease Balance
Initial Securitization Value	$896,633,050.34
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$21,258.31
Min Initial Securitization Value of Leases Originated	$7,907.28
Max Initial Securitization Value of Leases Originated	$75,214.89
Base Residual
Avg Base Residual at Origination	$14,543.32
Min Base Residual at Origination	$5,746.00
Max Base Residual at Origination	$47,880.00
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	54.12%
Original Term
Weighted Average(1)	37.84
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	65.45
2 North Carolina	13.66
3 Georgia	8.24
4 South Carolina	7.32
5 Alabama	3.83

Top 5 vehicle models(5)%
1 Camry	35.15
2 Corolla	13.29
3 Prius	9.47
4 RAV4	8.50
5 Highlander	7.69
FICO® Score(2)
Weighted Average(1) (3)	745
Range of FICO® scores that represents greater than 90% of all pool FICO® scores (3) (4)	627-856

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 856 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 627. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

*	The World Omni Automobile Lease Securitization Trust 2013-A transaction was paid-off in June 2016.

A-3

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2013-A
BALANCE, PREPAYMENT AND DELINQUENCIES

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61- 90 Days ($)	Past Due 91- 120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%) (2)
Sep-13	$871,947,731	0.43%	$2,395,785	$326,840	$0	$0	0.04%
Oct-13	$858,065,848	0.55%	$2,501,859	$376,593	$127,634	$0	0.06%
Nov-13	$846,213,888	0.34%	$3,004,526	$765,923	$35,326	$0	0.09%
Dec-13	$832,428,987	0.54%	$3,585,796	$578,013	$225,058	$0	0.10%
Jan-14	$817,616,465	0.66%	$2,443,564	$597,009	$164,194	$0	0.09%
Feb-14	$803,863,186	0.56%	$2,903,400	$449,420	$61,138	$0	0.06%
Mar-14	$788,665,896	0.71%	$2,600,640	$440,265	$83,143	$0	0.07%
Apr-14	$773,769,922	0.69%	$2,138,225	$557,439	$54,481	$0	0.08%
May-14	$757,639,958	0.82%	$2,563,475	$355,031	$166,513	$0	0.07%
Jun-14	$741,138,563	0.87%	$2,925,823	$432,378	$63,260	$0	0.07%
Jul-14	$723,811,396	0.93%	$3,290,709	$480,091	$174,114	$0	0.09%
Aug-14	$708,159,027	0.69%	$3,136,007	$702,012	$139,978	$0	0.12%
Sep-14	$691,108,030	0.83%	$3,069,332	$425,118	$150,278	$0	0.08%
Oct-14	$673,727,352	0.93%	$3,245,966	$482,082	$109,946	$0	0.09%
Nov-14	$660,031,131	0.60%	$3,479,662	$755,705	$102,997	$0	0.13%
Dec-14	$642,776,523	0.98%	$3,723,779	$339,807	$112,823	$0	0.07%
Jan-15	$624,076,020	1.14%	$2,785,479	$724,710	$103,483	$0	0.13%
Feb-15	$604,429,900	1.24%	$3,015,127	$396,851	$106,758	$0	0.08%
Mar-15	$581,114,228	1.50%	$2,433,868	$426,853	$19,891	$0	0.08%
Apr-15	$555,928,714	1.61%	$2,539,324	$436,886	$91,557	$0	0.10%
May-15	$528,792,993	1.71%	$2,654,305	$388,862	$91,881	$0	0.09%
Jun-15	$493,102,537	1.51%	$2,485,887	$441,591	$32,671	$0	0.10%
Jul-15	$448,676,926	0.81%	$2,328,631	$395,059	$53,769	$0	0.10%
Aug-15	$405,035,006	0.00%	$2,187,128	$687,613	$63,271	$0	0.19%
Sep-15	$373,281,547	0.00%	$2,023,019	$407,686	$132,522	$0	0.14%
Oct-15	$344,215,731	0.42%	$2,153,026	$299,723	$173,137	$0	0.14%
Nov-15	$321,945,180	1.63%	$1,853,014	$527,225	$88,573	$0	0.19%
Dec-15	$301,211,609	1.76%	$2,159,831	$419,049	$120,448	$0	0.18%
Jan-16	$273,054,386	2.00%	$1,772,025	$648,615	$114,562	$0	0.28%
Feb-16	$236,998,151	1.77%	$1,315,378	$434,149	$96,281	$0	0.22%
Mar-16	$192,521,125	1.94%	$1,221,061	$209,422	$78,457	$0	0.15%
Apr-16	$152,191,460	0.00%	$1,211,061	$295,441	$51,651	$0	0.23%
May-16	$108,142,773	0.00%	$1,099,138	$291,700	$27,647	$0	0.30%

(1) World Omni considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date, including leases with bankrupt lessees but excluding defaulted leases. The period of delinquency is based on the number of days that more than $40 of a scheduled monthly payment is contractually past due.

(2) As of end-of-month.

(3) For purposes of this table, prepayment speed has a 0.00% floor.

A-4

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2013-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Sep-13	$896,633,050	$49,788	0.01%	$0	0.00%
Oct-13	$896,633,050	$246,677	0.03%	$18,146	0.00%
Nov-13	$896,633,050	$474,870	0.05%	$31,192	0.00%
Dec-13	$896,633,050	$793,839	0.09%	$33,781	0.00%
Jan-14	$896,633,050	$1,149,096	0.13%	$49,662	0.01%
Feb-14	$896,633,050	$1,477,541	0.16%	$47,184	0.01%
Mar-14	$896,633,050	$1,627,222	0.18%	$84,645	0.01%
Apr-14	$896,633,050	$1,751,686	0.20%	$76,312	0.01%
May-14	$896,633,050	$1,836,406	0.20%	$70,489	0.01%
Jun-14	$896,633,050	$2,016,046	0.22%	$83,604	0.01%
Jul-14	$896,633,050	$2,204,190	0.25%	$128,320	0.01%
Aug-14	$896,633,050	$2,394,476	0.27%	$204,787	0.02%
Sep-14	$896,633,050	$2,671,816	0.30%	$298,647	0.03%
Oct-14	$896,633,050	$2,953,725	0.33%	$517,967	0.06%
Nov-14	$896,633,050	$3,080,564	0.34%	$647,385	0.07%
Dec-14	$896,633,050	$3,335,340	0.37%	$685,908	0.08%
Jan-15	$896,633,050	$3,511,023	0.39%	$674,571	0.08%
Feb-15	$896,633,050	$3,742,801	0.42%	$645,032	0.07%
Mar-15	$896,633,050	$3,923,643	0.44%	$224,216	0.03%
Apr-15	$896,633,050	$3,934,631	0.44%	$(271,513)	(0.03)%
May-15	$896,633,050	$4,002,879	0.45%	$(715,509)	(0.08)%
Jun-15	$896,633,050	$4,151,961	0.46%	$(1,123,471)	(0.13)%
Jul-15	$896,633,050	$4,226,652	0.47%	$(1,430,816)	(0.16)%
Aug-15	$896,633,050	$4,342,505	0.48%	$(1,250,363)	(0.14)%
Sep-15	$896,633,050	$4,442,577	0.50%	$(1,081,111)	(0.12)%
Oct-15	$896,633,050	$4,582,398	0.51%	$(332,064)	(0.04)%
Nov-15	$896,633,050	$4,693,049	0.52%	$(67,556)	(0.01)%
Dec-15	$896,633,050	$4,819,499	0.54%	$(57,148)	(0.01)%
Jan-16	$896,633,050	$4,884,405	0.54%	$537,749	0.06%
Feb-16	$896,633,050	$4,960,361	0.55%	$1,526,385	0.17%
Mar-16	$896,633,050	$5,059,888	0.56%	$2,028,332	0.23%
Apr-16	$896,633,050	$5,094,647	0.57%	$2,512,970	0.28%
May-16	$896,633,050	$5,104,658	0.57%	$4,065,586	0.45%

(1) Cumulative Net Credit Losses/(Gains) are equal to the aggregate securitization value of all units charged-off, less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

(2) Cumulative Net Residual Losses/(Gains) are equal to the aggregate securitization value of terminated units (excluding defaulted leases and payoffs), less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

A-5

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2014-A*
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	August 5, 2014
Number of Leases
Total Number of Leases Originated	38,062
Total Lease Balance
Initial Securitization Value	$837,026,795.40
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$21,991.14
Min Initial Securitization Value of Leases Originated	$7,990.33
Max Initial Securitization Value of Leases Originated	$78,929.52
Base Residual
Avg Base Residual at Origination	$15,370.31
Min Base Residual at Origination	$6,190.21
Max Base Residual at Origination	$49,070.84
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	55.99%
Original Term
Weighted Average(1)	36.42
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	67.90
2 North Carolina	13.93
3 South Carolina	7.28
4 Georgia	5.94
5 Alabama	3.44

Top 5 vehicle models(5)%
1 Camry	32.24
2 Corolla	13.67
3 RAV4	11.97
4 Highlander	6.90
5 Avalon	6.63
FICO® Score(2)
Weighted Average(1) (3)	746
Range of FICO® scores that represents greater than 90% of all pool FICO® scores (3) (4)	625-856

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 856 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 625. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

*	The World Omni Automobile Lease Securitization Trust 2014-A transaction was paid-off in April 2017.

A-6

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2014-A
BALANCE, PREPAYMENT AND DELINQUENCIES

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61- 90 Days ($)	Past Due 91- 120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%) (2)
Sep-14	$817,003,085	0.23%	$2,090,999	$189,299	$0	$0	0.02%
Oct-14	$804,520,078	0.52%	$2,480,196	$105,904	$72,955	$0	0.02%
Nov-14	$794,113,153	0.23%	$2,799,309	$366,759	$0	$0	0.05%
Dec-14	$781,081,280	0.54%	$2,695,604	$383,136	$63,531	$0	0.06%
Jan-15	$768,341,558	0.49%	$2,442,576	$409,139	$89,289	$0	0.06%
Feb-15	$756,566,838	0.38%	$2,748,196	$299,649	$18,197	$0	0.04%
Mar-15	$743,305,992	0.55%	$2,298,468	$124,043	$117,065	$0	0.03%
Apr-15	$729,654,105	0.67%	$2,517,145	$297,748	$19,470	$0	0.04%
May-15	$716,657,605	0.60%	$2,738,714	$232,459	$40,773	$0	0.04%
Jun-15	$702,037,750	0.78%	$2,673,301	$217,440	$66,181	$0	0.04%
Jul-15	$687,761,730	0.76%	$2,780,100	$276,116	$126,180	$0	0.06%
Aug-15	$673,689,754	0.74%	$2,488,070	$567,850	$124,154	$0	0.10%
Sep-15	$659,844,935	0.74%	$3,189,258	$434,172	$113,373	$0	0.08%
Oct-15	$645,192,800	0.84%	$3,296,017	$728,391	$97,502	$0	0.13%
Nov-15	$631,262,647	0.80%	$3,417,557	$771,693	$125,682	$0	0.14%
Dec-15	$616,441,174	0.90%	$3,379,679	$886,802	$208,492	$0	0.18%
Jan-16	$601,395,293	0.93%	$2,829,760	$1,011,446	$408,184	$0	0.24%
Feb-16	$583,363,041	1.21%	$2,590,817	$296,759	$137,666	$0	0.07%
Mar-16	$564,828,626	1.27%	$2,878,978	$369,890	$0	$0	0.07%
Apr-16	$544,597,201	1.29%	$2,765,824	$429,044	$58,626	$0	0.09%
May-16	$522,781,423	1.44%	$2,957,919	$471,606	$35,927	$0	0.10%
Jun-16	$498,025,529	1.62%	$3,018,588	$430,120	$78,377	$0	0.10%
Jul-16	$468,161,680	0.66%	$2,927,913	$585,551	$136,996	$0	0.15%
Aug-16	$425,529,845	0.00%	$2,079,805	$690,212	$81,828	$0	0.18%
Sep-16	$386,068,650	1.09%	$2,567,370	$243,737	$149,668	$0	0.10%
Oct-16	$347,830,412	1.04%	$2,422,008	$496,738	$94,288	$0	0.17%
Nov-16	$314,647,502	0.00%	$2,348,121	$691,409	$32,154	$0	0.23%
Dec-16	$270,511,056	0.12%	$2,221,283	$353,419	$74,605	$0	0.16%
Jan-17	$225,141,645	1.94%	$1,766,807	$421,057	$95,612	$0	0.23%
Feb-17	$183,254,654	1.81%	$1,559,053	$301,440	$73,493	$0	0.20%
Mar-17	$142,018,321	1.13%	$1,226,466	$218,404	$30,541	$0	0.18%

(1) World Omni considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date, including leases with bankrupt lessees but excluding defaulted leases. The period of delinquency is based on the number of days that more than $40 of a scheduled monthly payment is contractually past due.

(2) As of end-of-month.

(3) For purposes of this table, prepayment speed has a 0.00% floor.

A-7

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2014-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Sep-14	$837,026,795	$16,998	0.00%	$0	0.00%
Oct-14	$837,026,795	$128,819	0.02%	$8,408	0.00%
Nov-14	$837,026,795	$333,751	0.04%	$21,130	0.00%
Dec-14	$837,026,795	$491,760	0.06%	$5,527	0.00%
Jan-15	$837,026,795	$688,431	0.08%	$(4,004)	0.00%
Feb-15	$837,026,795	$931,428	0.11%	$(47,135)	(0.01)%
Mar-15	$837,026,795	$1,029,788	0.12%	$(100,625)	(0.01)%
Apr-15	$837,026,795	$1,212,868	0.14%	$(111,682)	(0.01)%
May-15	$837,026,795	$1,383,971	0.17%	$(104,392)	(0.01)%
Jun-15	$837,026,795	$1,454,059	0.17%	$(73,071)	(0.01)%
Jul-15	$837,026,795	$1,702,611	0.20%	$(16,326)	0.00%
Aug-15	$837,026,795	$1,922,750	0.23%	$95,968	0.01%
Sep-15	$837,026,795	$2,153,611	0.26%	$203,735	0.02%
Oct-15	$837,026,795	$2,354,904	0.28%	$311,208	0.04%
Nov-15	$837,026,795	$2,566,581	0.31%	$426,706	0.05%
Dec-15	$837,026,795	$2,746,677	0.33%	$516,007	0.06%
Jan-16	$837,026,795	$3,080,820	0.37%	$716,119	0.09%
Feb-16	$837,026,795	$3,504,611	0.42%	$1,175,940	0.14%
Mar-16	$837,026,795	$3,576,480	0.43%	$1,489,191	0.18%
Apr-16	$837,026,795	$3,647,730	0.44%	$2,019,454	0.24%
May-16	$837,026,795	$3,662,758	0.44%	$2,538,733	0.30%
Jun-16	$837,026,795	$3,793,017	0.45%	$3,198,879	0.38%
Jul-16	$837,026,795	$4,006,588	0.48%	$3,970,061	0.47%
Aug-16	$837,026,795	$4,140,570	0.49%	$5,043,447	0.60%
Sep-16	$837,026,795	$4,288,419	0.51%	$5,999,877	0.72%
Oct-16	$837,026,795	$4,389,798	0.52%	$7,377,617	0.88%
Nov-16	$837,026,795	$4,404,801	0.53%	$8,146,694	0.97%
Dec-16	$837,026,795	$4,587,209	0.55%	$10,007,076	1.20%
Jan-17	$837,026,795	$4,661,739	0.56%	$11,423,349	1.36%
Feb-17	$837,026,795	$4,723,746	0.56%	$13,109,457	1.57%
Mar-17	$837,026,795	$4,753,042	0.57%	$13,703,802	1.64%

(1) Cumulative Net Credit Losses/(Gains) are equal to the aggregate securitization value of all units charged-off, less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

(2) Cumulative Net Residual Losses/(Gains) are equal to the aggregate securitization value of terminated units (excluding defaulted leases and payoffs), less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

A-8

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2015-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	June 10, 2015
Number of Leases
Total Number of Leases Originated	34,763
Total Lease Balance
Initial Securitization Value	$784,037,910.94
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$22,553.80
Min Initial Securitization Value of Leases Originated	$7,304.02
Max Initial Securitization Value of Leases Originated	$80,169.56
Base Residual
Avg Base Residual at Origination	$15,680.42
Min Base Residual at Origination	$6,601.00
Max Base Residual at Origination	$46,702.38
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	57.09%
Original Term
Weighted Average(1)	36.44
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	67.94
2 North Carolina	13.87
3 South Carolina	8.15
4 Georgia	4.98
5 Alabama	3.80

Top 5 vehicle models(5)%
1 Camry	27.50
2 Corolla	17.17
3 RAV4	11.69
4 Tacoma	11.50
5 Sienna	6.09
FICO® Score(2)
Weighted Average(1) (3)	737
Range of FICO® scores that represents greater than 90% of all pool FICO® scores (3) (4)	616-854

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 854 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 616. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

A-9

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2015-A
BALANCE, PREPAYMENT AND DELINQUENCIES

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61- 90 Days ($)	Past Due 91- 120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%) (2)
Jul-15	$766,785,873	0.21%	$1,812,637	$103,172	$0	$0	0.01%
Aug-15	$756,436,270	0.38%	$1,761,926	$372,442	$68,834	$0	0.06%
Sep-15	$745,553,508	0.37%	$2,233,443	$384,911	$96,438	$0	0.06%
Oct-15	$733,621,760	0.52%	$2,607,247	$374,582	$80,341	$0	0.06%
Nov-15	$722,559,521	0.45%	$2,704,559	$492,863	$57,386	$0	0.08%
Dec-15	$710,341,136	0.58%	$2,852,804	$359,223	$151,060	$0	0.07%
Jan-16	$698,014,872	0.60%	$3,107,733	$937,055	$135,529	$0	0.15%
Feb-16	$685,546,908	0.63%	$2,788,639	$370,655	$110,836	$0	0.07%
Mar-16	$671,932,876	0.74%	$2,400,150	$418,015	$111,024	$0	0.08%
Apr-16	$659,536,120	0.68%	$3,298,342	$442,277	$116,177	$0	0.08%
May-16	$646,182,682	0.81%	$3,451,668	$650,693	$57,399	$0	0.11%
Jun-16	$632,892,994	0.81%	$3,827,529	$543,363	$101,398	$0	0.10%
Jul-16	$618,860,395	0.80%	$3,884,714	$750,886	$176,773	$0	0.15%
Aug-16	$602,742,203	0.91%	$2,965,843	$894,133	$222,320	$0	0.19%
Sep-16	$587,930,421	0.88%	$3,621,811	$768,120	$127,678	$0	0.15%
Oct-16	$573,134,964	0.85%	$4,320,921	$566,425	$198,371	$0	0.13%
Nov-16	$559,013,735	0.66%	$4,247,814	$825,015	$110,555	$0	0.17%
Dec-16	$542,296,762	0.75%	$4,239,292	$701,270	$260,674	$0	0.18%
Jan-17	$523,411,128	1.30%	$3,320,937	$1,207,432	$160,650	$0	0.26%
Feb-17	$504,456,058	1.29%	$3,263,645	$799,541	$236,524	$0	0.21%
Mar-17	$484,150,862	1.41%	$2,834,085	$531,820	$36,717	$0	0.12%
Apr-17	$466,092,256	1.24%	$3,453,585	$535,380	$138,063	$0	0.14%
May-17	$444,560,438	1.63%	$3,230,627	$712,617	$110,215	$0	0.19%
Jun-17	$418,634,221	1.95%	$3,357,830	$656,760	$139,303	$0	0.19%
Jul-17	$393,621,117	1.01%	$3,121,121	$891,725	$111,389	$0	0.25%
Aug-17	$357,277,180	0.42%	$2,400,696	$998,392	$194,386	$0	0.33%
Sep-17	$327,979,174	0.50%	$3,089,572	$853,567	$149,402	$0	0.31%
Oct-17	$291,142,557	1.59%	$2,343,559	$765,582	$133,172	$0	0.31%
Nov-17	$260,971,233	0.00%	$2,324,830	$618,057	$185,786	$0	0.31%
Dec-17	$226,112,142	0.00%	$2,480,230	$728,774	$119,080	$0	0.37%

(1) World Omni considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date, including leases with bankrupt lessees but excluding defaulted leases. The period of delinquency is based on the number of days that more than $40 of a scheduled monthly payment is contractually past due.

(2) As of end-of-month.

(3) For purposes of this table, prepayment speed has a 0.00% floor.

A-10

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2015-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Jul-15	$784,037,911	$33,647	0.00%	$8,942	0.00%
Aug-15	$784,037,911	$90,328	0.01%	$12,089	0.00%
Sep-15	$784,037,911	$240,513	0.03%	$22,157	0.00%
Oct-15	$784,037,911	$553,434	0.07%	$32,546	0.00%
Nov-15	$784,037,911	$717,309	0.09%	$33,856	0.00%
Dec-15	$784,037,911	$880,025	0.11%	$21,938	0.00%
Jan-16	$784,037,911	$1,213,458	0.15%	$22,993	0.00%
Feb-16	$784,037,911	$1,382,147	0.18%	$(46,146)	(0.01)%
Mar-16	$784,037,911	$1,627,135	0.21%	$(52,591)	(0.01)%
Apr-16	$784,037,911	$1,813,037	0.23%	$(21,761)	0.00%
May-16	$784,037,911	$1,898,938	0.24%	$1,018	0.00%
Jun-16	$784,037,911	$2,056,750	0.26%	$122,845	0.02%
Jul-16	$784,037,911	$2,308,166	0.29%	$246,785	0.03%
Aug-16	$784,037,911	$2,556,257	0.33%	$445,523	0.06%
Sep-16	$784,037,911	$2,797,914	0.36%	$708,107	0.09%
Oct-16	$784,037,911	$3,037,277	0.39%	$991,953	0.13%
Nov-16	$784,037,911	$3,300,926	0.42%	$1,220,636	0.16%
Dec-16	$784,037,911	$3,481,520	0.44%	$1,568,769	0.20%
Jan-17	$784,037,911	$3,786,537	0.48%	$1,935,593	0.25%
Feb-17	$784,037,911	$4,028,657	0.51%	$2,453,682	0.31%
Mar-17	$784,037,911	$4,187,467	0.53%	$2,830,739	0.36%
Apr-17	$784,037,911	$4,188,738	0.53%	$2,927,726	0.37%
May-17	$784,037,911	$4,332,110	0.55%	$3,299,131	0.42%
Jun-17	$784,037,911	$4,411,606	0.56%	$3,831,735	0.49%
Jul-17	$784,037,911	$4,606,062	0.59%	$4,260,092	0.54%
Aug-17	$784,037,911	$4,704,108	0.60%	$4,426,698	0.56%
Sep-17	$784,037,911	$4,812,202	0.61%	$4,337,375	0.55%
Oct-17	$784,037,911	$4,944,895	0.63%	$4,255,531	0.54%
Nov-17	$784,037,911	$4,952,127	0.63%	$3,999,385	0.51%
Dec-17	$784,037,911	$5,120,284	0.65%	$4,071,437	0.52%

(1) Cumulative Net Credit Losses/(Gains) are equal to the aggregate securitization value of all units charged-off, less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

(2) Cumulative Net Residual Losses/(Gains) are equal to the aggregate securitization value of terminated units (excluding defaulted leases and payoffs), less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

A-11

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	June 22, 2016
Number of Leases
Total Number of Leases Originated	48,764
Total Lease Balance
Initial Securitization Value	$1,136,128,760.68
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$23,298.51
Min Initial Securitization Value of Leases Originated	$8,013.72
Max Initial Securitization Value of Leases Originated	$87,198.98
Base Residual
Avg Base Residual at Origination	$16,061.20
Min Base Residual at Origination	$6,384.00
Max Base Residual at Origination	$52,890.96
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	56.79%
Original Term
Weighted Average(1)	37.61
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	66.21
2 North Carolina	14.01
3 South Carolina	9.62
4 Georgia	4.86
5 Alabama	4.00

Top 5 vehicle models(5)%
1 Camry	22.46
2 RAV4	16.56
3 Tacoma	15.51
4 Corolla	15.01
5 4Runner	6.33
FICO® Score(2)
Weighted Average FICO score(1)(3)	732
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)	609-855

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 855 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 609. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

A-12

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A
BALANCE, PREPAYMENT AND DELINQUENCIES

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61- 90 Days ($)	Past Due 91- 120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%) (2)
Jul-16	$1,117,284,589	0.75%	$3,800,295	$251,701	$0	$0	0.02%
Aug-16	$1,098,948,627	0.65%	$4,122,383	$760,259	$55,616	$0	0.07%
Sep-16	$1,080,824,716	0.64%	$4,951,588	$883,946	$193,384	$0	0.10%
Oct-16	$1,063,160,774	0.55%	$6,067,563	$1,083,598	$262,429	$0	0.13%
Nov-16	$1,044,696,210	0.63%	$7,069,865	$1,141,215	$202,872	$0	0.13%
Dec-16	$1,025,569,711	0.70%	$7,328,618	$1,297,864	$327,088	$0	0.16%
Jan-17	$1,006,607,016	0.68%	$6,361,591	$1,893,625	$493,266	$0	0.24%
Feb-17	$986,362,621	0.82%	$7,055,947	$1,712,929	$129,516	$0	0.19%
Mar-17	$964,638,915	0.93%	$5,302,539	$1,832,510	$277,406	$0	0.22%
Apr-17	$943,777,096	0.89%	$6,225,775	$1,605,131	$312,067	$0	0.20%
May-17	$920,428,452	1.09%	$6,453,379	$1,264,429	$209,537	$0	0.16%
Jun-17	$896,379,087	1.02%	$6,548,686	$1,388,040	$163,714	$0	0.17%
Jul-17	$874,795,719	0.76%	$6,907,198	$1,277,619	$331,889	$0	0.18%
Aug-17	$850,531,911	1.04%	$7,315,229	$1,848,151	$214,519	$0	0.24%
Sep-17	$830,059,917	0.81%	$8,290,340	$1,760,735	$507,588	$0	0.27%
Oct-17	$806,667,857	1.09%	$5,917,603	$1,423,725	$435,679	$0	0.23%
Nov-17	$784,978,574	0.96%	$6,690,689	$1,236,669	$131,849	$0	0.17%
Dec-17	$762,224,426	0.90%	$7,557,238	$1,557,796	$238,611	$0	0.24%

(1) World Omni considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date, including leases with bankrupt lessees but excluding defaulted leases. The period of delinquency is based on the number of days that more than $40 of a scheduled monthly payment is contractually past due.

(2) As of end-of-month.

(3) For purposes of this table, prepayment speed has a 0.00% floor.

A-13

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2016-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Jul-16	$1,136,128,761	$3,725	0.00%	$(701)	0.00%
Aug-16	$1,136,128,761	$88,543	0.01%	$10,592	0.00%
Sep-16	$1,136,128,761	$383,235	0.03%	$31,715	0.00%
Oct-16	$1,136,128,761	$776,806	0.07%	$33,916	0.00%
Nov-16	$1,136,128,761	$1,245,840	0.11%	$37,306	0.00%
Dec-16	$1,136,128,761	$2,049,723	0.18%	$34,272	0.00%
Jan-17	$1,136,128,761	$2,514,828	0.22%	$63,337	0.01%
Feb-17	$1,136,128,761	$3,098,072	0.27%	$107,055	0.01%
Mar-17	$1,136,128,761	$3,491,508	0.31%	$144,183	0.01%
Apr-17	$1,136,128,761	$3,734,589	0.33%	$146,350	0.01%
May-17	$1,136,128,761	$4,245,615	0.37%	$162,809	0.01%
Jun-17	$1,136,128,761	$4,656,727	0.41%	$365,089	0.03%
Jul-17	$1,136,128,761	$5,054,735	0.44%	$553,847	0.05%
Aug-17	$1,136,128,761	$5,515,446	0.49%	$632,274	0.06%
Sep-17	$1,136,128,761	$5,837,902	0.51%	$696,275	0.06%
Oct-17	$1,136,128,761	$6,186,638	0.54%	$850,729	0.07%
Nov-17	$1,136,128,761	$6,752,190	0.59%	$1,018,389	0.09%
Dec-17	$1,136,128,761	$7,146,855	0.63%	$1,303,296	0.11%

(1) Cumulative Net Credit Losses/(Gains) are equal to the aggregate securitization value of all units charged-off, less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

(2) Cumulative Net Residual Losses/(Gains) are equal to the aggregate securitization value of terminated units (excluding defaulted leases and payoffs), less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

A-14

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2017-A
ORIGINAL PORTFOLIO CHARACTERISTICS

Cutoff Date	February 1, 2017
Number of Leases
Total Number of Leases Originated	32,522
Total Lease Balance
Initial Securitization Value	$804,811,640.79
Initial Securitization Value
Avg Initial Securitization Value of Leases Originated	$24,746.68
Min Initial Securitization Value of Leases Originated	$9,343.47
Max Initial Securitization Value of Leases Originated	$90,534.90
Base Residual
Avg Base Residual at Origination	$16,912.77
Min Base Residual at Origination	$7,040.00
Max Base Residual at Origination	$53,506.00
Base Residual % MRM/MSRP
Base Residual at origination as % of lower of MRM/MSRP	57.17%
Original Term
Weighted Average(1)	38.69
Min original term	24
Max original term	60

Top 5 states concentration(5)%
1 Florida	65.09
2 North Carolina	15.22
3 South Carolina	9.23
4 Georgia	4.65
5 Alabama	4.60

Top 5 vehicle models(5)%
1 RAV4	18.83
2 Tacoma	15.79
3 Camry	15.67
4 Corolla	14.69
5 4Runner	10.23
FICO® Score(2)
Weighted Average FICO score(1)(3)	731
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(3)(4)	609-853

(1)	Weighted by Securitization Value.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.
(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni’s account servicing system.
(4)	Less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) exceed 853 and less than 5% of the lessee FICO® scores (based on the aggregate Securitization Value) fall below 609. Range of FICO® scores represents 90% of the aggregate Securitization Value as of origination.
(5)	Calculated as a percentage of Initial Securitization Value.

A-15

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2017-A
BALANCE, PREPAYMENT AND DELINQUENCIES

			Delinquencies (1)
Collection Period	End-of-Month Securitization Value ($)	Prepayment Speed (3)	Past Due 31-60 Days ($)	Past Due 61- 90 Days ($)	Past Due 91- 120 Days ($)	Past Due 121 Days and Over ($)	Past Due 61+ Days (%) (2)
Mar-17	$786,390,590	0.70%	$2,253,325	$353,613	$0	$0	0.04%
Apr-17	$776,551,170	0.37%	$3,108,875	$479,281	$111,125	$0	0.08%
May-17	$764,482,104	0.64%	$3,337,742	$665,637	$180,545	$0	0.11%
Jun-17	$751,971,144	0.66%	$3,481,982	$724,417	$112,307	$0	0.11%
Jul-17	$739,924,735	0.63%	$4,097,406	$726,431	$300,791	$0	0.14%
Aug-17	$727,245,403	0.71%	$4,527,676	$1,375,604	$241,472	$0	0.22%
Sep-17	$715,329,382	0.65%	$4,533,457	$882,574	$552,788	$0	0.20%
Oct-17	$702,628,332	0.75%	$4,542,365	$852,490	$245,209	$0	0.16%
Nov-17	$690,800,117	0.66%	$4,892,588	$980,431	$222,250	$0	0.17%
Dec-17	$678,381,107	0.73%	$5,616,710	$1,013,868	$248,375	$0	0.19%

(1) World Omni considers a payment to be past due or delinquent when a lessee owes more than $40 of the scheduled monthly payment after the related due date, including leases with bankrupt lessees but excluding defaulted leases. The period of delinquency is based on the number of days that more than $40 of a scheduled monthly payment is contractually past due.

(2) As of end-of-month.

(3) For purposes of this table, prepayment speed has a 0.00% floor.

A-16

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2017-A

CREDIT AND RESIDUAL VALUE LOSSES/(GAINS)

Month	Initial Securitization Value ($)	$ Cum. Net Credit Losses/(Gains) (1)	Cum. Net Credit Losses/(Gains) as % of the Initial Securitization Value	$ Cum. Net Residual Losses/(Gains) (2)	Cum. Net Residual Losses/(Gains) as % of the Initial Securitization Value
Mar-17	$804,811,641	($6,840)	0.00%	($4,802)	0.00%
Apr-17	$804,811,641	$65,668	0.01%	$7,967	0.00%
May-17	$804,811,641	$148,723	0.02%	$54,166	0.01%
Jun-17	$804,811,641	$399,554	0.05%	$245	0.00%
Jul-17	$804,811,641	$297,475	0.04%	$12,128	0.00%
Aug-17	$804,811,641	$417,893	0.05%	$74,705	0.01%
Sep-17	$804,811,641	$306,156	0.04%	$64,808	0.01%
Oct-17	$804,811,641	$649,063	0.08%	$102,790	0.01%
Nov-17	$804,811,641	$344,544	0.04%	$20,377	0.00%
Dec-17	$804,811,641	$200,408	0.02%	$1,391	0.00%

(1) Cumulative Net Credit Losses/(Gains) are equal to the aggregate securitization value of all units charged-off, less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

(2) Cumulative Net Residual Losses/(Gains) are equal to the aggregate securitization value of terminated units (excluding defaulted leases and payoffs), less sale proceeds and recoveries received by the servicer in connection with the sale or other disposition of the related leased vehicle (including amounts received for excess wear and use and excess mileage), net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with such sale or other disposition, including without limitation, all auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses. Recoveries means all monies collected by the servicer on such unit, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection therewith.

A-17

Delinquency Information. The graph below shows delinquency information for World Omni’s prior securitized pools of lease for all transactions issued during the five years preceding the date of this prospectus.

A-18

Prepayment Speed Information. The graph below shows prepayment speed information for World Omni’s prior securitized pools of lease for all transactions issued during the five years preceding the date of this prospectus.

(1) For purposes of this graph, prepayment speed has a 0.00% floor.

A-19

Cumulative Net Credit Loss Information. The graph below shows cumulative net credit loss information for World Omni’s prior securitized pools of lease for all transactions issued during the five years preceding the date of this prospectus.

A-20

Cumulative Net Residual Loss Information. The graph below shows cumulative net residual loss information for World Omni’s prior securitized pools of lease for all transactions issued during the five years preceding the date of this prospectus.

A-21

$800,568,000

World Omni Automobile Lease Securitization Trust 2018-A
Issuing Entity

World Omni Auto Leasing LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset Backed Notes
Series 2018-A

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Dealer prospectus delivery obligation. Until ninety days following the date of this prospectus, all dealers that effect transactions in these Notes, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Joint Bookrunners of the Class A Notes and the Class B Notes

BofA Merrill Lynch	MUFG	Wells Fargo Securities

Co-Manager of the Class A Notes

BB&T Capital Markets	Comerica Securities	Mizuho Securities	Regions Securities LLC	SunTrust Robinson Humphrey

The date of this Prospectus is March ●, 2018.